EXHIBIT (99.9)

FISCAL AGENCY AGREEMENT

CONFORMED VERSION

PROVINCE OF ONTARIO

Medium-Term Notes

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FISCAL AGENCY AGREEMENT
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Dated as of April 12, 2016

PROVINCE OF ONTARIO

FISCAL AGENCY AGREEMENT dated as of April 12, 2016, between the Province of Ontario (the “Province”) and The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, as fiscal agent, transfer agent, registrar, DTC Custodian (as defined below) and principal paying agent (the “Fiscal Agent”, which term shall include its successors as fiscal agent, transfer agent, registrar, DTC Custodian (as defined below) and principal paying agent).

1. Medium-Term Notes: Authorization and Authentication.  The Province may from time to time issue its Medium-Term Notes (the “Notes”) pursuant to this Agreement.  The Notes will constitute one or more separate series of Notes unlimited as to aggregate principal amount; provided, however, that the Fiscal Agent shall not authenticate or deliver more than the aggregate principal amount of Notes from time to time authorized by the Province pursuant to one or more authentication and delivery orders substantially in the form of Exhibit A hereto, except with respect to Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 5, 7, 8, and 9.

2. Appointment of Fiscal Agent; Calculation Agents.  (a)  The Province hereby appoints The Bank of New York Mellon, at present having its principal office at 101 Barclay Street, 7E, New York, New York 10286, in the Borough of Manhattan, The City and State of New York, as fiscal agent, transfer agent, registrar and principal paying agent of the Province for the Notes, upon the terms and conditions set forth herein and The Bank of New York Mellon accepts such appointments.

(b)
The Province may from time to time appoint one or more additional agents (each, a “Calculation Agent”) to make any necessary interest rate calculations in connection with any Floating Rate Notes (as defined below) pursuant to a written calculation agency agreement.  The Province may at any time terminate the appointment of any Calculation Agent.  The Province will keep the Fiscal Agent informed as to the name, address, and telephone and facsimile numbers of each Calculation Agent appointed by it and will notify the Fiscal Agent of the resignation or termination of the appointment of any Calculation Agent.

(c)
    The Province may from time to time appoint one or more additional agents (each, an “Additional Paying Agent” and, together with the Fiscal Agent, in its capacity as principal paying agent of the Province, the “Paying Agents” or individually a “Paying Agent”) for the payment (subject to the applicable laws and regulations) of the principal of and interest and Additional Amounts (as defined in the terms and conditions of the Notes), if any, on the Notes at such place or places as the Province may determine pursuant to a written paying agency agreement (a “Paying Agency Agreement”).  The Province may at any time terminate the appointment of any Paying Agent.  The Province will keep the Fiscal Agent informed as to the name, address, and telephone and facsimile numbers of each Paying Agent appointed by it and will notify the Fiscal Agent of the resignation or termination of the appointment of any Paying Agent.  The Fiscal Agent shall arrange with each Paying Agent for the payment, as provided herein, of the principal of and interest and Additional Amounts, if any, on the Notes on terms approved by the Province (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts).

(d)
    The Province may from time to time appoint one or more additional agents for the processing of applications for registration of transfer or exchange of fully registered Notes in definitive form (each, an “Additional Transfer Agent” and, together with the Fiscal Agent, in its capacity as transfer agent of the Province, the “Transfer Agents” or individually a “Transfer Agent”) pursuant to a written transfer agency agreement (a “Transfer Agency Agreement”).  The Province may at any time terminate the appointment of any Additional Transfer Agent.  The Province will keep the Fiscal Agent informed as to the name, address and telephone and facsimile numbers of each Additional Transfer Agent appointed by it and will notify the Fiscal Agent of the resignation or termination of the appointment of any Additional Transfer Agent.

3.  Safekeeping, Form and Issuance of Notes.  (a)  The Fiscal Agent shall act as custodian (“DTC Custodian”) for any Global Notes (as defined below) and as agent for the issuance and delivery of the Notes provided by the Province to the Fiscal Agent from time to time.  Notes may be issued in the form of registered permanent global notes (each, a “Global Note”) registered in the name of the nominee of The Depository Trust Company (“DTC”) (including any successor thereto, the “Depositary”) or may be issued in definitive registered form (each, a “Definitive Note”) in the circumstances described in Section 14 hereof.  As long as the Depositary or its respective nominee is the registered holder of the Global Notes, it will be considered the sole owner and registered holder of the Notes for all purposes hereunder and under the Global Notes.  None of the Province, the Fiscal Agent or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made by DTC, CDS Clearing and Depository Services Inc., Euroclear Bank S.A./N.V., or Clearstream Banking, société anonyme on account of beneficial interests in the Global Notes.  Except as provided in Section 14 hereof, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Definitive Notes and shall not be considered registered holders thereof under this Agreement.  Each Note that bears interest at a fixed rate (a “Fixed Rate Note”) shall be substantially in the form set forth as Exhibit B hereto and each Note that bears interest at a floating rate (a “Floating Rate Note”) shall be substantially in the form of Exhibit C hereto, in each case with such changes and additions as shall be subsequently approved on behalf of the Province by an Authorized Official.  For the purposes hereof, an “Authorized Official” shall mean:  the Chief Executive Officer, the Executive Director, Capital Markets Division, the  Chief Financial and Risk Officer, Finance and Treasury Division, any Director, Capital Markets Division and any Manager, Capital Markets Division, all of the Ontario Financing Authority, holding office on the date of this Agreement or on any day thereafter whose names and specimen signatures are set forth in a certificate of incumbency of the Province which shall be delivered to the Fiscal Agent upon entering into this Agreement, and which certificate of incumbency may be amended from time to time by written notification to the Fiscal Agent signed by any such Authorized Official.  All terms used but not defined herein have the meanings assigned them in the Notes.

(b)
    All Notes shall be executed on behalf of the Province by the signature, manual or in facsimile, of the Minister of Finance or the manual signature of any one of (i) the Deputy Minister of Finance, or (ii) the Chief Executive Officer, the Executive Director, Capital Markets Division, the Chief Financial and Risk Officer, Finance and Treasury Division or any Director, Capital Markets Division, all of the Ontario Financing Authority, and shall be sealed with the manual or facsimile seal of the Minister of Finance.  In the event that any official of the Province who shall have signed or whose facsimile signature shall appear upon any of the Notes shall cease to hold such office before the Notes so signed shall actually have been authenticated, registered or delivered, such Notes nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed such Notes had not ceased to be such official of the Province.

(c)
    The Fiscal Agent shall comply with all of the procedures set forth in the “Province of Ontario Administrative Procedures for Fixed and Floating Rate Medium-Term Notes” as set forth as Exhibit D hereto (the “Administrative Procedures”) and as such Administrative Procedures may be amended by the Province and the Fiscal Agent from time to time.

4.  Issuance Instructions; Authentication and Delivery of Notes.  (a)  All Note issuance instructions shall be given by an Authorized Official by facsimile transmission, email or other acceptable written means.  Such instructions shall include the information specified in Settlement Procedure A set forth in the Administrative Procedures.  The Province shall deliver to the Fiscal Agent in person, by prepaid first class courier to the attention of the Corporate Trust Department at The Bank of New York Mellon or by facsimile transmission at (212) 815-5366, subject in the case of facsimile transmission to confirmation by telephone, a supplement to the Prospectus Supplement dated April 12, 2016 that sets forth the terms of a particular issue of the Notes (a “Pricing Supplement”) to which its instructions relate.  The Fiscal Agent shall not deliver any Note otherwise than against payment of the net proceeds in immediately available funds, unless the Province’s instructions shall so state.

(b)	As provided in Section 1, the total amount of Notes to be issued shall not exceed the amount authorized to be issued by the Province.
(c)
    All instructions from the Province must be received by the Fiscal Agent in accordance with the Settlement Procedures Timetable set forth in the Administrative Procedures.  The Fiscal Agent shall, if properly and timely advised by the Province, and upon receipt of the applicable Notes duly executed on behalf of the Province, together with a written order or orders from the Province to authenticate and deliver such Notes in a stated aggregate principal amount, authenticate and deliver such Notes and deliver them in accordance with the written order or orders of the Province and in accordance with the Settlement Procedures Timetable set forth in the Administrative Procedures.

5.  Registration, Transfers and Exchanges.  (a)  The Fiscal Agent, as agent of the Province for such purpose, shall at all times keep at its principal office in the Borough of Manhattan, The City and State of New York, a register or registers (hereinafter the “Register” or “Registers”) for the registration and registration of transfers and exchanges of Notes, in which shall be entered the names and addresses of the registered holders of Notes and the principal amount of and other particulars of the Notes held by them, as well as any other information the Fiscal Agent is required by regulation or otherwise to maintain.  Subject to Section 14, upon surrender for registration of transfer of any Note at said office, the Fiscal Agent shall authenticate, register and deliver, in the name of the transferee or transferees, a new Note or Notes of like tenor and for a like aggregate principal amount and otherwise subject to the same terms and conditions as the Note so surrendered.  Subject to Section 14, upon surrender of any Note at said office for exchange, the Fiscal Agent shall authenticate, register and deliver, in exchange for such Note, a new Note or new Notes of like tenor and of the appropriate authorized denomination(s) and for a like aggregate principal amount and otherwise subject to the same terms and conditions as the Note so surrendered in accordance with the provisions of the Notes.  The Province and the Fiscal Agent shall not be required to make any exchange of Notes if, as a result thereof, the Province would incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

(b)
    All new Notes authenticated and delivered by the Fiscal Agent upon registration of transfer or in exchange for Notes of other denominations shall be so dated that neither gain nor loss of interest shall result from such registration of transfer or exchange.

(c)
    All Notes presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in a form satisfactory to the Fiscal Agent, duly executed by the registered holder or its attorney duly authorized in writing and with the signatures thereon duly guaranteed by a commercial bank or trust company having its principal office in The City of New York or by a member of the New York Stock Exchange.

(d)
    The Fiscal Agent and any Additional Transfer Agent shall not impose any service charge on the registered holder for any such registration of transfer or exchange of Notes in the normal course of business; however, the Province may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Notes, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.  The Province shall notify the Fiscal Agent and any Additional Transfer Agent in writing of any such requirement.

(e)
    The Province, the Fiscal Agent and any Additional Paying Agent or Additional Transfer Agent may treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note, and all other purposes whatsoever, whether or not such Note be overdue, and none of the Province, the Fiscal Agent, any Additional Paying Agent or any Additional Transfer Agent shall be affected by any notice to the contrary and any such payment shall be a good and sufficient discharge to the Province, the Fiscal Agent and any Additional Paying Agent or Additional Transfer Agent for the amount so paid.

(f)
    The Fiscal Agent shall not be required to register any transfer or exchange of Notes during the period (i) from the Record Date (as defined in the Notes) to the Interest Payment Date (as defined in the Notes), (ii) from the close of business on the fifteenth day preceding the date of early redemption of the Notes in accordance with Section 8 hereof (the “Redemption Record Date”) to the Redemption Date (as defined herein), except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed, or (iii) from the close of business on the fifteenth day preceding the date of early repayment of the Notes in accordance with Section 9 hereof (the “Repayment Record Date”) to the Repayment Date (as defined herein), except the portion, if any, of such Note not to be so repaid.  For the purposes of any interest payment made in accordance with Section 6(a), (b), (c) or (d) hereof, such payment shall be made to those persons in whose names the Notes are registered on such Record Date, Redemption Record Date or Repayment Record Date.

(g)
    Each Additional Transfer Agent, as agent of the Province for such purpose, shall maintain an office in its jurisdiction at which fully registered Notes in definitive form may be presented for registration of transfer or exchange by the Fiscal Agent in accordance with this Agreement.  Each Additional Transfer Agent shall promptly forward to the Fiscal Agent all such Notes received by it, together with the written instrument or instruments of transfer referred to above.

6.  Payment.  (a)  The Province shall pay to the Fiscal Agent, in same day funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to an account to be specified by the Fiscal Agent, prior to 10:00 a.m. New York City time on the day on which the same shall become due (or, if such due date falls upon a day which is not a Business Day (as defined in the terms and conditions of the Notes), on the date specified in the applicable series of Notes), all amounts to be paid on the Notes for principal, premium, if any, and interest on that date as required by the terms of the Notes, and the Province hereby authorizes and directs the Fiscal Agent, from the funds so paid to it, to make payment of the principal, premium, if any, and interest in respect of the Notes in accordance with their terms and the provisions set forth below.

(b)
    Payment of the principal of, premium, if any, and interest on Notes issued in the form of Global Notes shall be made by the Fiscal Agent to the Depositary or a nominee thereof, in same day funds, in accordance with the procedures agreed to between the Fiscal Agent and the Depositary.

(c)
    Payment of principal in respect of Definitive Notes issued pursuant to Section 14(b) and (c) hereof shall be made by the Fiscal Agent to the registered holders thereof against surrender at the office of the Fiscal Agent in the Borough of Manhattan, The City and State of New York or at the office of any Paying Agent appointed by the Province for such purpose pursuant to this Agreement and any Paying Agency Agreement.  Payment of interest due prior to or at the Stated Maturity Date or on any Redemption Date shall be made by the Fiscal Agent to the registered holders thereof by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of the Definitive Notes, or, at the option of the Province, otherwise transferring funds to the registered holders of the Definitive Notes.  Such cheque shall be (i) dated the due date for payment, (ii) made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders, and (iii) delivered to such holder on such due date for payment.

(d)
    All monies paid to the Fiscal Agent under Sections 6(a), 8(e) or 9(b) of this Agreement shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of Notes to be applied by the Fiscal Agent to payments due on the Notes at the time and in the manner provided for in this Agreement and the Notes, provided that if the Fiscal Agent shall fail to duly make any such payment due on the Notes and, as a result of such failure, the Province otherwise duly makes such payments to the registered holders of Notes, the Fiscal Agent shall thereupon hold such monies paid to it under Sections 6(a), 8(e) or 9(b) in trust for the Province.  Any money deposited with the Fiscal Agent for the payment of the principal, premium, if any, or interest in respect of any Note remaining unclaimed for two years after such principal, premium or interest shall have become due and payable shall be repaid to the Province without interest, and the registered holder of a Note may thereafter look only to the Province for any payment to which such holder may be entitled.

7.  Mutilated, Destroyed, Stolen or Lost Note Certificates.  (a)  If any Note certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the Fiscal Agent who shall promptly transmit such application to the Province.  Such application shall be accompanied by the mutilated or defaced certificate or proof, satisfactory to the Province in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by the Province of an indemnity satisfactory to it and the Fiscal Agent, the Province shall execute a new certificate of like tenor, and upon written instructions from the Province, the Fiscal Agent shall thereupon cancel the mutilated or defaced certificate and adjust the Register to reflect the cancellation, destruction, theft or loss of a certificate, as the case may be, and authenticate, register and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate.  Such replacement certificate shall be so dated that neither gain nor loss in interest will result from such exchange or substitution.  All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate shall be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Note certificate.

(b)
    Whenever any Note alleged to have been lost, stolen or destroyed for which a replacement Note has been issued is presented to the Fiscal Agent for payment at the Stated Maturity Date, on the Redemption Date or for registration of transfer or exchange, the Fiscal Agent shall immediately notify the Province in respect thereof and shall deal with such Note only in accordance with the Province’s instructions.

8.  Redemption.  (a)  Notes which are redeemable before the Stated Maturity Date specified on the face thereof shall be redeemable in accordance with their terms and, except as may be otherwise specified therein, in accordance with this Section 8.

(b)
    The election of the Province to redeem any Notes shall be evidenced by a certificate executed by an Authorized Official and delivered to the Fiscal Agent.  In case of any redemption at the election of the Province of less than all of the Notes of any issue, the Province shall, at least five days prior to the date that notice of such redemption is to be provided to the registered holders of Notes pursuant to subparagraph (d) below, unless a shorter time shall be satisfactory to the Fiscal Agent, notify the Fiscal Agent in writing of the redemption date fixed by the Province (the “Redemption Date”) and of the principal amount of Notes of such issue to be redeemed.

(c)
    If less than all the Notes of the same series are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Fiscal Agent, from the outstanding Notes of such series on such date not previously called for redemption, on a pro rata basis, such that the minimum and integral denominations for such Notes remain satisfied.  The Fiscal Agent shall promptly notify the Province and the registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.  If Original Issue Discount Notes (as defined in the terms and conditions of the Notes) are to be redeemed, the Province shall also specify the Amortized Face Amount (as defined in the terms and conditions of the Notes) of each US$1,000 in principal amount of such Notes.

(d)
    Notice of redemption shall be given in the manner provided in Section 18, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such Notes, to each registered holder of Notes to be redeemed, but failure to give such notice in the manner herein provided to the registered holder of any Note designated for redemption as a whole or in part, or any defect in the notice to any such holder, shall not affect the validity of the proceedings for the redemption of any other such Note or portion thereof.  All notices of redemption shall state:

(i)	the Redemption Date,
(ii)	the Redemption Price (as defined in the terms and conditions of the Notes) and accrued and unpaid interest to the Redemption Date payable as provided in the Notes, if any, and premium, if any,
(iii)
    if less than all the outstanding Notes of any issue are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed,

(iv)
    in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the registered holder will receive, without charge, a new Note or Notes of like tenor and of authorized denominations for the principal amount thereof remaining unredeemed,

(v)
    that on the Redemption Date, the Redemption Price, accrued and unpaid interest to the Redemption Date payable as provided in the Notes, if any, and premium, if any, will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(vi)	the place or places of payment where such Notes are to be surrendered for redemption of the Redemption Price and accrued interest, if any; and
(vii)	the CUSIP number of such Note, if any.
Notice of redemption shall be given by the Fiscal Agent upon the written request of the Province and at the expense of the Province.

(e)
    Prior to 10:00 a.m. (New York City time) on any Redemption Date, the Province shall deposit with the Fiscal Agent an amount of money in U.S. dollars sufficient to pay on the Redemption Date the Redemption Price of, and accrued and unpaid interest and premium, if any, on all the Notes or portions thereof which are to be redeemed on that date.

(f)
    Notice of redemption having been given as aforesaid, the Note or portion thereof, as the case may be, so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Province shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall if the same were interest-bearing, cease to bear interest (except in respect of any portion thereof not to be redeemed).  Upon surrender of any Note for redemption in accordance with said notice, such Note or portion thereof, as the case may be, shall be paid by the Province at the Redemption Price, together with accrued and unpaid interest and premium, if any, to the Redemption Date.

(g)
    Any Note which is to be redeemed only in part (pursuant to the provisions of this Section) shall be surrendered at a place for payment with due endorsement by, or a written instrument of transfer in form satisfactory to the Province and the Fiscal Agent duly executed by, the registered holder thereof or its attorney duly authorized in writing and the Province shall execute and the Fiscal Agent shall authenticate and deliver to the registered holder of such Note without service charge a new Note or Notes of like tenor, of any authorized denomination requested by such registered holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

9.  Repayment at the Option of the Holder.  (a)  Notes which are repayable before the Stated Maturity Date specified on the face thereof at the option of the registered holders thereof shall be repaid in accordance with the terms of such Notes and, except as may be otherwise specified therein, in accordance with this Section 9.

(b)
    Notes subject to repayment in whole or in part at the option of the registered holders thereof shall be repayable in whole or in part, as the case may be, at the Repayment Price (as defined in the terms and conditions of the Notes) and accrued and unpaid interest to the Repayment Date payable as provided in the Notes, if any.  Prior to 10:00 a.m. (New York City time) on the Repayment Date, the Province shall deposit with the Fiscal Agent an amount of money in U.S. dollars sufficient to pay the Repayment Price of, and accrued and unpaid interest on, of all the Notes or portions thereof, as the case may be, to be repaid on such date.  If Original Issue Discount Notes are to be repaid, the Province shall also specify the Amortized Face Amount of each US$1,000 in principal amount of such Notes.

(c)
    Notes subject to repayment at the option of the registered holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Notes.  To be repaid at the option of the registered holder, any Note so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Note duly completed by the registered holder (or by the registered holder’s attorney duly authorized in writing), must be received by the Fiscal Agent, unless another place is specified as the place of payment therefor in the terms of such Notes (or at such other place or places of which the Province shall from time to time notify the registered holders of such Notes) not earlier than 60 days nor later than 30 days prior to the Repayment Date.  If less than the entire principal amount of such Note is to be repaid in accordance with the terms of such Note, the principal amount of such Note to be repaid, in increments of the minimum denomination for such Notes, and the denomination or denominations of the Note or Notes to be issued to the registered holder for the portion or principal amount of such Note surrendered that is not to be repaid, must be specified.  The principal amount of any Note providing for repayment at the option of the registered holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Note would be less than the minimum denomination therefor.  Except as otherwise may be provided by the terms of any Note providing for repayment at the option of the registered holder thereof, exercise of the repayment option by the registered holder shall be irrevocable unless waived by the Province.

(d)
    If Notes providing for repayment at the option of the registered holders thereof shall have been surrendered as provided in this Section and as provided by or pursuant to the terms of such Notes, such Notes or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Province on the Repayment Date therein specified, and on and after such Repayment Date (unless the Province shall default in the payment of such Notes on such Repayment Date) such Notes shall, if the same were interest-bearing, cease to bear interest (except in respect of any portion thereof not to be repaid). Upon surrender of any such Note for repayment in accordance with such provisions, the Repayment Price of such Note or portion thereof, as the case may be, so to be repaid shall be paid by the Province.

(e)
    Upon surrender of any Note which is to be repaid in part only, the Province shall execute and the Fiscal Agent shall authenticate and deliver to the registered holder of such Note, without service charge and at the expense of the Province, a new Note or Notes of like tenor, of any authorized denomination specified by the registered holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Note so surrendered which is not to be repaid.

(f)
    While Global Notes are held by or on behalf of the Depositary and registered in the name of the Depositary or its nominee, only the Depositary or its nominee may exercise the option for repayment on behalf of the owners of a beneficial interest in the Global Note or Global Notes by delivering the related Global Note or Global Notes and the “Option to Elect Repayment” form on the reverse of such Global Notes to the Fiscal Agent, not more than 60 days nor less than 30 days prior to the Repayment Date.

10.  Cancellation and Destruction.  (a)  All Notes which are paid at maturity or upon early redemption or repayment in full, or surrendered for registration of transfer or exchange for other certificates, including for redemption or repayment in part, or for replacement, shall be cancelled by the Fiscal Agent who shall register such cancellation.  The Fiscal Agent shall, as soon as practicable after the earliest of the date of cancellation of Notes under this section or Section 7(a) or the date that the Register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Section 7(a) hereof, furnish the Province with a certificate or certificates stating the serial numbers and total number of Notes that have been cancelled.  The Fiscal Agent shall destroy all cancelled Notes in accordance with the instructions of the Province and shall furnish to the Province, on a timely basis, certificates of destruction stating the serial numbers, dollar value and total number of all Notes destroyed hereunder.

(b)
    The Province may, if not in default under the Notes, at any time, purchase Notes in the open market, or by tender or by private contract at any price, in accordance with applicable law and may cause, in writing, the Registrar to cancel any Notes so purchased.

(c)
    If the Province elects to cancel any Notes purchased by it when such Notes have been issued in the form of a Global Note, it may require, in writing, the Fiscal Agent to register such cancellation and to reduce the outstanding aggregate principal amount of such Global Note in accordance with the regular procedures of the Depositary in effect at such time.

11.  (a)  Limit on Liability.  In acting under this Agreement, the Fiscal Agent, is acting solely as an agent of the Province and does not assume any obligation or relationship of agency or trust for or with any of the registered holders of the Notes, except that all funds held by the Fiscal Agent for payment of principal, premium, if any, or interest shall be held in trust for the registered holders of the Notes as provided in this Agreement.

(b)
    Rights and Liabilities of Fiscal Agent.  The Fiscal Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Note, certificate, affidavit, instruction, notice, request, direction, opinion, order, statement or other paper, document or communications reasonably believed by it to be genuine.  Any order, certificate, affidavit, instruction, notice, request, direction, statement, opinion or other communication from the Province made or given by it and sent, delivered or directed to the Fiscal Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any Authorized Official.  The Fiscal Agent may act in reliance upon any instrument, purporting to comply with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(c)
    Entitled to Rely. The Fiscal Agent may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion, certificate or statement of legal counsel, financial advisors, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Province in compliance with the provisions of this Agreement without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.

(d)
    Right of Agent to Own Notes.  The Fiscal Agent, and its officers, directors and employees, may become the holder of, or acquire any interest in, any Notes, with the same rights that it or they would have if it were not the Fiscal Agent hereunder, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with the Province and may act on, or as depositary, trustee or agent for, any committee or body of registered holders of Notes or other obligations of the Province as freely as if it were not the Fiscal Agent hereunder or they were not such officers, directors or employees.

(e)
    Force Majeure.  Neither the Fiscal Agent, any Paying Agent or Additional Transfer Agent nor the Province shall be liable for any loss or damage resulting from the failure to perform its obligations under this Agreement or any term or condition herein if such failure is due to any cause beyond the reasonable control of the party relying on such cause, for so long as such cause may continue to cause such failure, including, without limitation, war, acts of terrorism, civil commotion, military disturbances, acts of God, fire, nuclear or natural catastrophes, third party labour disturbances, loss or malfunction of utilities, communications or electronic (software or hardware) services or any similar cause beyond the reasonable control of such party.  Each party shall use commercially reasonable efforts to give notice to the other party as soon as reasonably possible of the occurrence of an event of force majeure as described under this provision and a summary of the action to be taken by it as a result of such event; provided, however, that such notice or failure to give such notice shall not in any way suspend or otherwise affect the operation of this provision.

Notwithstanding the foregoing,

(i)
the Province shall use commercially reasonable efforts to maintain contingency plans in place to either mitigate or negate the effects of any such event and the Fiscal Agent, any Paying Agent and any Additional Transfer Agent shall use reasonable commercial efforts which are consistent with accepted practices in the banking industry to resume performance as soon as possible under the circumstances; and

(ii)	each party shall at all times use commercially reasonable efforts to fully perform its obligations hereunder.
(f)
    WAIVER OF JURY TRIAL.  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.  EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT.

(g)
    Disclaimer of Liability for Consequential or Punitive Damages.  Neither the Fiscal Agent, any Paying Agent or any Additional Transfer Agent nor the Province shall be liable for any indirect, punitive, consequential or exemplary damages (including but not limited to loss of profits) regardless of the cause of action.

12.  Fees, Expenses and Indemnity.  (a)  In connection with the Fiscal Agent’s appointment and duties as Fiscal Agent, the Province shall pay the Fiscal Agent compensation in an amount separately agreed upon by the Province and the Fiscal Agent.  The Province shall indemnify and hold harmless the Fiscal Agent against all claims, actions, demands, damages, costs, losses or liability which may be incurred by the Fiscal Agent by reason of, or in connection with, the Fiscal Agent’s appointment and duties as such, except as such result from any negligent act or omission, bad faith or willful misconduct of the Fiscal Agent or its directors, officers, employees or agents.  In addition, the Province shall (i) indemnify and hold harmless the DTC Custodian on the same basis as aforesaid in respect of its duties as custodian for DTC less any amounts received by the DTC Custodian from DTC in connection with any applicable indemnity provided by DTC to the DTC Custodian but only to the extent the DTC Custodian is not otherwise entitled to be indemnified or held harmless by DTC, and (ii) shall upon presentation of substantiating documentation satisfactory to the Province acting reasonably, reimburse the Fiscal Agent for reasonable expenses and disbursements incurred by it in connection with their services.  The obligation of the Province under this paragraph shall survive payment of the Notes, termination of this Agreement and resignation or removal of the Fiscal Agent.

(b)
    The Fiscal Agent agrees to indemnify and hold harmless the Province against all claims, actions, demands, damages, costs, losses and liabilities arising out of or relating to any negligent act or omission, bad faith or willful misconduct of the Fiscal Agent or its directors, officers, employees or agents.  The obligations of the Fiscal Agent under this paragraph shall survive payment of the Notes, termination of this Agreement and resignation or removal of the Fiscal Agent.

(c)
    Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity.  An indemnifying party may participate at its own expense in the defense of such action.  If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action with legal advisors chosen by it and approved by the indemnified party defendant in such action, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party, but an indemnifying party may not settle any action commenced against an indemnified party without the written consent of the indemnified party.  In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party shall not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim or action).  If an indemnifying party assumes the defense of any such action, the indemnifying party shall not be liable for any fees or expenses of the legal advisors of the indemnified party incurred thereafter in connection with such action.  In no event shall the indemnifying party be liable for the fees and expenses of more than one legal advisor for the indemnified party in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

13.  (a)  Successor Fiscal Agent.  The Province agrees that there shall at all times be a Fiscal Agent hereunder and that the Fiscal Agent shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having a place of business in the Borough of Manhattan, The City and State of New York, and authorized under such laws to exercise corporate trust powers, provided, the Province may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.

The Fiscal Agent shall not transfer or assign this Agreement or any interest or obligation herein without the Province’s prior written consent.  Any corporation into which the Fiscal Agent hereunder may be amalgamated, merged or converted, or any corporation with which the Fiscal Agent may be consolidated, or any corporation resulting from any amalgamation, merger, conversion or consolidation to which the Fiscal Agent shall sell or otherwise transfer all or substantially all of the corporate trust business of the Fiscal Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but subject to prior notice to and the prior written approval of the Province.

(b)
    Resignation.  The Fiscal Agent may at any time resign by giving written notice to the Province of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 90 days after the date on which such notice is given unless the Province shall agree to a shorter period); provided that no such resignation shall become effective less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of any Notes.  The Province may remove the Fiscal Agent at any time by giving written notice to the Fiscal Agent specifying the date on which such removal shall become effective, which notice shall be given at least 90 days prior to such date unless the Fiscal Agent shall agree to a shorter period.  Such resignation or removal shall only take effect upon the appointment by the Province of a successor Fiscal Agent and upon the acceptance of such appointment by such successor Fiscal Agent.  If the Province fails to appoint a successor Fiscal Agent 30 days prior to the date such resignation or removal becomes effective, as the case may be, the Fiscal Agent may apply to a court of competent jurisdiction to seek the appointment of a successor Fiscal Agent.  Any Additional Paying Agent or Additional Transfer Agent may resign or may be removed at any time upon like notice, and the Province in any such case may appoint in substitution therefor a new Additional Paying Agent or Additional Paying Agents or Additional Transfer Agent or Additional Transfer Agents.

(c)
    Bankruptcy or Insolvency of Fiscal Agent.  The appointment of the Fiscal Agent hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Fiscal Agent becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Fiscal Agent, or if a liquidator or receiver of the Fiscal Agent of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Fiscal Agent or its property or affairs for the purposes of rehabilitation, conservation or liquidation.

(d)
    Appointment of Successor.  Prior to the effective date of any such resignation or removal of the Fiscal Agent, or if the Fiscal Agent shall become unable to act as such or shall cease to be qualified as aforesaid, the Province shall appoint a successor Fiscal Agent, qualified as aforesaid.  Upon the appointment of a successor Fiscal Agent and its acceptance of such appointment, the retiring Fiscal Agent shall, at the direction of the Province and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as Fiscal Agent and shall thereupon cease to act hereunder.

(e)
    Payment of Certain Fiscal Agent’s Fees Upon Termination.  If the Fiscal Agent resigns pursuant to Section 13(b) of this Agreement or ceases to act as the Province’s fiscal agent in respect of the Notes pursuant to Section 13(c) of this Agreement, the Fiscal Agent shall only be entitled to annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which the Fiscal Agent has acted as fiscal agent hereunder.  In the event that the Fiscal Agent ceases to act as the Province’s fiscal agent in respect of the Notes for any other reason, the Fiscal Agent shall be entitled to receive the full amount of the annual fees payable to it in respect of the Notes pursuant to Section 12 of this Agreement.

14.  Special Provisions Relating to Global Notes.  (a)  Unless any Global Notes are presented by an authorized representative of the Depositary to the Province or the Fiscal Agent or their respective agents for registration of transfer, exchange or payment, and any replacement Global Note issued is registered in the name of a nominee of the Depositary as requested by such authorized representative and any payment is made to such nominee of the Depositary, any transfer, pledge or other use of the Global Notes for value or otherwise shall be wrongful since the registered holders thereof have an interest therein.

(b)
    Except as provided in this Section 14, Notes shall not be issued in definitive registered form.  If at any time the Depositary notifies the Province that it is unwilling or unable to continue as such for the Global Notes or if at any time it ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, or otherwise ceases to be eligible to be a depositary, the Province shall appoint a successor Depositary with respect to the Global Notes.  If a successor Depositary for the Global Notes is not appointed by the Province within a reasonable period after the Province receives such notice or becomes aware of such ineligibility, the Province shall execute and seal Notes in definitive registered form, and the Fiscal Agent, upon receipt thereof, shall authenticate and deliver such Notes in definitive registered form without coupons, in denominations determined by the Province and of US$2,000 and integral multiples of US$1,000 for amounts in excess of US$2,000 (or such other minimum denominations as specified in the applicable Pricing Supplement), in an aggregate principal amount equal to the aggregate principal amount of the Global Notes as of the exchange date.

(c)
    The Province may at any time and in its sole discretion determine not to have any of the Notes held in the form of the Global Notes.  In such event the Province shall execute and seal Notes in definitive registered form, and the Fiscal Agent, upon receipt thereof, shall authenticate and deliver such Notes in definitive registered form without coupons, in denominations determined by the Province and of US$2,000 and integral multiples of US$1,000 for amounts in excess of US$2,000 (or such other minimum denominations as specified in the applicable Pricing Supplement), in an aggregate principal amount equal to the aggregate principal amount of the Global Notes as of the exchange date.

(d)
    Upon the exchange of any Global Notes for Notes in definitive registered form, the Fiscal Agent shall cancel such Global Notes and shall reduce the holdings of the nominee of the Depositary on the Register to nil.  Notes in definitive registered form issued in exchange for the Global Notes pursuant to this section shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Fiscal Agent or the Province.  The Fiscal Agent shall deliver Notes in definitive registered form to or as directed by the persons in whose names such definitive registered Notes are so registered and, to the extent reasonably practicable in the circumstances, shall direct all payments to be made in respect of such Notes in definitive registered form to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the Record Date for such payment.

(e)
    All Notes in definitive registered form issued upon the exchange of any Global Notes shall be valid obligations of the Province, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to a Global Note) as the Global Notes surrendered upon such exchange.

15.  Confidentiality.  The Fiscal Agent hereby agrees that during the term of its appointment, and each of its directors, officers, employees and agents shall not:

(a)
    divulge or permit access to any information of a character confidential to the Province or any other person communicated to or produced or acquired by the Fiscal Agent in connection with this Fiscal Agency Agreement or the Notes (“Confidential Information”); or

(b)	use any Confidential Information for any purpose other than purposes which are directly related to the performance of the Fiscal Agent’s obligations under this Fiscal Agency Agreement or the Notes;
and the Fiscal Agent shall take all reasonable steps to ensure that any such Confidential Information communicated to or produced or acquired by it is not disclosed to or used by others, in whole or in part, without the prior written permission of the Province. This prohibition does not apply to disclosures by the Fiscal Agent to:

(c)
    any director, officer, employee or servant of the Fiscal Agent who is involved in providing the services to be provided by the Fiscal Agent under this Fiscal Agency Agreement or the Notes and who needs to evaluate or to use the Confidential Information in connection with providing such services; or

(d)
    any agent of the Fiscal Agent or any other third party provided such disclosures are necessary for the Fiscal Agent's performance of its obligations under this Fiscal Agency Agreement or the Notes or if they are required by law or by the order of a court or other governmental authority of competent jurisdiction, or if such disclosures are reasonably necessary for the Fiscal Agent to sue or defend itself in any proceedings to which it is a party in its capacity as Fiscal Agent hereunder.

With respect to all disclosures referred to in clauses (c) and (d) above, the Fiscal Agent shall take all reasonable steps, by agreement or otherwise, to obligate such directors, officers, employees, agents and third parties to keep such Confidential Information confidential and to not make any unauthorized use thereof on the same terms as set out above.  For the purposes of this section, “information of a character confidential to the Province or any other person” means information that is not generally available to the public and includes, without limitation, information that would be “personal information” as defined in the Freedom of Information and Protection of Privacy Act (Ontario) if it were in the custody or control of the Province for the purposes of that Act.  The obligations of the Fiscal Agent and its officers, employees and agents under this Section 15 shall survive the resignation by or termination of the appointment of the Fiscal Agent.

16.  Meetings of Holders of Notes.  In this Section 16 all references to “Notes” and “registered holders of Notes” shall be to the Notes or to the Notes of the relevant series, as the case may be, and the registered holders of the Notes or of the Notes of such series, as the case may be.

(a)  The Fiscal Agent shall convene a meeting of the registered holders of the Notes, or registered holders of any series of Notes, for any lawful purpose affecting their interests upon receipt of a written request of the Province or a written request signed in one or more counterparts by the registered holders of not less than 10% of the principal amount of the Notes, or such series of Notes, then outstanding and upon being indemnified as to its reasonable satisfaction by the Province or the registered holders of Notes signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting.  If the Fiscal Agent fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, the Province or such registered holders of Notes, as the case may be, may convene such meeting.  Every such meeting shall be held in Toronto, Canada or such other place as may be approved or determined by the Province.

(b) At least 21 days’ notice of any meeting shall be given to the registered holders of the Notes in the manner provided pursuant to the terms and conditions of the Notes and a copy thereof shall be sent by prepaid courier to the Fiscal Agent unless the meeting has been called by the Fiscal Agent, and to the Province, unless the meeting has been called by the Province.  Such notice shall state the time, place and purpose of the meeting and the general nature of the business to be transacted at the meeting, and shall include a statement to the effect that, prior to 48 hours before the time fixed for the meeting, (i) in the case of Notes issued in the form of Global Notes, those persons recorded in the Register, or (ii) in the limited circumstances in which Notes in definitive registered form have been issued, those registered holders of Notes who deposit their Notes with the Fiscal Agent or any other person authorized for such purpose by the Fiscal Agent or the Province, shall be entitled to obtain voting certificates for appointing proxies (subject to such procedures and requirements as the Province and the Fiscal Agent may prescribe), but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

(c) A registered holder of Notes may appoint any person by instrument in writing as the holder’s proxy in respect of a meeting of the registered holders of Notes or any adjournment of such meeting, and such proxy shall have all rights of the registered holder of Notes in respect of such meeting.  All written notices to the Depositary of meetings shall contain a requirement that the registered holders of Notes must notify clearing system participants and, if known, beneficial owners of Notes of the meeting in accordance with procedures established from time to time by such clearing systems.  The registered holders of Notes shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of Notes.

(d) A person, who need not be a registered holder of Notes, will be nominated in writing by the Fiscal Agent as chairperson of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the registered holders of the Notes present in person or by proxy shall choose some person present to be chairperson, and failing such choice, the Province may appoint a chairperson.

(e) At a meeting of registered holders of Notes, or registered holders of any series of Notes, as the case may be, a quorum shall consist of one or more registered holders of Notes, or registered holders of Notes of such series, as the case may be, present in person or by proxy who represent at least a majority in principal amount of the Notes, or the Notes of such series, as the case may be, at the time outstanding.  If a quorum of the registered holders of Notes, or registered holders of Notes of such series, as the case may be, shall not be present within one‑half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of registered holders of Notes, or registered holders of Notes of such series, as the case may be, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a business day in the place where the meeting is to take place in which case it shall stand adjourned until the next such business day following thereafter) at the same time and place unless the chairperson appoints some other place in Toronto, Ontario, or some other day or time of which not less than seven (7) days’ notice shall be given in the manner provided above.  At the adjourned meeting one or more registered holders of Notes, or registered holders of Notes of such series, as the case may be, present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in principal amount of the Notes, or the Notes of such series, as the case may be, then outstanding.

(f) The chairperson of any meeting at which a quorum of the registered holders of Notes is present may, with the consent of the registered holder(s) of a majority of principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

(g) Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as defined below) and in the first place by the votes given on a show of hands.  At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact.  On any question submitted to a meeting when ordered by the chairperson or demanded by a show of hands by one or more registered holders of Notes acting in person or by proxy and holding at least 2% in principal amount of the Notes then outstanding, a poll shall be taken in such manner as the chairperson shall direct.

(h) On a poll, each registered holder of Notes present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each US$2,000 (or such other minimum denomination specified in the applicable Pricing Supplement) principal amount of Notes of which the person shall then be the registered holder (calculated on a pro rata basis for registered holders who hold Notes in integral multiples of US$1,000 in excess of US$2,000).  A proxy need not be a registered holder of Notes.  In the case of Notes held jointly, any one of the joint registered holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only one of them may vote in respect of each US$2,000 (or such other minimum denomination specified in the applicable Pricing Supplement) principal amount of Notes (or such greater amount of Notes that is not an integral multiple of US$2,000) of which they are joint registered holders.

(i) The Province and the Fiscal Agent, by their authorized representatives, officers and directors, and the financial and legal advisors of the Province and the Fiscal Agent may attend any meeting of the registered holders of Notes, but shall have no vote as such.

(j) Except as set forth in Section 21 hereof, the registered holders of the Notes may consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to this Agreement and the Notes.  An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Notes, whether present or not; however, no such modification or amendment to this Agreement or the Notes shall, without the consent of the registered holder of each such Note affected thereby; (a) change the Maturity Date of any Note or change any Interest Payment Date; (b) reduce the principal amount thereof or the rate of interest payable thereon; (c) change the coin or currency of payment of any Note; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to such Note; (e) permit early redemption of such Notes or, if early redemption is already permitted, set a Redemption Date earlier than the date previously specified or reduce the Redemption Price; or (f) reduce the percentage of principal amount of Notes necessary for the taking of any action, including modification or amendment of this Agreement or the terms and conditions of the Notes, or reduce the quorum required at any meeting of registered holders of Notes.

The term “Extraordinary Resolution” is defined as a resolution passed at a meeting of registered holders of Notes, or a meeting of registered holders of Notes of any series, as the case may be, held in accordance with the provisions of this Agreement and the Notes by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the Notes, or the Notes of such series, as the case may be, represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the outstanding Notes, or the outstanding Notes of such series, as the case may be.

(k) Minutes of all resolutions and proceedings at every meeting of registered holders of Notes held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Fiscal Agent at the expense of the Province and any such minutes, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings taken, or by the chairperson of the next succeeding meeting of the registered holders of Notes, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

(l) Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of registered holders of Notes, or a meeting of registered holders of Notes of any series, as the case may be, shall be binding upon all such registered holders of Notes, whether present at or absent from such meeting, and every instrument in writing signed by registered holders of Notes, or registered holders of Notes of any series, as the case may be, in accordance with paragraph (j) of this Section 14 shall be binding upon all such registered holders of Notes (whether or not a signatory).  Subject to the provisions for its indemnity herein contained, the Fiscal Agent shall be bound to give effect accordingly to every such Extraordinary Resolution.

(m) The Fiscal Agent, or the Province with the approval of the Fiscal Agent, may from time to time make, and from time to time vary, such regulations as it shall from time to time deem fit:

(a)
    for the deposit of instruments appointing proxies at such place as the Fiscal Agent, the Province or the registered holders of Notes convening a meeting, as the case may be, may in the notice convening such meeting direct; and

(b)
    for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to the Province or to the Fiscal Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted.  Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders of Notes shall be the registered holders thereof or their duly appointed proxies.

17. Further Issues.  The Province may from time to time, without notice to or the consent of the registered holders of the relevant series of Notes, create and issue further notes ranking pari passu with the relevant series of Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further notes shall be consolidated and form a single series with the relevant series of Notes and shall have the same terms as to status, redemption or otherwise as the relevant series of Notes.  Any further notes may be issued with the benefit of an agreement supplemental to this Agreement.

18. Appointment of Agents and Advisors. The Fiscal Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, financial advisors, accountants or other experts or advisors selected by it in good faith as it may reasonably require.

19. Reports.  The Fiscal Agent shall furnish to the Province such reports as may be reasonably required by the Province relative to the Fiscal Agent’s performance under this Agreement.  The Province may, during regular business hours and whenever it deems it necessary, inspect books and records maintained by the Fiscal Agent pursuant to this Agreement, if any.

20. Forwarding of Notice.  If the Fiscal Agent shall receive any notice or demand addressed to the Province pursuant to the provisions of the Notes, the Fiscal Agent shall promptly forward such notice or demand to the Province.

21. Amendments.  This Agreement and the Notes may be amended or supplemented by the parties hereto, without notice to or the consent of the registered holder of any Note, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in the Notes or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the parties hereto, shall not adversely affect the interests of the beneficial owners of the Notes.

22. Notices.  (a)  Any communications from the Province to the Fiscal Agent with respect to this Agreement shall be in writing and addressed to The Bank of New York Mellon, 101 Barclay Street, 7E, New York, New York 10286, Attention:  Corporate Trust Department, Fax No. (212) 815-5366 and any communications from the Fiscal Agent to the Province with respect to this Agreement shall be in writing and addressed to the Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario M5G 1Z3, Attention: Director, Capital Markets Operations, Capital Markets Division, Fax No. (416) 860‑8346 (or such other address as shall be specified in writing by the Fiscal Agent or by the Province, as the case may be) and shall be delivered in person or sent by first class prepaid courier or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing addresses.  Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by overnight air courier with next day delivery, the next business day after timely delivery to the courier and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

(b) All notices to the registered holders of Notes shall be published in English in The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada.  If at any time publication in any such newspaper is not practicable, notices shall be valid if published in an English language newspaper with general circulation in the respective market regions as the Province, with the written approval of the Fiscal Agent, shall determine.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.  Written notice shall also be given to DTC, provided at the time of such notice the Notes are represented by Global Notes.

23. Governing Law and Counterparts.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Headings.  The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

25. Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

PROVINCE OF ONTARIO

By:        /s/  Opallycia A. Kandelas
       Name:  Opallycia A. Kandelas
       Title:    Director, Capital Markets Operations
        Capital Markets Division
                    Ontario Financing Authority

THE BANK OF NEW YORK MELLON
as Fiscal Agent

By:      /s/     Catherine F. Donohue
        Name:  Catherine F. Donohue
                     Vice President

EXHIBIT A
PROVINCE OF ONTARIO

Medium-Term Notes
Form of Authentication and Delivery Order
[DATE]
The Bank of New York Mellon
101 Barclay Street, 7E
New York, N.Y. 10286
Attention:  Corporate Trust Department

Re: Province of Ontario Issue of US$[aggregate principal amount] [title of Notes] due [●]

Ladies and Gentlemen:

Pursuant to Section 1 of the Fiscal Agency Agreement dated as of April 12, 2016 (the “Fiscal Agency Agreement”), between the Province of Ontario (the “Province”) and you, as fiscal agent, the Province hereby delivers to you Global Notes representing the Province’s US$[aggregate principal amount] [title of Medium-Term Notes] due [●] (the “Global Notes”).  A copy of the related Pricing Supplement is included herewith.

You are hereby requested to authenticate the Global Notes in the manner provided by the Fiscal Agency Agreement and the Province of Ontario Administrative Procedures for Fixed and Floating Rate Medium-Term Notes dated as of April 12, 2016, to enter into the register maintained by you in relation to the Province’s Medium-Term Notes the principal amount of the Notes in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), and thereafter to deliver the Global Notes, against payment of the net proceeds for such Global Notes in the amount of US$[●], to The Bank of New York Mellon, as custodian for DTC.

Very truly yours,

Province of Ontario

By: _______________________
   [●]

EXHIBIT B
[FORM OF FIXED RATE GLOBAL MEDIUM-TERM NOTE]

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depositary”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED No. [_____________]	CUSIP No. [ ]	PRINCIPAL AMOUNT US$[ ]
ISIN No. [ ]

PROVINCE OF ONTARIO
GLOBAL MEDIUM-TERM NOTE
(Fixed Rate)

ISSUE DATE:	INTEREST RATE:	STATED MATURITY DATE:
RECORD DATE(S):	INTEREST PAYMENT DATES:	MINIMUM DENOMINATIONS: US$2,000 and increments of US$1,000 in excess thereof

REDEMPTION DATE(S):	INITIAL REDEMPTION PERCENTAGE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:
OPTIONAL REPAYMENT DATE(S):
ORIGINAL ISSUE DISCOUNT: [ ] YES [ ] NO Issue Price: Total Amount of OID: Yield to Maturity: Initial Accrual Period OID:		.
ADDENDUM ATTACHED: [ ] YES [ ] NO
OTHER PROVISIONS:

The Province of Ontario (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount specified above, and premium, if any, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Interest Rate specified above (the “Interest Rate”) from the Issue Date specified above (the “Issue Date”), together with Additional Amounts (as defined below), if any, until the principal hereof is paid or duly made available for payment.  Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

Except as provided herein, the Province shall pay interest on each Interest Payment Date specified above (each, an “Interest Payment Date”), commencing with the first Interest Payment Date next succeeding the Issue Date, and on the Stated Maturity Date or any prior date on which the Principal Amount of this Global Note (as defined on the reverse hereof) or any part thereof becomes due and payable, whether by the call for redemption at the option of the Province, repayment at the option of the registered holder or otherwise (each such date, a “Maturity Date”); provided, however, that if the Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments shall commence on the Interest Payment Date following the next succeeding Record Date to the Holder (as defined below) on such next succeeding Record Date.  Unless otherwise specified above, the “Record Date” with respect to any Interest Payment Date shall be the date 15 calendar days, whether or not a Business Day (as defined on the reverse hereof), immediately preceding such Interest Payment Date.  Interest on this Global Note shall accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, in the case of the first interest payment after issuance, from, and including, the Issue Date to, but excluding, the next succeeding Interest Payment Date or, in respect of any part of the Principal Amount due on a Maturity Date, on such Maturity Date, as the case may be, except that the interest payment on a Maturity Date shall include interest accrued to but excluding such date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Fiscal Agency Agreement (as defined on the reverse hereof), be paid to the person in whose name this Global Note (or one or more predecessor Global Notes) is registered (the “Holder”) in the Register (as defined on the reverse hereof) at the close of business on the Record Date for such Interest Payment Date, or in accordance with the instructions of the Depositary as provided on the reverse hereof.

Any overdue principal or interest on this Global Note shall bear interest at the rate per annum equal to the Interest Rate (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein.  Any such interest not so punctually paid or duly provided for shall be paid to the person in whose name this Global Note (or one or more predecessor Global Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Fiscal Agent, notice whereof shall be given to the Holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner.

Payment of the principal of and premium, if any, and interest on this Global Note shall be made in accordance with the customary procedures established from time to time by the Depositary and the Fiscal Agent.  If Notes in definitive registered form are issued in exchange for this Global Note, payment of the principal of such Notes shall be made upon presentation and surrender of such Notes at the office of the Fiscal Agent maintained for that purpose in the Borough of Manhattan, The City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement and any Paying Agency Agreement.  Payment of interest due prior to or at Maturity or on any Redemption Date shall be made by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of the Notes, or, at the option of the Province, otherwise transferring funds to the registered holders of the Notes.

As more fully provided on the reverse hereof, payment of the principal of and premium, if any, and interest on this Global Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts.

Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Fiscal Agent by manual signature, this Global Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Note to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED:                                                                     PROVINCE OF ONTARIO

By:	___________________________________ Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE

FISCAL AGENT’S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred to in the
within-mentioned Fiscal Agency Agreement.

___________________________________________
as Fiscal Agent

By:  ______________________________
                        Authorized Signatory

[REVERSE OF NOTE]

PROVINCE OF ONTARIO
GLOBAL MEDIUM‑TERM NOTE
(Fixed Rate)

This is a fully registered Global Note (a “Global Note”) in respect of a duly authorized series of Notes (the “Notes”) of the Province issued and to be issued under a Fiscal Agency Agreement dated as of April 12, 2016 (herein called the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar and principal paying agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent, transfer agent, registrar and principal paying agent under the Fiscal Agency Agreement).  In no event shall this Global Note exceed the equivalent of an aggregate principal amount of US$500,000,000.  This Global Note and all the rights of the Holder hereof are expressly subject to the Fiscal Agency Agreement, to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.  This Global Note and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the Holder by acceptance hereof assents to and is deemed to have notice of.  Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.  This Global Note is one of the series of Notes, unlimited as to aggregate principal amount, of the Province known as its Medium‑Term Notes, the terms of which may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment and otherwise.

This Global Note is issued under the authority of an Order or Orders of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended.  This Global Note shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Payment of the principal of, premium, if any, and interest on this Global Note is a charge on and payable out of the Consolidated Revenue Fund of Ontario.  This Global Note is a direct unsecured obligation of the Province and as among the other Notes, ranks pari passu and is payable without any preference or priority.  This Global Note ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

All determinations made by the Province or its agents shall be at the Province’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Global Note.

If one or more Redemption Date (or ranges of such dates) is specified on the face hereof, this Global Note is subject to redemption upon not less than 30 days’ and not more than 60 days’ prior notice by mail, on any such date (or during any such range) as a whole, or from time to time in part, in increments of US$1,000 (provided that any remaining Principal Amount hereof shall be at least US$2,000), at the election of the Province, at the Redemption Price (as defined below) together with accrued and unpaid interest to the Redemption Date; but any interest payment due on an Interest Payment Date falling on or prior to the Redemption Date shall be payable to the Holder hereof (or one or more predecessor Notes) of record at the close of business on the Record Date pertaining to such Interest Payment Date. If applicable, the “Redemption Price” for any such redemption shall be equal to the Initial Redemption Percentage specified on the face hereof (as adjusted so as to decline at each anniversary of the initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any) multiplied by the portion of the Principal Amount hereof (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the Principal Amount hereof (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.

Notice of redemption having been given as aforesaid, this Global Note (or the portion of the Principal Amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued and unpaid interest to the Redemption Date, and from and after such date (unless the Province shall default in the payment of the Redemption Price and accrued and unpaid interest) shall cease to bear interest.

In the case of any partial redemption at the election of the Province of Notes, the Notes of a particular series to be redeemed shall be selected by the Fiscal Agent not more than 60 days prior to the Redemption Date on a pro rata basis, such that the minimum and integral denominations for such Notes remain satisfied. In the event of any redemption of this Global Note in part only, a new Global Note or Notes of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Notes of this series.

If one or more Optional Repayment Dates (or ranges of such dates) is specified on the face hereof, this Global Note is subject to repayment on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole or from time to time in part, in increments of US$1,000  (provided that any remaining Principal Amount hereof shall be at least US$2,000), at the election of the Holder hereof at the Repayment Price (as defined below) together with accrued and unpaid interest thereon to the Optional Repayment Date, but any interest payment due on an Interest Payment Date falling on or prior to the Optional Repayment Date shall be payable to the Holder hereof of record at the close of business on the Record Date pertaining to such Interest Payment Date. Such election shall be effected by the Holder hereof by delivering to the Province at the corporate trust office of the Fiscal Agent in The City of New York not less than 30 days nor more than 60 days prior to the date on which this Global Note is to be repaid, or during such other notice period specified on the face hereof, a notice requesting such repayment in the form prescribed below and specifying the date upon which this Global Note is to be repaid. Any notice given by the Holder of this Global Note pursuant to this paragraph shall consist of this Global Note with the form entitled “Option to Elect Repayment” set forth at the end of this Global Note duly completed. Exercise of the repayment option by the Holder hereof shall be irrevocable.  Such option may be exercised with respect to less than the Principal Amount hereof, provided that the portion remaining outstanding after such repayment is an authorized denomination which shall not be less than the minimum denomination specified on the face hereof.  Unless otherwise specified on the face hereof, the “Repayment Price” for any such repayment shall be 100% of the unpaid Principal Amount hereof or the portion (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be repaid, as the case may be.

All payments of, or in respect of, principal of and interest on this Global Note shall be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted.  In that event, the Province (subject to its right of redemption described herein) shall pay to the Holder of this Global Note such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of any such taxes, duties, assessments or charges) in the payment to the holders of Notes of the amounts which would otherwise have been payable in respect of the Notes in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Notes presented for payment:

(a)
by or on behalf of a Holder who is subject to such taxes, duties, assessments or charges in respect of such Note by reason of the Holder being connected with Canada otherwise than merely by the holder or ownership as a non-resident of Canada of such Note;

(b)
more than 15 days after the Relevant Date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days.  For this purpose, the “Relevant Date” in relation to any Note means whichever is the later of:

(i)	the date on which the payment in respect of such Note becomes due and payable; or
(ii)
if the full amount of the moneys payable on such date in respect of such Note has not been received by the Fiscal Agent on or prior to such date, the date on which notice is duly given to the holders of Notes that such moneys have been so received;

(c)
by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Note to another paying agent in a Member State of the European Union; or

(d)
as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

The Notes may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to Holders of Notes in accordance with Section 18 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after _________1, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.  Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

An “Original Issue Discount Note” is a Note that is issued at a price lower than its principal amount and which provides that upon redemption, repayment or otherwise, an amount less than its principal amount will become due and payable.  If this Global Note is designated on the face hereof as an Original Issue Discount Note, then, notwithstanding anything to the contrary contained in this Global Note, upon the redemption or repayment of the Stated Maturity of this Global Note there shall be payable, in lieu of the Principal Amount due at the Stated Maturity hereof, an amount equal to the Amortized Face Amount of this Global Note.  The “Amortized Face Amount” shall be the amount equal to: (i) the Issue Price (as defined below) of this Global Note, plus (ii) that portion of the difference between the Issue Price and the Principal Amount of this Global Note that has been amortized at the Stated Yield (as defined below) of this Global Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the Principal Amount of this Global Note.  As used in the previous sentence “Issue Price” means the Principal Amount of this Global Note less the Total Amount of Original Issue Discount of this Global Note specified on the face hereof and the “Stated Yield” of this Global Note means the Yield to Maturity specified on the face hereof (or if not so specified, the Yield to Maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date of this Global Note to the Stated Maturity hereof on the basis of its Issue Price and Principal Amount.

Interest payments for this Global Note shall be computed and paid on the basis of a 360‑day year of twelve 30‑day months.  For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the Holder of this Global Note, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.

In the case where an Interest Payment Date or a Maturity Date does not fall on a Business Day, any payment of principal, premium or interest otherwise payable on such day need not be made on such day, but shall be made on the next following Business Day with the same force and effect as if made on such Interest Payment Date or Maturity Date and no interest shall accrue for the period from and after such Interest Payment Date or Maturity Date to such next following Business Day; provided, that if such next following Business Day falls in the next succeeding calendar month, the related payment of principal, premium or interest shall be made on the immediately preceding Business Day as if made on the date such payment was due.  Unless otherwise specified on the face hereof or in an Addendum hereto, as used herein, “Business Day” means any day, other than a Saturday or Sunday, and other than a day on which banks in The City of New York and The City of Toronto are generally authorized or obligated by law or executive order to close.

Any provision contained herein with respect to the Interest Rate applicable to this Global Note, its Interest Payment Dates, the Maturity Date or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

Any action by the Holder of this Global Note shall bind all future Holders of this Global Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Province or by the Fiscal Agent in pursuance of such action.

The Fiscal Agent has been appointed registrar for the Notes, and the Fiscal Agent shall maintain at its principal office in the Borough of Manhattan, The City and State of New York, a register or registers (the “Register”) for the registration of Notes and the registration of transfers and exchanges of Notes.  Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Note may be transferred at the aforesaid office of the Fiscal Agent by surrendering this Global Note for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange herefor, a new Global Note having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

Upon the occurrence of certain events specified in Section 14 of the Fiscal Agency Agreement resulting in the exchange of this Global Note for Note(s) in definitive registered form, the Holder hereof shall surrender this Global Note to the Fiscal Agent for cancellation whereupon, in accordance with the Fiscal Agency Agreement, the Province shall execute and the Fiscal Agent shall authenticate and deliver Notes of this series of like tenor in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note to the persons in whose name such definitive registered Notes are registered by the Fiscal Agent pursuant to the direction of the Depositary or a nominee thereof.  On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Notes in definitive registered form to the Holders thereof regardless of whether such exchange occurred after the record date for such payment.

If this Global Note is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the Holder in person or by such Holder’s attorney duly authorized in writing.  No service charge shall be imposed for any such transfers and exchanges, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.  The Fiscal Agent shall not be required to register any transfer or exchange of this Global Note during the periods specified in Section 5 of the Fiscal Agency Agreement.  Neither the Province nor the Fiscal Agent shall be required to make any exchange of this Global Note if as a result thereof the Province may incur adverse tax or similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

The Province, the Fiscal Agent and any Paying Agent may treat the holder in whose name this Global Note is registered as the absolute owner hereof for all purposes, whether or not this Global Note is overdue, and none of the Province, the Fiscal Agent or any such Paying Agent shall be affected by notice to the contrary.  All payments to or on the order of the Holder of this Global Note are valid and effectual to discharge the liability of the Province and the Fiscal Agent and any Paying Agent hereon to the extent of the sum or sums paid.

The Province’s obligation to pay an amount of interest on the Notes shall cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Notes shall cease if the Notes are not presented for payment within two years after the date on which such principal becomes due and payable.

No provision of this Global Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Global Note at the time, place, and rate, and in the coin or currency, herein prescribed.

The Fiscal Agency Agreement and the Notes may be amended by the Province on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of the Holder of any Note, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province will not adversely affect the interests of the beneficial owners of Notes.

1 Date of the applicable Pricing Supplement.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Province to repay this Global Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, ______________ at _________________________.

(Please print or type name and address of the undersigned)

For this option to elect repayment to be effective, the Fiscal Agent must receive at its corporate trust office in The City of New York, or at such other place or places of which the Province shall from time to time notify the registered holder of this Global Note, not more than 60 days nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Global Note, this Global Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Global Note is to be repaid, specify the portion hereof, which shall be in increments of US$1,000 which the registered holder elects to have repaid:  ___________________.

If less than the entire principal amount of this Global Note is to be repaid, specify the denomination or denominations, which shall be US$2,000 or an integral multiple of US$1,000 in excess of US$2,000, of the Global Note(s) to be issued to the registered holder for the portion of this Global Note not being repaid (in the absence of any such specification, one such Global Note will be issued for the portion not being repaid):  ________________________.

Date  ________________
                                                                  ___________________________________________
                                                                                                                                          NOTICE: The signature on this Option to Elect Repayment
                                                                                                                                          must correspond with the name as written upon the face of
                                                                                                                                          this Global Note in every particular, without alteration or enlargement or any change whatever.

EXHIBIT C
[FORM OF FLOATING RATE GLOBAL MEDIUM‑TERM NOTE]

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depositary”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	CUSIP No. [ ]	PRINCIPAL AMOUNT US$[ ]
No. FL-[ ]
ISIN No. [ ]

PROVINCE OF ONTARIO
GLOBAL MEDIUM‑TERM NOTE
(Floating Rate)

ISSUE DATE:	STATED MATURITY DATE:	INITIAL INTEREST RATE:
INTEREST RATE BASIS: [ ] CD Rate [ ] Commercial Paper Rate [ ] Federal Funds Rate [ ] LIBOR [ ] Prime Rate [ ] Treasury Rate [ ] Other:	INDEX MATURITY:	SPREAD (PLUS OR MINUS):
SPREAD MULTIPLIER:	CALCULATION AGENT:	CALCULATION DATE(S):
MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:	INTEREST DETERMINATION DATE(S):
	DESIGNATED LIBOR PAGE:	INTEREST ACCRUAL DATE:
INTEREST RESET DATE(S):	INTEREST RATE RESET PERIOD: [ ] Daily [ ] Monthly [ ] Quarterly [ ] Semi-annually [ ] Annually [ ] Other:	INTEREST PAYMENT PERIOD: [ ] Daily [ ] Monthly [ ] Quarterly [ ] Semi-annually [ ] Annually [ ] Other:
INTEREST PAYMENT DATES:	RECORD DATE(S):	OPTIONAL REPAYMENT DATE(S):
REDEMPTION DATE(S):	INITIAL REDEMPTION PERCENTAGE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:
MINIMUM DENOMINATIONS: US$2,000 and increments of US$1,000 in excess thereof
ADDENDUM ATTACHED: [ ] YES [ ] NO
ORIGINAL ISSUE DISCOUNT: [ ] YES [ ] NO Issue Price: Total Amount of OID: Yield to Maturity: Initial Accrual Period OID:	OTHER PROVISIONS:

The Province of Ontario (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount specified above, and premium, if any, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above (the “Initial Interest Rate”) from the Issue Date specified above (the “Issue Date”), together with Additional Amounts (as defined below), if any, until the next succeeding Interest Reset Date specified above following the Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading “Determination of CD Rate”, “Determination of Commercial Paper Rate”, “Determination of Federal Funds Rate”, “Determination of LIBOR”, “Determination of Prime Rate” or “Determination of Treasury Rate”, depending on whether the Interest Rate Basis specified above (the “Interest Rate Basis”) is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate or Treasury Rate, as applicable, together with Additional Amounts, if any, until the principal hereof is paid or duly made available for payment.  Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

Except as provided herein, the Province shall pay interest monthly, quarterly, semi‑annually, annually or such other period as specified above under “Interest Payment Period”, on each Interest Payment Date specified above (each, an “Interest Payment Date”), commencing with the first Interest Payment Date next succeeding the Issue Date, and on the Stated Maturity Date or any prior date on which the Principal Amount of this Global Note (as defined on the reverse hereof) or any part thereof becomes due and payable, whether by the call for redemption at the option of the Province, repayment at the option of the registered holder or otherwise (each such date, a “Maturity Date”); provided, however, that if the Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments shall commence on the Interest Payment Date following the next succeeding Record Date to the Holder (as defined below) on such next succeeding Record Date.  Unless otherwise specified above, the “Record Date” with respect to any Interest Payment Date shall be the date 15 calendar days, whether or not a Business Day (as defined on the reverse hereof), immediately preceding such Interest Payment Date.  Interest on this Global Note shall accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, in the case of the first interest payment after issuance, from, and including, the Issue Date to, but excluding, the next succeeding Interest Payment Date or, in respect of any part of the Principal Amount due on a Maturity Date, on such Maturity Date, as the case may be, except that the interest payment on a Maturity Date shall include interest accrued to but excluding such date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Fiscal Agency Agreement (as defined on the reverse hereof), be paid to the person in whose name this Global Note (or one or more predecessor Global Notes) is registered (the “Holder”) in the Register (as defined on the reverse hereof) at the close of business on the Record Date for such Interest Payment Date, or in accordance with the instructions of the Depositary as provided on the reverse hereof.

Any overdue principal or interest on this Global Note shall bear interest at the rate determined in accordance with the provisions set forth herein for the Interest Rate Basis set forth above (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein.  Any such interest not so punctually paid or duly provided for shall be paid to the person in whose name this Global Note (or one or more predecessor Global Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Fiscal Agent, notice whereof shall be given to the Holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner.

Payment of the principal of and premium, if any, and interest on this Global Note shall be made in accordance with the customary procedures established from time to time by the Depositary and the Fiscal Agent.  If Notes in definitive registered form are issued in exchange for this Global Note, payment of the principal of such Notes shall be made upon presentation and surrender of such Notes at the office of the Fiscal Agent maintained for that purpose in the Borough of Manhattan, The City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement and any Paying Agency Agreement.  Payment of interest due prior to or at Maturity or on any Redemption Date shall be made by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of the Notes, or, at the option of the Province, otherwise transferring funds to the registered holders of the Notes.

As more fully provided on the reverse hereof, payment of the principal of and premium, if any, and interest on this Global Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts.

Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Fiscal Agent by manual signature, this Global Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Note to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED:                                                                     PROVINCE OF ONTARIO

By:	___________________________________ Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE

FISCAL AGENT’S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred to in the
within-mentioned Fiscal Agency Agreement.

___________________________________________
as Fiscal Agent

By:  ______________________________
                        Authorized Signatory

[REVERSE OF NOTE]

PROVINCE OF ONTARIO
GLOBAL MEDIUM‑TERM NOTE
(Floating Rate)

This is a fully registered Global Note (a “Global Note”) in respect of a duly authorized series of Notes (the “Notes”) of the Province issued and to be issued under a Fiscal Agency Agreement dated as of April 12, 2016 (herein called the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar and principal paying agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent, transfer agent, registrar and principal paying agent under the Fiscal Agency Agreement).  In no event shall this Global Note exceed the equivalent of an aggregate principal amount of US$500,000,000.  This Global Note and all the rights of the Holder hereof are expressly subject to the Fiscal Agency Agreement, to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.  This Global Note and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the Holder by acceptance hereof assents to and is deemed to have notice of.  Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.  This Global Note is one of the series of Notes, unlimited as to aggregate principal amount, of the Province known as its Medium‑Term Notes, the terms of which may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment and otherwise.

This Global Note is issued under the authority of an Order or Orders of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended.  This Global Note shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Payment of the principal of, premium, if any, and interest on this Global Note is a charge on and payable out of the Consolidated Revenue Fund of Ontario.  This Global Note is a direct unsecured obligation of the Province and as among the other Notes, ranks pari passu and is payable without any preference or priority.  This Global Note ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

All determinations made by the Province or its agents shall be at the Province’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Global Note.

If one or more Redemption Date (or ranges of such dates) is specified on the face hereof, this Global Note is subject to redemption upon not less than 30 days’ and not more than 60 days’ prior notice by mail, on any such date (or during any such range) as a whole, or from time to time in part, in increments of US$1,000 (provided that any remaining Principal Amount hereof shall be at least US$2,000), at the election of the Province, at the Redemption Price (as defined below) together with accrued and unpaid interest to the Redemption Date; but any interest payment due on an Interest Payment Date falling on or prior to the Redemption Date shall be payable to the Holder hereof (or one or more predecessor Notes) of record at the close of business on the Record Date pertaining to such Interest Payment Date. If applicable, the “Redemption Price” for any such redemption shall be equal to the Initial Redemption Percentage specified on the face hereof (as adjusted so as to decline at each anniversary of the initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any) multiplied by the portion of the Principal Amount hereof (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the Principal Amount hereof (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.

Notice of redemption having been given as aforesaid, this Global Note (or the portion of the Principal Amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued and unpaid interest to the Redemption Date, and from and after such date (unless the Province shall default in the payment of the Redemption Price and accrued and unpaid interest) shall cease to bear interest.

In the case of any partial redemption at the election of the Province of Notes, the Notes of a particular series to be redeemed shall be selected by the Fiscal Agent not more than 60 days prior to the Redemption Date on a pro rata basis, such that the minimum and integral denominations for such Notes remain satisfied. In the event of any redemption of this Global Note in part only, a new Global Note or Notes of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Notes of this series.

If one or more Optional Repayment Dates (or ranges of such dates) is specified on the face hereof, this Global Note is subject to repayment on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole or from time to time in part, in increments of US$1,000 (provided that any remaining Principal Amount hereof shall be at least US$2,000), at the election of the Holder hereof at the Repayment Price (as defined below) together with accrued and unpaid interest thereon to the Optional Repayment Date, but any interest payment due on an Interest Payment Date falling on or prior to the Optional Repayment Date shall be payable to the Holder hereof of record at the close of business on the Record Date pertaining to such Interest Payment Date. Such election shall be effected by the Holder hereof by delivering to the Province at the corporate trust office of the Fiscal Agent in The City of New York not less than 30 days nor more than 60 days prior to the date on which this Global Note is to be repaid, or during such other notice period specified on the face hereof, a notice requesting such repayment in the form prescribed below and specifying the date upon which this Global Note is to be repaid. Any notice given by the Holder of this Global Note pursuant to this paragraph shall consist of this Global Note with the form entitled “Option to Elect Repayment” set forth at the end of this Global Note duly completed. Exercise of the repayment option by the Holder hereof shall be irrevocable.  Such option may be exercised with respect to less than the Principal Amount hereof, provided that the portion remaining outstanding after such repayment is an authorized denomination which shall not be less than the minimum denomination specified on the face hereof.  Unless otherwise specified on the face hereof, the “Repayment Price” for any such repayment shall be 100% of the unpaid Principal Amount hereof or the portion (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be repaid, as the case may be.

All payments of, or in respect of, principal of and interest on this Global Note shall be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted.  In that event, the Province (subject to its right of redemption described herein) shall pay to the Holder of this Global Note such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Notes of the amounts which would otherwise have been payable in respect of the Notes in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Notes presented for payment:

(a)
by or on behalf of a Holder who is subject to such taxes, duties, assessments or charges in respect of such Note by reason of the Holder being connected with Canada otherwise than merely by the holder or ownership as a non-resident of Canada of such Note;

(b)
more than 15 days after the Relevant Date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days.  For this purpose, the “Relevant Date” in relation to any Note means whichever is the later of:

(i)	the date on which the payment in respect of such Note becomes due and payable; or
(ii)
if the full amount of the moneys payable on such date in respect of such Note has not been received by the Fiscal Agent on or prior to such date, the date on which notice is duly given to the holders of Notes that such moneys have been so received;

(c)
by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Note to another paying agent in a Member State of the European Union; or

(d)
as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

The Notes may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to Holders of Notes in accordance with Section 18 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after _________2, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.  Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

An “Original Issue Discount Note” is a Note that is issued at a price lower than its principal amount and which provides that upon redemption, repayment or otherwise, an amount less than its principal amount shall become due and payable.  If this Global Note is designated on the face hereof as an Original Issue Discount Note, then, notwithstanding anything to the contrary contained in this Global Note, upon the redemption or repayment of the Stated Maturity of this Global Note there shall be payable, in lieu of the Principal Amount due at the Stated Maturity hereof, an amount equal to the Amortized Face Amount of this Global Note.  The “Amortized Face Amount” shall be the amount equal to: (i) the Issue Price (as defined below) of this Global Note, plus (ii) that portion of the difference between the Issue Price and the Principal Amount of this Global Note that has been amortized at the Stated Yield (as defined below) of this Global Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the Principal Amount of this Global Note.  As used in the previous sentence “Issue Price” means the Principal Amount of this Global Note less the Total Amount of Original Issue Discount of this Global Note specified on the face hereof and the “Stated Yield” of this Global Note means the Yield to Maturity specified on the face hereof (or if not so specified, the Yield to Maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date of this Global Note to the Stated Maturity hereof on the basis of its Issue Price and Principal Amount.

Any provision contained herein with respect to the calculation of the interest rate applicable to this Global Note, its Interest Payment Dates, the determination of the Interest Rate Basis, the specification of one or more Interest Rate Bases, the Maturity Date or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

Commencing with the first Interest Reset Date specified on the face hereof following the Issue Date, the rate at which interest on this Global Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof under “Interest Rate Reset Period”; provided, however, that the interest rate in effect for the period from the Issue Date to the first Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day (as defined below), such Interest Reset Date shall be postponed to the next following day that is a Business Day, except that in the case the Interest Rate Basis is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.  Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Global Note shall be the rate determined in accordance with the provisions of the applicable heading below.

The interest rate applicable to each Interest Rate Reset Period commencing on the Interest Reset Date with respect to such Interest Rate Reset Period shall be the rate determined on the Interest Determination Date specified on the face hereof.  Unless otherwise specified on the face hereof, the “Interest Determination Date” with respect to the CD Rate shall be the second Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate shall be the Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to LIBOR shall be the second London Business Day (as defined below) preceding each Interest Reset Date; the “Interest Determination Date” with respect to the Treasury Rate shall be the day in the week in which the related Interest Reset Date falls on which Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the related Interest Reset Date shall instead be the first Business Day following such auction.  Unless otherwise specified on the face hereof or in an Addendum hereto, if this Global Note bears interest at an interest rate which is determined with reference to two or more Interest Rate Bases, the Interest Determination Date shall be the latest Business Day which is at least two Business Days prior to the Interest Reset Date.  Each Interest Rate Basis shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

Upon the request of the Holder hereof, the calculation agent specified on the face hereof (the “Calculation Agent”) shall provide the interest rate in effect hereon and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect hereto.  Unless otherwise specified on the face hereof, the “Calculation Date” means the date by which the Calculation Agent calculates the interest rate applicable to this Global Note, which in respect of any Interest Determination Date shall be the earlier of: (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next following Business Day; and (ii) the Business Day immediately preceding the applicable Interest Payment Date or date of Maturity, as the case may be; provided, that if the Interest Rate Basis is LIBOR, the Calculation Date shall be the LIBOR Interest Determination Date.  All calculations on this Global Note shall be made by the Calculation Agent or such successor thereto as is duly appointed by the Province.

Determination of CD Rate.  If the Interest Rate Basis for this Global Note is the CD Rate, as indicated on the face hereof, the interest rate payable with respect to this Global Note shall equal the CD Rate determined as specified herein, plus or minus the Spread, if any, specified on the face hereof or multiplied by the Spread Multiplier, if any, specified on the face hereof.  The CD Rate shall be determined on the applicable Interest Determination Date (a “CD Rate Interest Determination Date”), as the rate on such date for negotiable U.S. dollar certificates of deposit having the index maturity specified on the face hereof, as published in H.15(519) (as defined below) under the heading “CDs (secondary market)”.  If such rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit of the index maturity specified on the face hereof, as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market)”.

 If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents appointed by the Province for the purpose of soliciting purchases of the Notes by others from the Province (the “Agents”) or affiliates of the Agents) selected by the Province for negotiable U.S. dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity specified on the face hereof in an amount that is representative for a single transaction in such market at such time; provided, however, that if the dealers so selected by the Province are not quoting as set forth above, the CD Rate determined on such CD Rate Interest Determination Date shall be the CD Rate in effect on such CD Rate Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System and currently available on their website at http://www.federalreserve.gov/releases/h15/Current, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the worldwide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Commercial Paper Rate.  If the Interest Rate Basis for this Global Note is the Commercial Paper Rate, as indicated in the face hereof, the interest rate payable with respect to this Global Note shall equal the Commercial Paper Rate determined as specified herein, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The Commercial Paper Rate shall be determined on the applicable Interest Determination Date (a “Commercial Paper Rate Interest Determination Date”), as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the index maturity specified on the face hereof, as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”.  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the index maturity specified on the face hereof, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper—Nonfinancial”.  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Province, for commercial paper having the index maturity specified on the face hereof, placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Province are not quoting as set forth above, the Commercial Paper Rate determined on such Commercial Paper Rate Interest Determination Date shall be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

“Money Market Yield” shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Payment Period for which interest is being calculated.

Determination of Federal Funds Rate.  If the Interest Rate Basis for this Global Note is the Federal Funds Rate, as indicated on the face hereof, the interest rate payable with respect to this Global Note shall equal the Federal Funds Rate determined as specified herein, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The Federal Funds Rate shall be determined on the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”), and shall be the rate with respect to such date for U.S. dollar federal funds as published in H.15(519) opposite the heading “Federal funds (effective)” and that appears on Reuters 3000 Xtra Service (or any successor thereto) (“Reuters”) on Reuters Page FEDFUNDS1 (or any other page as may replace such page on such service) under the heading “EFFECT” or, if such rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Federal funds (effective)”.  If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of  United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Province, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Province are not quoting as set forth above, the Federal Funds Rate determined on such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Determination of LIBOR.  If the Interest Rate Basis for this Global Note is LIBOR, as indicated on the face hereof, then LIBOR shall be the London interbank offered rate for deposits in U.S. dollars and shall be determined in accordance with the following provisions, in each case plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any:

(i)
    LIBOR shall be determined on the applicable Interest Determination Date (a “LIBOR Interest Determination Date”) as the rate for deposits in U.S. dollars for a period of the index maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, or if no such rate so appears, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

(ii)
    With respect to a LIBOR Interest Determination Date on which no rate appears on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include the Agents or their affiliates) in the London interbank market, as selected by the Province, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the index maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time.  If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of such quotations.  If fewer than two quotations are so provided,  then LIBOR on such LIBOR Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on such LIBOR Interest Determination Date by three major banks (which may include the Agents or their affiliates) in The City of New York selected by the Province, for loans in U.S. dollars to leading European banks, having the index maturity specified on the face hereof, commencing on the applicable Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Province are not quoting as set forth above, LIBOR determined on such LIBOR Interest Determination Date shall be LIBOR in effect on that LIBOR Interest Determination Date.

“Designated LIBOR Page” means the display on Reuters on page LIBOR01 or LIBOR02, as specified on the face hereof (or any other page as may replace such page on such service), for the purpose of displaying the London interbank rates of major banks (which may include the Agents or their affiliates) for U.S. dollars.

Determination of Prime Rate.  If the Interest Rate Basis for this Global Note is the Prime Rate, as indicated on the face hereof, the interest rate payable with respect to this Global Note shall equal the Prime Rate determined as specified herein, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The Prime Rate shall be determined on the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) and, unless otherwise specified on the face hereof, shall be the rate on such date as such rate is published in H.15(519) opposite the caption “Bank Prime Loan”.  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate shall be the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Bank Prime Loan”.  If such rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Prime Rate shall be the arithmetic mean, as determined by the Calculation Agent, of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks (“Reuters Page USPRIME1”)) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date.  If fewer than four, but more than one, such rates so appear on Reuters Page USPRIME1 for such Prime Rate Interest Determination Date by 3:00 p.m., New York City time on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean, calculated by the Calculation Agent, of the prime rates or base lending rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include the Agents or their affiliates) in The City of New York selected by the Province.  If fewer than two such rates are quoted as aforesaid, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least US$500 million and being subject to supervision or examination by a Federal or state authority, as selected by the Province (which may include the Agents or their affiliates); provided, however, that if the banks or trust companies so selected by the Province are not quoting as set forth above, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

Determination of Treasury Rate.  If the Interest Rate Basis for this Global Note is the Treasury Rate, as indicated on the face hereof, the interest rate payable with respect to this Global Note shall equal the Treasury Rate determined as specified herein, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The Treasury Rate shall be determined on the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”), as the rate applicable to the most recent auction held on the of direct obligations of the United States (“Treasury Bills”) having the index maturity specified on the face hereof, as such rate is displayed under the caption “INVEST RATE” on the display on Reuters on page USAUCTION10 (or any other page as may replace that page on that service) (“USAUCTION10 Page”) or on page USAUCTION11 (or any other page as may replace that page on that service) (“USAUCTION11 Page”) or, if by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the rate for such Treasury Rate Interest Determination Date does not appear on USAUCTION10 Page or USAUCTION11 Page, the rate shall be the Bond Equivalent Yield (as defined below) on such Treasury Rate Interest Determination Date of the rate for Treasury Bills having the index maturity specified on the face hereof, as such rate is published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day, under the caption “U.S. Government securities/Treasury bills/Auction high.”  In the event that such rate is not published in H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the rate shall be the Bond Equivalent Yield on such Treasury Rate Interest Determination Date of the auction rate for Treasury Bills having the index maturity specified on the face hereof as announced by the U.S. Department of the Treasury, or in the event that the auction rate of Treasury Bills having the index maturity specified on the face hereof is not so announced by the U.S. Department of Treasury by 3:00 p.m., New York City time, on such Calculation Date, then the rate shall be the Bond Equivalent Yield on such Treasury Rate Interest Determination Date of the rate for Treasury Bills having the index maturity specified on the face hereof, as such rate is published in H.15(519), under the caption “U.S. Government securities/Treasury bills/Secondary Market.” In the event such rate is not so published in H.15(519), by 3:00 p.m., New York City time, on such Calculation Date, or if no auction is held, then the Treasury Rate shall be the Bond Equivalent Yield on such Treasury Rate Interest Determination Date of the rate for Treasury Bills having the index maturity specified on the face hereof, as such rate is published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government securities/Treasury bills/Secondary Market” or, if not so published by 3:00 p.m., New York City time, on such Calculation Date, then the rate shall be the average of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) in The City of New York selected by the Province, for the issue of Treasury Bills with the remaining maturity closest to the index maturity specified on the face hereof; provided, however, that if the dealers so selected by the Province are not quoting as set forth above, the Treasury Rate determined as of that Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on that Treasury Rate Interest Determination Date.

“Bond Equivalent Yield” shall be the yield (expressed as a percentage) calculated according to the following formula:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the Interest Payment Period for which interest is being calculated.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.  The interest rate on this Global Note shall in no event be higher than the maximum rate permitted by Canadian law.

Any action by the Holder of this Global Note shall bind all future Holders of this Global Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Province or by the Fiscal Agent in pursuance of such action.

  At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

         Accrued interest hereon shall be an amount calculated by multiplying the Principal Amount as specified on the face hereof by an accrued interest factor.  Such accrued interest factor is computed by adding the interest factor calculated for each day from the Issue Date, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated.  For such calculations, the interest rate in effect on any Interest Reset Date shall be the new interest rate.  The interest factor for each such day is computed by dividing the interest rate applicable to such day by: (i) 360 if the Interest Rate Basis is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, as specified on the face hereof; or (ii) by the actual number of days in the year if the Interest Rate Basis is Treasury Rate, as specified on the face hereof.

For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Note, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.

All percentages resulting from any calculation on this Global Note shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)), and all U.S. dollar amounts used in or resulting from such calculation on this Global Note shall be rounded to the nearest cent (with one half cent being rounded upward).

In the case where an Interest Payment Date, other than an Interest Payment Date on the Maturity Date, falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next following Business Day except that, if the Interest Rate Basis of this Global Note is LIBOR, as specified on the face hereof, and such next following Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.  In the case where the Maturity Date or an Interest Payment Date on the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest, if any, otherwise payable on such day need not be made on such day, but shall be made on the next following Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue for the period from and after such Maturity Date to such next following Business Day.  Unless otherwise specified on the face hereof or in an Addendum hereto, as used herein, “Business Day” means any day, other than a Saturday or Sunday, and other than a day on which banks in The City of New York and The City of Toronto are generally authorized or obligated by law or executive order to close and that, if this Global Note bears interest with reference to LIBOR as an Interest Rate Basis, is also a London Business Day.  As used herein, “London Business Day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in London, England.

The Fiscal Agent has been appointed registrar for the Notes, and the Fiscal Agent shall maintain at its principal office in the Borough of Manhattan, The City and State of New York, a register or registers (the “Register”) for the registration of Notes and the registration of transfers and exchanges of Notes.  Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Note may be transferred at the aforesaid office of the Fiscal Agent by surrendering this Global Note for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange herefor, a new Global Note having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

Upon the occurrence of certain events specified in Section 14 of the Fiscal Agency Agreement resulting in the exchange of this Global Note for Note(s) in definitive registered form, the Holder hereof shall surrender this Global Note to the Fiscal Agent for cancellation whereupon, in accordance with the Fiscal Agency Agreement, the Province shall execute and the Fiscal Agent shall authenticate and deliver Notes of this series of like tenor in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note to the persons in whose name such definitive registered Notes are registered by the Fiscal Agent pursuant to the direction of the Depositary or a nominee thereof.  On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Notes in definitive registered form to the Holders thereof regardless of whether such exchange occurred after the record date for such payment.

If this Global Note is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the Holder in person or by such Holder’s attorney duly authorized in writing.  No service charge shall be imposed for any such transfers and exchanges, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.  The Fiscal Agent shall not be required to register any transfer or exchange of this Global Note during the periods specified in Section 5 of the Fiscal Agency Agreement.  Neither the Province nor the Fiscal Agent shall be required to make any exchange of this Global Note if as a result thereof the Province may incur adverse tax or similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

The Province, the Fiscal Agent and any Paying Agent may treat the holder in whose name this Global Note is registered as the absolute owner hereof for all purposes, whether or not this Global Note is overdue, and none of the Province, the Fiscal Agent or any such Paying Agent shall be affected by notice to the contrary.  All payments to or on the order of the Holder of this Global Note are valid and effectual to discharge the liability of the Province and the Fiscal Agent and any Paying Agent hereon to the extent of the sum or sums paid.

The Province’s obligation to pay an amount of interest on the Notes shall cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Notes shall cease if the Notes are not presented for payment within two years after the date on which such principal becomes due and payable.

No provision of this Global Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Global Note at the time, place, and rate, and in the coin or currency, herein prescribed.

The Fiscal Agency Agreement and the Notes may be amended by the Province on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of the Holder of any Note, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province will not adversely affect the interests of the beneficial owners of Notes.

2 Date of the applicable Pricing Supplement.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Province to repay this Global Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, ______________ at ______________________________.
(Please print or type name and address of the undersigned)

For this option to elect repayment to be effective, the Fiscal Agent must receive at its corporate trust office in The City of New York, or at such other place or places of which the Province shall from time to time notify the registered holder of this Global Note, not more than 60 days nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Global Note, this Global Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Global Note is to be repaid, specify the portion hereof, which shall be in increments of US$1,000 which the registered holder elects to have repaid:  ___________________.

If less than the entire principal amount of this Global Note is to be repaid, specify the denomination or denominations, which shall be US$2,000 or an integral multiple of US$1,000 in excess of US$2,000, of the Global Note(s) to be issued to the registered holder for the portion of this Global Note not being repaid (in the absence of any such specification, one such Global Note will be issued for the portion not being repaid):  _____________________.

Date  _________________

                                                                                                                                          ___________________________________________
                                                                                                                                          NOTICE: The signature on this Option to Elect Repayment
                                                                                                                                          must correspond with the name as written upon the face of
                                                                                                                                          this Global Note in every particular, without alteration or enlargement or any change whatever.

EXHIBIT D
PROVINCE OF ONTARIO

ADMINISTRATIVE PROCEDURES

for Fixed and Floating Rate Medium‑Term Notes
(Dated as of April 12, 2016)

Medium‑Term Notes (the “Notes”) are to be offered on a continuing basis by the Province of Ontario (the “Province”) through BMO Capital Markets Corp., CIBC World Markets Corp., Deutsche Bank Securities Inc., HSBC Bank plc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, National Bank of Canada Financial Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and such other agents as the Province may from time to time appoint, who, as agents (each an “Agent”, and, collectively, the “Agents”) have agreed or will agree, as the case may be, to use their best efforts to solicit offers to purchase the Notes from the Province.  The Agents may also purchase Notes as principal for resale.  The Province reserves the right to sell Notes directly to investors in those jurisdictions in which it is authorized to do so.

The Notes are being sold pursuant to a Distribution Agreement among the Province and BMO Capital Markets Corp., CIBC World Markets Corp., Deutsche Bank Securities Inc., HSBC Bank plc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, National Bank of Canada Financial Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC, dated April 12, 2016 (the “Distribution Agreement”).  The Notes will be issued pursuant to a fiscal agency agreement (the “Fiscal Agency Agreement”), dated as of April 12, 2016, between the Province and The Bank of New York Mellon, as fiscal agent (the “Fiscal Agent”).  A Registration Statement (the “Registration Statement”, which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory section of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the “Commission”).  The most recent Basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the “Prospectus Supplement”.  The most recent supplement to the Prospectus Supplement with respect to the specific terms of the Notes is herein referred to as the “Pricing Supplement”.  Unless otherwise specified in the applicable Pricing Supplement, The Bank of New York Mellon is appointed to act as the calculation agent.

The Notes will be issued in the form of one or more fully registered global notes without coupons (each, a “Global Note”) delivered to the Fiscal Agent, as agent for The Depository Trust Company (“DTC”), or its nominee, and recorded in the book‑entry system maintained by DTC.  Owners of beneficial interests in Global Notes will be entitled to physical delivery of Notes issued in definitive certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Fiscal Agency Agreement.

In connection with the qualification of Global Notes for eligibility in the book‑entry system maintained by DTC, the Fiscal Agent will perform the custodian, document control and administrative functions described below, in accordance with its respective obligations under a Blanket Issuer Letter of Representations for the Province’s Medium-Term Note Program, from the Province to DTC, dated April 12, 2016, and a Medium‑Term Note Certificate Agreement, dated April 14, 1989, between the Fiscal Agent and DTC (the “Certificate Agreement”) and its obligations as a participant in DTC, including DTC’s Same‑Day Funds Settlement System (“SDFS”).

The Notes will be issued in accordance with the administrative procedures set forth herein, as they may be subsequently amended as a result of changes in DTC’s operating procedures.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Fiscal Agency Agreement, the Prospectus Supplement or the Notes, as the case may be.

Date of Issuance/Authentication:
Each Note will be dated and issued as of the date of its authentication by the Fiscal Agent.  Each Note shall also bear a date of issue (the “Issue Date”).  The Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Stated Maturity:
Each Note will mature on the day selected by the purchaser and agreed to by the Province which, unless otherwise specified in the applicable Pricing Supplement, shall be nine months or more from its Issue Date.

Currency:	Each Note shall be denominated in U.S. dollars.
Registration:	The Notes will be fully registered.
Redemption/Repayment:
If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to redemption in whole or in part (subject to applicable minimum denominations), at the option of the Province on one or more redemption dates (or range of dates) as set forth in the applicable Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Pricing Supplement and in the applicable Note.

In addition, the Province may redeem the Notes in accordance with the terms of the Notes if, as a result of a change in law occurring on or after the date of the applicable Pricing Supplement, the Province is required to pay certain Additional Amounts.

If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to repayment in whole or in part at the option of the Holders thereof in accordance with the terms of the Notes on one or more repayment dates (or range of dates) as set forth in the applicable Pricing Supplement and in the applicable Note.  The repayment price will be set forth in the applicable Pricing Supplement and in the applicable Note.

Calculation of Interest:
Fixed Rate Notes.  In the case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the applicable Pricing Supplement

Floating Rate Notes.  In the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the Interest Period divided by 360 for CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR and Prime Rate Notes, and on the basis of the actual number of days in the Interest Period divided by the actual number of days in the year for Treasury Rate Notes.

Interest:
General. Unless otherwise specified in the applicable Pricing Supplement, each Note, other than a zero-coupon Note, will bear interest from, and including, its Issue Date or from, and including, the next preceding Interest Payment Date in respect of which interest on such Note has been paid or duly provided for at the fixed rate per annum or at the rate or rates per annum determined pursuant to the Interest Rate Basis or formula stated therein and in the applicable Pricing Supplement until the principal thereof is paid or duly provided for.

Record Dates.  Unless otherwise specified in the applicable Pricing Supplement, the Record Date with respect to any Interest Payment Date for any Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

Interest Payment Dates.  Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Issue Date; provided, however, the initial interest payment on any Note issued between a Record Date (as defined below) and an Interest Payment Date to which such Record Date pertains will be made on the Interest Payment Date following the next succeeding Record Date to each Holder on such next succeeding Record Date.

Fixed Rate Notes.  Interest payments in respect of Fixed Rate Notes will be made either semi-annually, on each January 25 and July 25, or annually, on each July 25, and on any Maturity Date or on any other dates, as specified in the applicable Pricing Supplement.

Any payment of principal, premium or interest required to be made on an Interest Payment Date or Maturity Date of a Fixed Rate Note which is not a Business Day need not be made on such day, but may be made on the next following Business Day, unless such next following Business Day falls in the next succeeding calendar month, in which case such Interest Payment Date or Maturity Date will be the immediately preceding Business Day, with the same force and effect as if made on the Interest Payment Date or Maturity Date, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity Date, as the case may be, to such next following Business Day.

Floating Rate Notes.  Interest payments on Floating Rate Notes will be made as specified in the Floating Rate Note.  If an Interest Payment Date with respect to any Floating Rate Note (other than an Interest Payment Date on a Maturity Date) would otherwise be a day that is not a Business Day with respect to such Note, such Interest Payment Date shall be postponed to the next following Business Day with respect to such Note, except that if such Note is a LIBOR Note and the next following Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If a Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next following Business Day.  No interest on such payment shall accrue from and after such Maturity Date to such next following Business Day.

For additional special provisions relating to Floating Rate Notes, see the Prospectus Supplement and the applicable Pricing Supplement.

Procedure for Rate Setting:
The Province and the Agents may discuss from time to time the aggregate principal amount of, the issue price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Agents.  If the Province decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit offers (the setting of such prices and rates to be referred to herein as “posting”) or if the Province decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Offers:
The Province shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part, regardless of whether or not the offer falls within posted rates, if any.  Each Agent shall communicate to the Province, orally or in writing, each reasonable offer to purchase Notes from the Province received by it.  Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Province, to reject any offer to purchase Notes in whole or in part.  Under no circumstances shall an Agent accept an offer without the consent of the Province.  If the Province accepts or rejects an offer, in whole or in part, the Province will promptly so notify the Agents by telephone on a disk-recorded telephone line.

Sales Consummation:
Authorized traders of the Province and traders at an Agent agree upon business terms of issuance of the Notes pursuant to telephone conversation on disk‑recorded telephone line or through facsimile or email, subject in the case of facsimile or email to confirmation by telephone.

Confirmation:
For each accepted offer, the Agent(s) will issue confirmations, in writing, to the purchaser and the Province setting forth the Purchase Information (as defined below) and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the applicable Pricing Supplement.

Preparation of Pricing Supplement:
If any offer to purchase a Note is accepted by the Province, the Province will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplements with the Commission (with “Filed Pursuant to Rule 424(b)(3); File No. 333-209852” marked in the upper right‑hand corner).

The Province will prepare and file the Pricing Supplement with the Securities and Exchange Commission via the EDGAR system within two business days after the trade date.

Information to be included in the Pricing Supplement shall include:

1. the name of the Province;
2. the title of the securities;
3. the date of the Pricing Supplement and the date of the Prospectus Supplement to which the Pricing Supplement relates;
4. the Price to Public;
5. the information with respect to the terms of the Notes set forth below (whether or not the applicable Note is a Global Note) under Settlement Procedures, items 2, 3, 4, 7, 8, 9, 10, 11, 14 and 16;
6. the name(s) of the Agent(s); and
7. any other terms of the Notes not otherwise specified in the Prospectus or Prospectus Supplement.

The Agent will provide all necessary assistance and information as the Province may request in the preparation of the Pricing Supplement.  One copy of such document (in the form it is to be filed) will be sent by facsimile (confirmed by telephone by the sender), email or mail to the Agent which presented the offer to purchase the applicable Note (the “Presenting Agent”) at the applicable address as set forth in Schedule 1 hereto.

In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to the Prospectus Supplement prior to use.
Outdated Pricing Supplements, and the Prospectus Supplements to which they are attached (other than those retained for files), will be destroyed.
Settlement:
The receipt of immediately available funds by the Province in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement”.  Offers accepted by the Province will be settled on a date up to five Business Days after the trade date, or at such other time as the purchaser and the Province shall agree and is specified in the applicable Pricing Supplement, in each case pursuant to the timetable for settlement set forth under “Settlement Procedures” (each such date fixed for settlement is hereinafter referred to as a “Settlement Date”).  If procedures A and B of the Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable “Settlement Procedures Timetable”, such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Province shall agree.

In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed upon between the Agent and the Province pursuant to the applicable Terms Agreement.
Procedure for Changing Rates or Other Variable Terms:
If the Province has posted rates as provided above and desires to continue to do so, then when a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Province, the Province will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes.  The Agents will telephone the Province with recommendations as to the changed interest rates or other variable terms.  At such time as the Province advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes.  Until such time only “indications of interest” may be recorded.  Immediately after acceptance by the Province of an offer to purchase Notes at a new interest rate or new variable term, the Province, the Presenting Agent and the Fiscal Agent shall follow the procedures set forth under the applicable “Settlement Procedures”.

Suspension of Solicitation; Amendment or Supplement:
The Province may instruct the Agents to suspend solicitation of offers to purchase Notes at any time.  Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase Notes until such time as the Province has advised them that solicitation of offers to purchase may be resumed.  If the Province decides to amend or supplement the Registration Statement (including incorporating any documents by reference therein) or the Prospectus Supplement (other than any Pricing Supplement or an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes and other than any amendment or supplement relating exclusively to an offering of debt securities other than the Notes or containing or reflecting information or reports prepared by the Province in the ordinary course, including, but not limited to, the regularly prepared quarterly financial reports and the annual budget of the Province), it will notify counsel for the Agents that such amendment or supplement has been filed with the SEC and that solicitation may be resumed.

In the event that at the time the solicitation of offers to purchase from the Province is suspended (other than to change interest rates or other variable terms) there shall be any offers to purchase Notes that have been accepted by the Province which have not been settled, the Province will promptly advise the Agents and the Fiscal Agent whether such offers may be settled and whether copies of the Prospectus Supplement as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers.  The Province will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Province determines that such offers may not be settled or that copies of such Prospectus Supplement may not be so delivered.

During such time as the solicitation of purchases of the Notes is suspended, the Province shall not be required to provide the certificates or opinions required by Sections 6(b) and 6(c) of the Distribution Agreement.

Delivery of Prospectus Supplement:
The Agent will ensure that delivery of a copy of the most recent Prospectus Supplement and Pricing Supplement to the customer or his agent accompanies or precedes the earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a customer or his agent, or is otherwise delivered pursuant to the U.S. Securities Act of 1933, as amended.

Authenticity of Signatures:
The Agents will have no obligation or liability to the Province or the Fiscal Agent in respect of the authenticity of the signature of any officer, employee or agent of the Province or the Fiscal Agent on any Note.

Documents Incorporated by Reference:	Upon request, the Province shall supply the Agents with copies of documents incorporated by reference in the Prospectus Supplement in accordance with the Distribution Agreement.
Business Day:
Unless otherwise specified in the applicable Pricing Supplement, “Business Day” means any day, other than a Saturday or Sunday, and other than a day on which banks in The City of New York and The City of Toronto are generally authorized or obligated by law or executive order to close and, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, that is also a London Business Day.

“London Business Day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in London, England.

Communications:
Communications between the Province and the Agents shall, unless otherwise noted, be made by means of telephone conversations on a disk-recorded telephone line and the Agents consent to such tape recording and agree to obtain the consent of and give notice of such recording to its personnel.

Issuance:
All Fixed Rate Notes issued in book‑entry form having the same Issue Date, redemption or repayment provisions, if any, Interest Rate, Stated Maturity Date, and Interest Payment Dates (collectively, the “Fixed Rate Terms”) will be represented initially by one or more Global Note; and all Floating Rate Notes issued in book‑entry form having the same Issue Date, Interest Rate Basis (which may be the CD Rate, Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other rate set forth therein), Initial Interest Rate, Interest Reset Dates, Interest Rate Reset Period, Record Dates, Interest Determination Dates, Calculation Dates, Interest Payment Dates, Interest Payment Periods, Index Maturity, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any and Stated Maturity Date and any other terms set forth in the applicable Pricing Supplement (collectively, “Floating Rate Terms”) will be represented initially by one or more Global Note; provided that any such Global Note shall be limited in aggregate principal amount to US$500,000,000.

Each Global Note will be dated and issued as of the date of its authentication by the Fiscal Agent.  Each Global Note will bear interest (a) with respect to an original Global Note (or any portion thereof), from its Issue Date; and (b) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Global Notes (or if no such payment or provision has been made, the Issue Date of the predecessor Global Note or Global Notes), regardless of the date of authentication of such subsequently issued Global Note.

Identification:
The Province has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Province has delivered to the Fiscal Agent and DTC such list of such CUSIP numbers.  CUSIP numbers will be assigned to Global Notes as described below under Settlement Procedure B.  DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Fiscal Agent has assigned to Global Notes.  The Fiscal Agent will notify the Province at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Province will reserve additional CUSIP numbers and will provide the Fiscal Agent and DTC with the list of any additional CUSIP numbers so obtained.  Notes having an aggregate principal amount in excess of US$500,000,000 and otherwise required to be issued in the form of one Global Note will instead be issued in the form of two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:
Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Register maintained by the Fiscal Agent under the Fiscal Agency Agreement.  The owner of a beneficial interest in a Global Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Global Note, the “Participants”) to act as agent for such beneficial owner in connection with the book‑entry system maintained by DTC, and DTC will record in book‑entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such interest in a Global Note in the account of such Participants.  The ownership interest of such beneficial owner in such Global Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:
Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of owners of beneficial interests in such Global Note.

Exchanges:
The Fiscal Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number to be assigned to such replacement Global Note.  Upon receipt of such a notice, DTC will send to its Participants (including the Fiscal Agent) a written reorganization notice to the effect that such exchange will occur on such date.  Prior to the specified exchange date, the Fiscal Agent will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid.   On the specified exchange date, the Fiscal Agent will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.  Notwithstanding the foregoing, if the Global Notes to be exchanged exceed US$500,000,000 in aggregate principal amount, US$500,000,000 of principal amount of the exchanged Global Notes will be issued in the form of one Global Note and any additional aggregate principal amount of such exchanged Global Note will be issued in the form of one or more additional Global Notes (see “Denomination” below).

Denominations:
Global Notes will be denominated in U.S. dollars.  Global Notes will be issued in denominations of US$2,000 and integral multiples in excess thereof of US$1,000.  Global Notes will be denominated in principal amounts not in excess of US$500,000,000.  If one or more Notes having an aggregate principal amount in excess of US$500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then US$500,000,000 principal amount of such Note will be issued in the form of one Global Note and any remaining principal amount will be issued in the form of one or more additional Global Notes.  In such a case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Payments of Principal and Interest:
Payments of Interest Only.  Promptly after each Record Date, the Fiscal Agent will deliver to the Province and DTC notice by facsimile transmission specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date and the total of such amounts.  DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s Corporation.  On such Interest Payment Date, the Province will pay to the Fiscal Agent, and the Fiscal Agent in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under “Manner of Payment”.

Payments on a Maturity Date.  From time to time the Fiscal Agent will deliver to the Province and DTC a written list of principal, interest and premium, if any, to be paid on each Global Note maturing at a Stated Maturity Date in the following month.  The Fiscal Agent, the Province and DTC will confirm by facsimile or other written form of communication agreed to by the parties the amounts of any such principal, premium, if any, and interest payments with respect to a Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note.  At such Maturity Date, the Province will pay, or cause to be paid, to the Fiscal Agent, and the Fiscal Agent in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”.  If such Maturity Date is not a Business Day, (i) in the case of Fixed Rate Notes, the payment due on such day shall be made on the next following Business Day, unless such next following Business Day falls in the next succeeding calendar month, in which case such interest payment date or maturity date will be the immediately preceding Business Day, and (ii) in the case of Floating Rate Notes, the payment due on such day shall be made on the next following Business Day, and in either case, no interest shall accrue on such payment for the period from and after such Maturity Date to such next following Business Day.  Promptly after full payment to DTC of the principal, interest and premium, if any, due at the Maturity Date of such Global Note, the Fiscal Agent will cancel such Global Note in accordance with the provisions of Section 10(a) of the Fiscal Agency Agreement.

Payment upon Redemption:
The Fiscal Agent will comply with the terms of the Notes with regard to redemptions or repayments of the Global Notes.  In the case of Global Notes stated by their terms to be redeemable prior to their Stated Maturity Date, at least five days prior to the date that notice of such redemption (the “Redemption Date”) is to be provided to the registered holders of Notes, the Province shall notify the Fiscal Agent of the Province’s election to redeem such Global Notes in whole or in part and the principal amount of such Global Notes to be so redeemed, and shall deliver to the Fiscal Agent a copy of the relevant redemption notice.  At least 30 calendar days but not more than 60 calendar days prior to the Redemption Date, the Fiscal Agent shall notify DTC of the Province’s election to redeem such Global Notes. The Fiscal Agent shall notify the Province and DTC of the CUSIP numbers of the particular Global Notes to be redeemed either in whole or in part.  The Province, the Fiscal Agent and DTC will confirm the amounts of such principal and any premium and interest payable with respect to each such Global Note on or about the fifth Business Day preceding the Redemption Date of such Global Note.  The Province will deposit with the Fiscal Agent, in accordance with the terms of the Fiscal Agency Agreement, the amount necessary to redeem each such Global Note or the applicable portion of each such Global Note. The Fiscal Agent will pay such amount to DTC at the times and in the manner set forth herein.  Promptly after payment to DTC of the amount due on the Redemption Date for such Global Note, the Fiscal Agent shall cancel and, unless otherwise instructed by the Province, destroy any such Global Note redeemed in whole and shall deliver to the Province a certificate of destruction.  If a Global Note is to be redeemed in part, the Fiscal Agent will cancel and, unless otherwise instructed by the Province, destroy such Global Note and the Province shall execute and the Fiscal Agent shall authenticate and deliver a Global Note in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Global Note.

Manner of Payment.  The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or on the Maturity Date shall be paid by the Province prior to 10:00 a.m. (New York City time) on the date such is due to the Fiscal Agent to an account designated by the Fiscal Agent available for immediate use on such date.  The Province will confirm its instructions in writing to the Fiscal Agent to make payments from the funds so paid to it, of principal, premium, if any, or interest in accordance with the terms of the Notes by facsimile transmission (subject to telephone confirmation) on the same day.  As soon as possible after receiving payment from the Province, the Fiscal Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date.  Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Notes are recorded in the book‑entry system maintained by DTC.  Neither the Province nor the Fiscal Agent shall have any responsibility or liability for the payment by DTC of the principal of, premium, if any, or interest on, the Global Notes to such Participants.

Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the owners of beneficial interests in such Note.

Settlement Procedures:	Settlement Procedures with regard to each Note sold by each Agent, as agent of the Province, will be as follows:

A.  The Presenting Agent will advise the Capital Markets Division at the Province by email or facsimile of the following settlement information (the “Settlement Information”):

1.  Taxpayer identification number of the purchaser, to the extent available.
2.  Principal amount of the Note.
3.  Fixed Rate Notes:
(a)  Interest Rate;
(b)  Day Count Convention, if other than 30/360
(c)  Interest Payment Date(s); and
(d)  Other terms, as applicable.
Floating Rate Notes:
(a)  Initial Interest Rate;
(b)  Interest Reset Dates;
(c)  Interest Rate Reset Period;
(d)  Interest Rate Basis;
(e)  Interest Determination Date;
(f)  Interest Payment Dates;
(g)  Interest Payment Period;
(h)  Index Maturity;
(i)  Maximum Interest Rate, if any;
(j)  Minimum Interest Rate, if any;
(k)  Spread and/or Spread Multiplier, if any;
(l)  Calculation Agent, if different than The Bank of New York Mellon;
(m)  Interest Calculation and related terms, if other than Regular Floating Rate; and
(n)  Other terms, as applicable.
4.  Price to public of the Note (and original issue discount terms, if applicable).
5.  Trade Date.
6.  Settlement Date (Issue Date).
7.  Stated Maturity Date.
8.  Redemption provisions, if any, including Redemption Date(s), Initial Redemption Percentage and Annual Redemption
     Percentage Reduction.
9.  Optional repayment provisions, if any, including Optional Repayment Date(s).
10.  Net proceeds to the Province.
11.  Such Presenting Agent’s commission.
12.  DTC Participant Number of the institution through which the purchaser will hold the Global Note.
13.  Whether such Note is being sold to the Presenting Agent as principal or to an investor or other purchaser through the
        Presenting Agent acting as Agent for the Province.

B.  Documentation, Capital Markets Division, at the Province will advise the Fiscal Agent by facsimile at (212) 815-5366, subject to confirmation by telephone at (212) 815-4869, of the above settlement information received from the Presenting Agent, including the name of the Presenting Agent and the amount of interest payable on the Initial Interest Payment Date for such Global Note (if the initial interest rate is known at such time).

The Fiscal Agent will assign a CUSIP number to the Global Note(s) representing such Note and will advise the Province of such CUSIP number by facsimile at (416) 860-8346 and email at Documentation@ofina.on.ca and, as soon thereafter as practicable, the Province shall notify the Presenting Agent of such CUSIP number.

C.  The Fiscal Agent will communicate to DTC and the Presenting Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1.  The information set forth in Settlement Procedure A.
2.  Identification numbers of the participant accounts maintained by DTC on behalf of the Fiscal Agent and the Presenting
     Agent.
3.  Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note.
4.  If such Global Note is interest bearing, the initial Interest Payment Date for such Note, number of days by which such date succeeds the related Record Date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Fiscal Agent).
5.  CUSIP number of the Global Note representing such Note.
6.  Whether such Global Note represents any other Notes issued or to be issued in book‑entry form.

DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor’s Corporation, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor’s Corporation.

D.  The Province will prepare a Global Note or Notes representing such Note in the form that has been approved by the Province, the Agents and the Fiscal Agent and execute, seal and deliver the Global Note(s) by overnight air courier with next day delivery to the Fiscal Agent to the attention of Arlene Thelwell at The Bank of New York Mellon,  International Corporate Trust, 101 Barclay St, Floor 7E, New York,  NY  10286, and cause the Fiscal Agent to authenticate and deliver the Global Note(s).

E.  The Fiscal Agent will authenticate such Global Note(s).  A copy of such authenticated Global Note(s) shall be sent by the Fiscal Agent via email to Documentation, Capital Markets Division, at the Province at Documentation@ofina.on.ca and sent by facsimile to the Province at (416) 204-7789 as soon thereafter as practicable.

F. DTC will credit such Global Note to the participant account of the Fiscal Agent maintained by DTC.

G.  The Fiscal Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Global Note(s) to the Fiscal Agent’s participant account and credit such Global Note(s) to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Fiscal Agent maintained by DTC, in an amount equal to the price of such Global Note(s) less such Presenting Agent’s commission.  Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Fiscal Agent to DTC that (i) the Global Note(s) representing such Note has been issued and authenticated and (ii) the Fiscal Agent is holding such Global Note(s) pursuant to the Medium‑Term Note Certificate Agreement between the Fiscal Agent and DTC.

H.  Unless the Presenting Agent purchased such Note as principal, the Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Global Note(s) to the Presenting Agent’s participant account and credit such Global Note(s) to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC in an amount equal to the initial public offering price of such Global Note(s).

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.  The Fiscal Agent will credit to an account of the Province designated by the Province funds available for immediate use in the amount transferred to the Fiscal Agent in accordance with Settlement Procedure G.

K.  The Presenting Agent will confirm the purchase of a beneficial interest in such Global Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser.  The Prospectus as most recently amended or supplemented with the applicable Pricing Supplement must accompany or precede this confirmation.

Periodically, the Fiscal Agent will send to the Province a statement setting forth the principal amount of Notes outstanding as of that date under the Fiscal Agency Agreement and setting forth a brief description of any sales of which the Province has advised the Fiscal Agent but which have not yet been settled.

Alternative Settlement Procedures may be agreed to between the Province and the applicable Agents pursuant to a Terms Agreement or otherwise.

Settlement Procedures Timetable:
For offers to purchase Notes accepted by the Province, Settlement Procedures “A” through “L” set forth above shall be completed as soon as possible but not later than the respective times (New York City and Toronto time) set forth below:

Settlement
Procedure                    Time

A 11:00 a.m. on the trade date
B 12:00 noon on the trade date
C 5:00 p.m. on the trade date
D 5:00 p.m. on the Business Day before Settlement Date
E 9:00 a.m. on Settlement Date
F 10:00 a.m. on Settlement Date
G‑H                No later than 2:00 p.m. on Settlement Date
I  4:00 p.m. on Settlement Date
J‑K                 5:00 p.m. on Settlement Date

A Settlement Date may not occur on a trade date.  If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date.  In connection with a sale which is to be settled more than one Business Day after the trade date, if the Initial Interest Rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 12:00 noon and 2:00 p.m., New York City and Toronto time, respectively, on the second Business Day before the Settlement Date.  Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Global Note is rescheduled or cancelled, the Fiscal Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City and Toronto time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:
If the Fiscal Agent fails to enter an SDFS deliver order with respect to a Global Note pursuant to Settlement Procedure G, the Fiscal Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Fiscal Agent maintained at DTC.  DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited.  If withdrawal messages are processed with respect to all the beneficial interests in a Global Note, the Fiscal Agent will mark such Global Note “cancelled”, make appropriate entries in its records and send such cancelled Global Note to the Province.  The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

If the purchase price for any Global Note is not timely paid to the Participants with respect to such Note by the purchaser of a beneficial interest therein (or a person, including an indirect participant in DTC, acting on behalf of such purchaser) on the Settlement Date such Participants and, in turn, the related Presenting Agent shall enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively by the end of the Business Day following such Settlement Date.  Thereafter, the Fiscal Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph.  If such failure shall have occurred for any reason other than default by the applicable Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Province will reimburse such Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Province.

Notwithstanding the foregoing, upon any failure to settle with respect to a Global Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

SCHEDULE 1
AGENTS

RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street New York, NY 10281 U.S.A. Telephone: 212-618-7708 Facsimile: 212-658-6137	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, NY 10036 U.S.A. Telephone: 646-855-0724 Facsimile: 212-901-7881
BMO Capital Markets Corp. 3 Times Square, 28th Floor New York, NY 10036 U.S.A. Telephone: 212-605-1658 Facsimile: 212-702-1205	CIBC World Markets Corp. 300 Madison Avenue, 5th Floor New York, NY 10017 U.S.A. Telephone: 212-856-3603 Facsimile: 212-856-6696
Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 U.S.A. Telephone: 212-250-6801 Facsimile: 212-797-2202	HSBC Bank plc 8 Canada Square London, E14 5HQ United Kingdom Telephone: +44 20 7991 8888 Facsimile: +44 20 7992 4973
Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036 U.S.A. Telephone: 212-761-6691 Facsimile: 212-507-8999	National Bank of Canada Financial Inc. 65 East 55th Street, 31st Floor New York, NY 10022 U.S.A. Telephone: 212-632-8868 Facsimile: 212-632-8618
Scotia Capital (USA) Inc. 1 Liberty Plaza, 25th Floor New York, NY 10006 U.S.A. Telephone: 212-225-5501 Facsimile: 212-225-6550	TD Securities (USA) LLC 31 West 52nd Street New York, NY 10019 U.S.A. Telephone: 212-827-7365 Facsimile: 212-827-7284

DISTRIBUTION AGREEMENT

CONFORMED VERSION

Dated as of April 12, 2016

PROVINCE OF ONTARIO

Medium-Term Notes

DISTRIBUTION AGREEMENT

Province of Ontario

Distribution Agreement
 April 12, 2016
BMO Capital Markets Corp.
CIBC World Markets Corp.
Deutsche Bank Securities Inc.
HSBC Bank plc
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Morgan Stanley & Co. LLC
National Bank of Canada Financial Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
c/o                  RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York
U.S.A.  10281-8098

Dear Ladies and Gentlemen:
The Province of Ontario (the “Province”) confirms its agreement with you, as agents (and, together with any other agents appointed by the Province pursuant to supplemental agreements hereto, each an “Agent” and collectively, the “Agents”) with respect to the issue and sale by the Province of its Medium-Term Notes described herein (the “Notes”) under its United States Dollar Medium-Term Notes Program (the “Program”).  The Notes are to be issued pursuant to a fiscal agency agreement (the “Fiscal Agency Agreement”) dated April 12, 2016 between the Province and The Bank of New York Mellon, as fiscal agent (the “Fiscal Agent”).  The Notes shall have the terms described in the Prospectus (as defined below) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a “Pricing Supplement”), substantially in the form as set forth in Annex III and Annex IV, as applicable.  Notes will be issued, and the terms thereof established, from time to time by the Province in accordance with the Fiscal Agency Agreement and the Procedures (as defined below).  As of the date hereof, the Province has allocated an amount of CAD$1,250,650,000.00 aggregate principal amount (or its equivalent in U.S. dollars, as determined in accordance with section 26 of the Financial Administration Act (Ontario)) (the “Authorized Amount”) under Order in Council 1549/2010 made on November 17, 2010 and Order in Council 1334/2012 made on August 29, 2012 made pursuant to the Financial Administration Act (Ontario), the Ontario Loan Act, 2010 and the Ontario Loan Act, 2012, for the purpose of the issue and sale of Notes under the Program.  Notes, up to the Authorized Amount, may be sold through or to one or more of the Agents pursuant to the terms of this Agreement.  It is understood, however, that the Province may from time to time increase the Authorized Amount by allocating additional amounts to the Program from borrowing authority that is available under an Order or Orders of the Lieutenant Governor in Council made pursuant to the Financial Administration Act (Ontario), as amended and/or any other applicable statute or statutes of Ontario referred to in such Order or Orders.  The Province may also from time to time decrease the Authorized Amount of the Program.  The Province will deliver written notice to the Agents informing them of any increase or decrease in the Authorized Amount of the Program.  Any Notes issued after an increase or a decrease in the Authorized Amount may be sold through or to one or more of the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes to the Program were authorized as of the date hereof.

Subject to the terms and conditions stated herein, and subject to the reservation by the Province of the right to sell Notes directly on its own behalf, the Province hereby appoints the Agents to act as its agents for the purpose of soliciting purchases of the Notes from the Province by others and agrees that, except as otherwise contemplated herein, whenever the Province determines to sell Notes directly to one or more of the Agents as principal for resale to others, it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(b) hereof.  The Agents agree that, during the period the Agents are acting as the Province’s agents hereunder, the Province shall have the right to appoint from time to time additional persons to act as its agents either generally with respect to the issue and sale of Notes or with respect to the issue and sale of particular Notes by execution of supplemental agreements substantially in the form attached hereto as Annex I or by separate agreements, in each case having terms substantially similar to the terms and conditions of this Agreement.  So long as this Agreement shall remain in effect with respect to any Agents, nothing contained herein shall be construed to prevent the Province from selling Notes at any time (i) in a firm commitment underwriting pursuant to an underwriting agreement which does not provide for a continuous offering of such Notes or (ii) directly to investors other than to an Agent as principal, and no commission shall be payable to the Agents with respect to any such sales.  The Province also reserves the right to sell Notes through agents other than as provided above where offers to purchase are received through such agents on an unsolicited basis.  Settlement of such sales will be on substantially the same terms and conditions as are contained herein.

As used herein, the term “Time of Sale Information” means, collectively, as of the applicable Time of Sale (as defined below), the applicable Preliminary Prospectus (as defined below), or, if no Preliminary Prospectus exists, the Prospectus (as defined below), together with the applicable Term Sheet (as defined below), if any, and any other Issuer Free Writing Prospectus (as defined below) identified on a schedule to the applicable Terms Agreement or, if no Terms Agreement exists, any other Issuer Free Writing Prospectus that has been prepared by or on behalf of the Province relating to a particular issue of the Notes, each as amended or supplemented prior to the applicable Time of Sale.  As used herein, “Issuer Free Writing Prospectus” shall have the meaning assigned to the term “issuer free writing prospectus” in Section 433 under the Securities Act of 1933, as amended (the “U.S. Securities Act”).  As used herein, the term “Time of Sale” in respect of a particular issue of the Notes means the time specified in the applicable Terms Agreement or, if no Terms Agreement exists for a particular issue of the Notes, the time immediately prior to the time of the first sale by an Agent of any Notes with regard to such particular issue of the Notes.  As used herein, the term “Term Sheet” means an Issuer Free Writing Prospectus that is a term sheet containing the final terms of a particular issue of the Notes.  Any reference to any amendment or supplement to the Registration Statement, Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and incorporated therein, in each case after the date of the Registration Statement, Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be.

1.  Representations and Warranties.  The Province represents and warrants to, and agrees with, each Agent as of the date hereof, as of the date of each acceptance by the Province of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereinafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes, a change in the aggregate initial offering price of Notes remaining to be sold or similar changes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K relating exclusively to the issuance of debt securities under the Registration Statement) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i)  The Province has filed with the Securities and Exchange Commission (the “SEC”) a registration statement (file no. 333-209852) under Schedule B of the U.S. Securities Act, for the registration of debt securities with an aggregate initial offering price not to exceed US$20,000,000,000, including the Notes.  Such registration statement has been declared effective by the SEC.  Such registration statement filed with respect to the Notes and any registration statement containing a prospectus used to offer the Notes, in each case as amended and including the exhibits thereto, including the documents incorporated by reference therein, are herein called the “Registration Statement”; the prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement is herein called the “Basic Prospectus”; the prospectus, in the form in which it has heretofore been filed with the SEC pursuant to Rule 424 under the U.S. Securities Act (including the Basic Prospectus as supplemented by the prospectus supplement relating to the Notes), as supplemented, by the applicable Pricing Supplement relating to a particular issue of the Notes, including the documents incorporated by reference therein, is herein called the “Prospectus”; and any preliminary form of the Prospectus which is filed with the SEC pursuant to Rule 424 under the U.S. Securities Act (including the Basic Prospectus as so supplemented), including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus”.

(ii)  (a) The Registration Statement and the Prospectus, as amended or supplemented as of the applicable Representation Date will comply in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder and (b) the Registration Statement, at the time the Registration Statement became effective, did not and, as amended or supplemented as of the applicable Representation Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus does not and, as amended or supplemented as of the applicable Representation Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Agent specifically for use in connection with the preparation thereof.

(iii)  With respect to each issue of the Notes, the Time of Sale Information, at the Time of Sale and at the Settlement Date with respect to such issue of the Notes, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Province makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Province in writing by any Agent expressly for use in such Time of Sale Information.  With respect to each issue of the Notes, each Issuer Free Writing Prospectus in the form of Schedule I to the applicable Terms Agreement, if any, will comply in all material respects with the U.S. Securities Act.

(iv)  The documents filed by the Province with the SEC pursuant to the U.S. Exchange Act that are incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the U.S. Exchange Act and the rules and regulations thereunder.

2.  Solicitations as Agent; Purchases as Principal.

(a)  Solicitations as Agent.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent hereby severally but not jointly agrees, as an agent of the Province, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus, it being understood that the Province shall not approve the solicitation of purchases of Notes in excess of the Authorized Amount or in excess of the principal amount of Notes registered pursuant to the Registration Statement.

Each Agent will communicate to the Province, orally or in writing, each offer to purchase Notes, other than those offers rejected by the Agents.  Under no circumstances shall an Agent accept an offer without the consent of the Province.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein.  The Province may accept or reject any proposed purchase of the Notes, in whole or in part.

The Province reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently.  Upon receipt of instructions from the Province, each Agent will forthwith suspend solicitation of purchases from the Province until such time as the Province has advised the Agents that such solicitation may be resumed.  During such time as the solicitation of purchases of the Notes shall be suspended, the Province shall not be required to comply with the provisions of Sections 6(b) and 6(c) hereof.

The Province agrees to pay each Agent a commission at the time of settlement of any sale of Notes by the Province as a result of a solicitation made by such Agent, which commission may be in the form of a discount, in an amount to be agreed to by the Province and such Agent at the time of solicitation, it being understood and agreed that the commissions may not be the same for each Agent.  Such Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Province and the Agent or Agents soliciting such purchase and set forth in the applicable Term Sheet, if any, and Pricing Supplement.  Except as may be otherwise provided in the applicable Term Sheet, if any, and Pricing Supplement, the Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Province and such Agent.

(b)  Purchases as Principal.  Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Province and such Agent shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent.  Each such separate agreement (which may be an oral agreement, promptly confirmed in writing by facsimile transmission or email, between the relevant Agent and the Province) between such Agent and the Province is herein referred to as a “Terms Agreement”.  Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Province and an Agent.  Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Annex II hereto.  An Agent’s commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Province herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Province for such Notes, the commission to be paid to the applicable Agent, the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with an Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon.  An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased, but only with the prior written approval of the Province.  Such Terms Agreement shall also specify the requirements for the officer’s certificate and opinions of counsel pursuant to Sections 6(b) and 6(c) hereof.

(c)  Administrative Procedures.  The Agents and the Province agree that the Administrative Procedures (the “Procedures”) in the form attached to the Fiscal Agency Agreement as Exhibit D, shall initially be followed with respect to the sale of Notes and thereafter administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Province.  The Agents and the Province agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.  Upon request by the Agents, the Province will furnish to the Agents a copy of the Procedures as from time to time in effect.

The Agents shall not have any responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, other than performing their obligations as set forth in Section 3(b)(i) herein, or otherwise monitoring the remaining amount available under the Registration Statement.

(d)  Delivery.  The documents required to be delivered on the Closing Date (as defined below) by Section 5 hereof shall be delivered at the office of Shearman & Sterling LLP, 199 Bay Street, Commerce Court West, Suite 4405, P.O. Box 247, Toronto, Ontario, Canada M5L 1E8, on April 12, 2016, or at such other time and place as the Agents and the Province may agree upon in writing (the “Closing Date”).

3.  Agreements.  (a)  The Province covenants with each Agent as follows:

(i)  After the date of any Terms Agreement and prior to the related Settlement Date, the Province will not file any amendment to the Registration Statement, any supplement to the Time of Sale Information or the Prospectus, or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Prospectus, unless the Province has furnished to the Agents party to such Terms Agreement a copy for their review prior to filing and will not file any such proposed amendment, supplement or document to which any such Agent reasonably objects, except that the Agents may not object to the filing, as exhibits to an amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K, of reports prepared by the Province in the ordinary course.  Subject to the foregoing sentence, the Province will cause any Pricing Supplement to be filed with the SEC pursuant to Rule 424 and the Province will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the U.S. Securities Act.  The Province will promptly advise the Agents (i) when the Time of Sale Information, the Prospectus or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Prospectus shall have been filed with the SEC, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the SEC for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or the Prospectus or for any additional information relating thereto or to any document incorporated by reference in the Preliminary Prospectus or the Prospectus, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Province will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) Before using or filing any Issuer Free Writing Prospectus, other than the Term Sheet in the form of Schedule I to the applicable Terms Agreement, if any, the Province will furnish to the Agents and counsel for the Agents a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Agents reasonably object provided that the Agents may not object to a filing that is required.

(iii) If, at any time when a prospectus relating to the Notes is required to be delivered under the U.S. Securities Act, any event occurs as a result of which the Time of Sale Information or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information or the Prospectus to comply with the U.S. Securities Act or the rules and regulations thereunder, the Province promptly will notify the Agents, such notice to be confirmed in writing, to cease the solicitation of offers to purchase the Notes, and the Province promptly will prepare and file with the SEC, subject to the first sentence in paragraph (a)(i) of this Section 3, an amendment or supplement at its own expense which will correct such statement or omission or an amendment which will effect such compliance.

(iv) The Province will make generally available to its security holders and to the Agents as soon as practicable after the close of its first fiscal year beginning after the date hereof, statements of its revenues and expenditures for such fiscal year which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and the applicable rules and regulations thereunder.

(v) The Province will furnish to the Agents, upon request:

(A)
copies of the Registration Statement (including exhibits thereto) and each amendment thereto and, so long as delivery of a prospectus by an Agent or a dealer may be required by the U.S. Securities Act, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Agents may reasonably request;

(B)
copies of the following documents incorporated by reference in the Registration Statement:  (i) its audited financial statements, (ii) its quarterly financial updates and (iii) its annual budget, (collectively, the “Published Reports”) by posting the Published Reports onto either http://www.fin.gov.on.ca/ or http://www.ofina.on.ca/ir/quarterly_finances.htm (each, a “Designated Website”).  An Agent may at any time request one paper copy of any of the Published Reports posted onto the Designated Website and the Province shall comply with any such request within ten New York business days.  The Province shall promptly upon becoming aware of its occurrence notify the Agents if:

(a)	the Designated Website cannot be accessed due to technical failure for a period of four New York business days;
(b)	the address of the Designated Website changes;
(c)	any of the Published Reports which have been provided under this Agreement and posted onto the Designated Website are amended; or
(d)	the Province becomes aware that the Designated Website or any of the Published Reports posted onto the Designated Website are or have been infected by any electronic virus or similar software.
If the Province notifies the Agents that the Designated Website cannot be accessed due to technical failure for a period of four New York business days or that the Designated Website or any of the Published Reports posted onto the Designated Website are or have been infected by any electronic virus or similar software, all the Published Reports to be provided by the Province after the date of that notice shall be supplied by the Province to the Agents in paper form unless and until the Province is satisfied that the circumstances giving rise to the notification are no longer continuing.

(vi)  The Province will arrange for the qualification of the Notes for offer and sale and the determination of their eligibility for investment under the securities laws of such states and other jurisdictions of the United States as the Agents may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Province shall not be obligated to consent to general service of process under the laws of any state or other jurisdiction.

(vii)  The Province will pay (i) all expenses in connection with (a) the preparation, issue, execution and delivery of the Notes (including reasonable fees of the registrar, fiscal agent, transfer agent, calculation agent and paying agents and such agents’ counsel and the fees and expenses of the Province’s legal advisors) and (b) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the SEC, (ii) the cost of copying the documents incorporated by reference in the Time of Sale Information and the Prospectus in such quantities as the Agents may reasonably request and the cost of delivering the same to locations designated by the Agents and satisfactory to the Province in its reasonable judgment (iii) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the update of the Program, which shall in no event exceed CAD$50,000 and (iv) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the maintenance of, or amendments to, the Program and approved by the Province.  Except as provided in this section and Section 8 hereof, the Province shall not be required to pay or bear any fees or expenses of the Agents.

(viii)  The Agents will pay all costs incurred in connection with the printing of the Prospectus and each Preliminary Prospectus (including all amendments thereof or supplements thereto), any Issuer Free Writing Prospectus and the cost of delivering the same to locations designated by the Agents, the Province and each of their counsel; provided, however, that the Province will pay any such reasonable printing and delivery costs incurred in connection with the establishment of the Program.

(b)  Each Agent agrees that:

(i)  It will deliver to the Province a letter prior to the applicable Settlement Date containing the total sales of the Notes made in the initial distribution in the United States together with an estimate of the amount of Notes reasonably expected to be sold within the United States in secondary market transactions within 40 days of such Settlement Date; provided, however, that the Agents shall bear no responsibility for any discrepancy between such estimate and the actual amount of Notes sold within the United States pursuant to such secondary market transactions in such time period.

(ii)  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) (which term includes use of any written information furnished to the SEC by the Province and not incorporated by reference into the Registration Statement and any press release issued by the Province) other than (A) the Term Sheet in the form of Schedule I to the applicable Terms Agreement, if any, and any Issuer Free Writing Prospectus prepared pursuant to Section 3(a)(ii) above, or (B) any “free writing prospectus” prepared by such Agent and provided to and consented to by the Province in advance in writing (each such “free writing prospectus” referred to in this clause (B), an “Underwriter Free Writing Prospectus”); provided that the Agents may use a Bloomberg term sheet in accordance with Section 3(b)(iv) below.

(iii)  It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 3(b)(ii)(B) in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Province has consented in advance in writing to such dissemination.

(iv)  It has not and will not, without the prior written consent of the Province, use any “free writing prospectus” that contains the final terms of a particular issue of the Notes unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the SEC; provided that the Agents may use a Bloomberg term sheet that contains some or all of the information in the Term Sheet in the form of Schedule I to the applicable Terms Agreement, if any, without the consent of the Province; provided further that any Agent using such term sheet shall notify the Province, and provide a copy of such Bloomberg term sheet to the Province, prior to, or substantially concurrently with, the first use of such term sheet.

(v)  It is not subject to any pending proceeding under Section 8A of the U.S. Securities Act with respect to the applicable offering (and will promptly notify the Province if any such proceeding against it is initiated during the period that delivery of a prospectus by an Agent or a dealer may be required by the U.S. Securities Act).

(vi)  It will promptly advise the Province upon the completion of the distribution of any offering of the Notes, to the extent applicable.

4.  Selling Restrictions.

(a)  European Economic Area.

In relation to each member state (the “Member States” and each, a “Member State”) of the European Economic Area, each Agent, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents and agrees that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Preliminary Prospectus and the Prospectus and completed by the applicable Pricing Supplement to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Member State:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Agent or Agents nominated by the Province for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the Province or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

In relation to any offer of Notes with a denomination of less than €100,000 (or equivalent), each person in a Member State who receives any communication in respect of, or who acquires any Notes under, such offer will be deemed to have represented, warranted and agreed that he is a qualified investor within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive, and the Agents shall be permitted to rely on such representation for the purposes of this Section 4(a).

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State concerned.

(b)  United Kingdom.

Each of the Agents, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents and agrees that:

(i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(ii)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

In respect of any Notes which must be redeemed before the first anniversary of the date of their issue, the Province will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of section 19 of the FSMA):

(iii)  each of the Agents, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents and agrees that it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (2) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 the FSMA by the Province; and

(iv)  the redemption value of each such Notes is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of Notes may be transferred unless the redemption value of that part is not less than £100,000 (or such equivalent amount).

(c)  Japan.  The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, each of the Agents, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, undertakes that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.  For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

(d)  Hong Kong.  Each of the Agents, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents and agrees that:

(i)  it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)  it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

(e)  Switzerland.  Each Agent, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents and agrees that it will not offer, sell or advertise, directly or indirectly, Notes to the public in, into or from Switzerland, and that it will not distribute or otherwise make available, the Prospectus or any other offering or marketing material relating to the Notes to the public in Switzerland.

(f)  Singapore.  Each Agent, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents and agrees that it has not circulated or distributed and will not circulate or distribute the Preliminary Prospectus, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, nor has it offered or sold the Notes, or made the Notes the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA

(g)  Sale and Distribution.  In addition to the provisions of Sections 4(a), (b), (c), (d), (e) and (f) above, each of the Agents, on behalf of itself and each of its respective affiliates that participates in the initial distribution of the Notes, represents to and agrees with the Province that it and each of its respective affiliates has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Basic Prospectus, any Preliminary Prospectus, the Prospectus, the Time of Sale Information, any “free writing prospectus”, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement.  In addition, each of the Agents agrees with the Province to cause any members of any selling or dealer group to agree to comply with the restrictions on offers and sales of the Notes set forth in this Section 4.

(h)  Authorizations.  Without prejudice to the provisions of Sections 4(a), (b), (c), (d), (e), (f) and (g) and except for the qualification of the Notes for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Agents may designate pursuant to Section 3(a)(vi), the Province shall not have any responsibility for, and the Agents agree, to the extent applicable, with the Province that the Agents and their respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Notes under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Notes.

5.  Conditions to the Obligations of the Agents.  The obligations of the Agents to solicit offers to purchase the Notes as agents of the Province, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of any Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Province herein and to the accuracy of the statements of the Province made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Province of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Prospectus and any Pricing Supplement shall have been timely filed with the SEC pursuant to Rule 424; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the U.S. Securities Act, shall have been filed with the SEC under the U.S. Securities Act.

(b)  The Province shall have furnished to the Agents, on or prior to the Closing Date, a written opinion dated the Closing Date of the Deputy Attorney General, Assistant Deputy Attorney General or Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, addressed to the Minister of Finance of the Province to the effect that, based on the assumptions and subject to the qualifications set forth therein:

(i)  this Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms;

(ii)  the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, assuming due execution and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms;

(iii)  the Interest Calculation Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, assuming due execution and delivery by The Bank of New York Mellon, as calculation agent, constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms;

(iv)  the Notes, as provided for in this Agreement, upon due execution on behalf of the Province in accordance with the laws of the Province of Ontario and the applicable Order or Orders of the Lieutenant Governor in Council, upon due authentication in accordance with the provisions of the Fiscal Agency Agreement and delivery thereof and payment therefor in accordance with the provisions of this Agreement, will be duly authorized and will constitute legal, valid and binding obligations of the Province, enforceable in accordance with their terms, provided that at the time of any such issue and sale, the aggregate principal amount of Notes issued (including such Notes being issued) as determined under the Financial Administration Act (Ontario), will not exceed the Authorized Amount;

(v)  the statements in the Prospectus under the headings “Description of Debt Securities — Canadian Income Tax Considerations” and “Canadian Tax Considerations” are accurate in all material respects subject to the qualifications therein stated;

(vi)  the payment of principal of and interest on the Notes will be a charge on and payable out of the Consolidated Revenue Fund of the Province of Ontario (as defined in the Financial Administration Act (Ontario));

(vii)  no authorization, consent, waiver or approval of, or filing, registration, qualification or recording with, any governmental authority of the Province of Ontario or of Canada is required in connection with the execution, delivery and performance by the Province of this Agreement, the Fiscal Agency Agreement, the Interest Calculation Agency Agreement or the issue and sale of the Notes by the Province in the manner contemplated in this Agreement and the Prospectus, except for the Order or Orders of the Lieutenant Governor in Council applicable thereto, and an approval under section 28 of the Financial Administration Act (Ontario), which have been obtained;

(viii)  no stamp or other similar duty or levy is payable under the laws of the Province of Ontario or the federal laws of Canada applicable in the Province of Ontario in connection with the execution, delivery and performance by the Province of this Agreement, the Fiscal Agency Agreement, the Interest Calculation Agency Agreement or in connection with the issue and sale of the Notes by the Province in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus; and

(ix)  Her Majesty the Queen in right of Ontario may be sued in the courts of the Province of Ontario with regard to any claims arising out of or relating to the obligations of the Province under the Notes.  No law in the Province of Ontario requires the consent of any public official or authority for suit to be brought or judgment to be obtained against Her Majesty the Queen in right of Ontario arising out of or relating to the obligations of the Province under the Notes, though in certain circumstances prior notice and particulars of a claim must be given to Her Majesty the Queen in right of Ontario.  An amount payable by Her Majesty the Queen in right of Ontario under an order of a court of the Province of Ontario that is final and not subject to appeal is payable out of the Consolidated Revenue Fund of the Province of Ontario pursuant to the Proceedings Against the Crown Act (Ontario).

(c)  The Agents shall have received on the Closing Date from Shearman & Sterling LLP, United States counsel to the Province, favorable opinions dated the Closing Date to the effect that:

(i)  the statements in the Prospectus under the caption “Description of the Notes” and “Plan of Distribution”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein; and

(ii)  the statements in the Prospectus under the caption “Description of Debt Securities — United States Federal Income Tax Considerations”, as supplemented by “United States Federal Income Tax Considerations”, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

Such counsel shall also state that although they have not verified, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (including the documents incorporated by reference therein), such counsel has, however, generally reviewed and discussed such statements with representatives of the Ontario Financing Authority and Ministry of Finance of the Province and, in the opinion of such counsel, (A) each of the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and any supplements or amendments thereto (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need not express any opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder; and (B) each of the documents incorporated by reference in the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), except to the extent that any statement therein is modified or superseded in the Prospectus, at the time it was filed with the SEC, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Exchange Act and the applicable rules and regulations of the SEC thereunder.

Such counsel shall also state that, subject to the limitations set forth in the immediately preceding paragraph, in the course of such review and discussion, no facts have come to such counsel’s attention which caused them to believe that (A) the Registration Statement (including the documents incorporated by reference therein, other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus as amended or supplemented, if applicable (including the documents incorporated by reference therein, other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of such Prospectus as amended or supplemented, if applicable, or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) if applicable, the Time of Sale Information, at the Time of Sale (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving such opinions, such counsel may rely, without independent investigation, as to matters relating to the laws of the Province of Ontario or the federal laws of Canada applicable therein, on the opinion of the Deputy Attorney General, Assistant Deputy Attorney General or Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, rendered pursuant to Section 5(b) hereof.

(d)  The Agents shall have received on the Closing Date from Stikeman Elliott LLP, Canadian counsel for the Agents, a favorable opinion dated the Closing Date as to the validity of the Notes and as to the proceedings and other related matters incident to the issuance and sale of the Notes on the Closing Date, and the Agents, shall have received on the Closing Date from Davis Polk & Wardwell LLP a favorable opinion dated the Closing Date with respect to the Registration Statement and the Prospectus, including the form thereof, and other related matters as the Agents may reasonably require.  In giving their opinion, Davis Polk & Wardwell LLP may rely upon the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law.

(e)  The Province shall have furnished to the Agents, on the Closing Date a certificate of the Province, signed by the duly authorized officer of the Province (who may rely as to proceedings pending or contemplated upon the best of his knowledge), dated the Closing Date, to the effect that:

(i)  the representations and warranties of the Province in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Province has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)  no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Province’s knowledge, threatened; and

(iii)  there has been no material adverse change in the financial, economic or political conditions of the Province from those set forth in or contemplated by the Registration Statement and the Prospectus other than changes arising in the ordinary and normal course.

(f)  On the Closing Date and on each Settlement Date with respect to any applicable Terms Agreement, the Agents shall have been furnished with such further reasonable information, certificates, opinions and documents as the Agents and the Province agree in such Terms Agreement.

The obligations of any Agent to purchase Notes pursuant to any Terms Agreement will be subject to the further condition that subsequent to the execution of such Terms Agreement and on or prior to the Settlement Date with respect to such Terms Agreement, there shall not have been any downgrading in the ratings of any of the Province’s long-term debt securities or any of the Notes issued under the Program by Moody’s Investors Service Inc. or Standard & Poor’s Ratings Services, a division of McGraw Hill Financial Inc.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents, this Agreement and all obligations of the Agents hereunder may be cancelled at, or at any time prior to, the Closing Date by the Agents and any Terms Agreement and this Agreement and all obligations of the Agents thereunder and hereunder may be cancelled at, or at any time prior to, the applicable Settlement Date by the Agents party thereto.  Notice of such cancellation shall be given to the Province in writing or by telephone or facsimile transmission, in either case confirmed in writing.

6.  Additional Covenants of the Province.  The Province covenants and agrees with each Agent that:

(a)  Reaffirmation of Representations and Warranties.  Each acceptance by the Province of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Province contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to an Agent, of the Note or Notes relating to such acceptance or sale, as the case be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Information and the Prospectus as amended and supplemented to each such time).

(b)  Subsequent Delivery of Certificates.  The Province shall furnish or cause to be furnished forthwith to an applicable Agent party to a Terms Agreement a certificate if the Province sells Notes to an Agent pursuant to a Terms Agreement and agrees to deliver such certificate pursuant to the terms of such Terms Agreement, which certificate shall be dated the date of such sale, in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(e) hereof which were last furnished to the Agent are true and correct at the time of such sale, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)  Subsequent Delivery of Legal Opinions.  The Province shall furnish or cause to be furnished forthwith to an applicable Agent party to a Terms Agreement a written opinion if the Province sells Notes to an Agent pursuant to a Terms Agreement and agrees to deliver such opinion pursuant to the terms of such Terms Agreement, which opinion shall be of the Deputy Attorney General, Assistant Deputy Attorney General or Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, addressed to the Minister of Finance of the Province, and of Shearman & Sterling LLP, United States counsel to the Province, or other counsel satisfactory to such Agent party to a Terms Agreement dated the date of such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) hereof, but modified, as necessary, to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to the time of delivery of such opinion, or, in lieu of such opinion, each counsel last furnishing such opinion to the Agent shall furnish such Agent with a letter to the effect that such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

7.  Stabilization and Over-allotment.  The Agents (or persons acting on their behalf) may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the date on which the Province received the proceeds of the issue, and 60 days after the date of the allotment of the Notes.  Any over-allotment or stabilization transaction by the Agents in connection with the distribution of the Notes shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account.  The Agents acknowledge that the Province has not been authorized to issue Notes in excess of the principal amount set forth in the Term Sheet in the form of Schedule I to the applicable Terms Agreement, if any.  The Agents also acknowledge that the Province has not authorized the carrying out by the Agents of stabilization transactions or over-allotment other than in conformity with all applicable laws and rules, including Regulation M under the U.S. Exchange Act (if applicable).  The Province authorises the Agents to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.

8.  Indemnification and Contribution.

(a)  The Province agrees to indemnify and hold harmless each Agent and each of its affiliates that participates in the initial distribution of the Notes and each person who controls any Agent or any such affiliate within the meaning of either the U.S. Securities Act or the U.S. Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, including all documents incorporated by reference, or in the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse, as incurred, each such indemnified party, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Province by or on behalf of any Agent specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information shall not enure to the benefit of any Agent or affiliate thereof (or any person controlling any Agent or affiliate) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive the Time of Sale Information at or prior to the sale of such Notes to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus was corrected in the Time of Sale Information.  This indemnity agreement will be in addition to any liability which the Province may otherwise have.

(b)  Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Province:

(i)  to the same extent as the foregoing indemnity from the Province to such Agent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by or on behalf of such Agent specifically for use in the preparation of the documents referred to in the foregoing indemnity;

(ii)  against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any document prepared by such Agent and distributed by it in connection with the offering of the Notes, including any “free writing prospectus”, or which arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and which statement or omission is not contained in the Time of Sale Information, the Prospectus or the agreed press releases; and

(iii)  against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject arising out of or in connection with a breach by such Agent (or its affiliates that participate in the initial distribution of the Notes) of any representation, or failure to perform or observe any agreement, contained in Section 4 of this Agreement.

Each Agent, severally and not jointly, agrees to reimburse, as incurred, any legal or other expenses reasonably incurred by the Province in connection with investigating or defending any such loss, claim, damage, liability or action referred to in clauses (i), (ii) and (iii) above.  This indemnity agreement will be in addition to any liability which any Agent may otherwise have.  The Province acknowledges, for the purposes of Sections 1(ii), 1(iii), 8(a) and 8(b)(i) above, that the statements set forth under the heading “Plan of Distribution” (except for the statements in the paragraphs relating to the European Economic Area, the United Kingdom and the securities laws of Japan, Hong Kong, Switzerland and Singapore and the sentence relating to stamp taxes and other charges and expenses in connection with the Program) in any Preliminary Prospectus or the Prospectus constitute the only information furnished in writing by or on behalf of the Agents for use in connection with the preparation of any of the documents referred to in the foregoing indemnity, and the Agents confirm that such statements are correct; provided that such acknowledgement by the Province does not extend to any “free writing prospectus” other than the Issuer Free Writing Prospectus in the form of the Term Sheet in the form of Schedule I to the applicable Terms Agreement, if any.

(c)  Each of the Province and the Agents agree that each Agent shall have and hold the covenants of the Province contained in this Section 8 in respect of such Agent’s controlling persons (as referred to herein) and affiliates in trust for the benefit of their controlling persons and affiliates.  Each Agent agrees to accept the trusts in this paragraph (c) declared and provided for and agree to enforce those covenants on behalf of such persons.

(d)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action).

Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i)  the indemnified party shall have employed separate counsel in accordance with the proviso to the first sentence of the next preceding paragraph (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (and local counsel), approved by the Agents in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action),

(ii)  the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or

(iii)  the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(e)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Province on grounds of policy or otherwise, the Province and each applicable Agent shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Province and such Agent may be subject in such proportion so that such Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of the Notes sold to or through such Agent to the date of such liability and the Province is responsible for the balance; provided, however, that (a) in no case shall any Agent be responsible for any amount in excess of the total commissions and underwriting discounts applicable to the Notes purchased by such Agent hereunder and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Agent within the meaning of the U.S. Securities Act shall have the same rights to contribution as such Agent, and each person who controls the Province within the meaning of the U.S. Securities Act and each official of the Province who shall have signed the Registration Statement shall have the same rights to contribution as the Province.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

9.  Default by an Agent Purchasing as Principal.  Unless otherwise agreed to in any Terms Agreement, if any one or more Agents purchasing Notes as principal pursuant to a Terms Agreement shall fail to purchase and pay for any of the Notes agreed to be purchased by such Agent or Agents pursuant to such Terms Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Agents to the Terms Agreement shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule II to such Terms Agreement bears to the aggregate amount of Notes set forth opposite the names of all the remaining Agents to such Terms Agreement) the Notes which the defaulting Agent or Agents agreed but failed to purchase; provided, the nondefaulting Agents shall have the right, within 24 hours after such default, to make arrangements for one or more of the Agents to purchase all, but not less than all, of such Notes in such amounts as may be agreed upon and upon the terms set forth in the applicable Terms Agreement and herein; provided further, that in the event that the aggregate amount of Notes which the defaulting Agent or Agents agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule II to such Terms Agreement, the remaining Agents shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Agents do not purchase all the Notes, the applicable Terms Agreement will terminate without liability to any nondefaulting Agent or the Province.  In the event of a default by any Agent as set forth in this Section 9, the Settlement Date shall be postponed for such period, not exceeding seven days, as the Agents shall determine in order that the required changes in the Registration Statement and the Prospectus or Pricing Supplement or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Agent of its liability, if any, to the Province and any nondefaulting Agent for damages occasioned by its default hereunder.

10.  Termination.

(a)  Termination of this Agreement.    This Agreement (excluding any Terms Agreement) may be terminated with respect to the Province and one or more Agents for any reason, at any time by either the Province or such Agent or Agents upon the giving of 30 days’ written notice of such termination to the other party hereto.

(i)  This Agreement (excluding any Terms Agreement) may be terminated forthwith with respect to any Agent by the Province if any of the following events or circumstances shall occur or arise, namely: (A) such Agent is adjudged bankrupt or insolvent; (B) such Agent files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; (C) a resolution is passed or an order is made for the winding up or dissolution of such Agent; (D) a receiver, administrator or other similar official of such Agent or of all or any substantial part of its property is appointed; (E) an order of any court is entered approving any petition filed by or against such Agent under the provisions of any applicable bankruptcy or insolvency law; or (F) any public officer takes charge or control of such Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or any analogous proceeding is taken. Any such termination, however, shall not affect the obligations of the Province or the Agents under Sections 8, 10, 11 and 13 hereof or the rights or responsibilities of the parties arising prior to the termination of the appointment of such Agent.

(b)  Termination of a Terms Agreement.  Any Terms Agreement shall be subject to termination in the absolute discretion of the Agents party to such Terms Agreement or the Province, by notice given to the Province or such Agents, as the case may be, prior to the Settlement Date relating thereto, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of such Agents or the Province, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of such Agents or the Province, as the case may be, impracticable to market the Notes on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus.  Notwithstanding any such termination, the provisions of Sections 8, 10, 11 and 13 hereof shall remain in effect.

(c)  General.  In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Province but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(a)(iv) hereof, the provisions of Section 3(a)(vii) hereof, the indemnity and contribution agreements set forth in Section 8 hereof, and the provisions of Sections 10, 11 and 13 hereof shall remain in effect.

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Province and of the Agents set forth in or made pursuant to this Agreement, and in certificates of officers of the Province submitted pursuant hereto, will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Province or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive each delivery of and payment for any of the Notes and the termination of this Agreement and any Terms Agreement.

12.  Other Liabilities Governed by Non-EEA Law. Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Province and HSBC Bank plc, as Agent, the Province acknowledges, accepts, and agrees to be bound by:

(a)  the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of HSBC Bank plc to the Province under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
ii.
the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of HSBC Bank plc or another person (and the issue to or conferral on the Province of such shares, securities or obligations;

iii. the cancellation of the BRRD Liability; and

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The terms which follow, when used in this Section 12, shall have the meanings indicated:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

 “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to HSBC Bank plc.

13.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or sent by facsimile transmission and confirmed to them care of RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York, 10281-8098, U.S.A., attention: Scott Primrose (Facsimile No. (212) 658-6137) or, if sent to the Province, will be mailed, delivered or sent by facsimile transmission and confirmed at Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, M5G 1Z3, attention: Director, Capital Markets Operations, Capital Markets Division, Ontario Financing Authority (Facsimile No. (416) 860-8346).

14.  Successors and Assigns.  This Agreement and any Terms Agreement will enure to the benefit of and be binding upon the parties hereto (or, in the case of a Terms Agreement, the parties thereto) and their respective successors and permitted assigns and the officials and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.  Neither this Agreement nor any interest or obligation in or under this Agreement may be assigned by the Agents without the prior written consent of the Province or by the Province without the prior written consent of the Agents.  This Agreement and any such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agent, may, upon prior written notice to the Province, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the date of this Agreement.

15.  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

16.  Counterparts.  This Agreement may be executed in one or more counterparts (including counterparts by facsimile) and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.

17.  Advertisements.  All advertisements of the issue of the Notes shall be published in a form or forms and manner to which the Province consents in writing prior to the date of publication.  The Province may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.

18.  Time of the Essence.  Time shall be of the essence in this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Province and the Agents.

Very truly yours,

Province of Ontario

By:       /s/ Opallycia A. Kandelas
Name:       Opallycia A. Kandelas
Title:         Director, Capital Markets Operations
       Capital Markets Division
       Ontario Financing Authority

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

BMO Capital Markets Corp.

By: /s/ Eric R. Bergstrom
Authorized Signatory

Name:  Eric R. Bergstrom
Title:    MD Head of US Rates Trading

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

CIBC World Markets Corp.

By: /s/ Paul Hadlow
       Authorized Signatory

Name: Paul Hadlow
Title:   Managing Director

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Deutsche Bank Securities Inc.

By: /s/ Thomas Short
       Authorized Signatory

Name:   Thomas Short
Title:     Director / Debt Syndicate

By:  /s/ Tom Criqui
        Authorized Signatory

Name:  Tom Criqui
Title:    Managing Director / Debt Syndicate

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

HSBC Bank plc

By:  /s/ Mary Guo
        Authorized Signatory

Name: Mary Guo
Title:   Associate Director,
Transaction Management Group
EMEA Debt Capital Markets

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated

By: /s/ Andrew Karp
         Authorized Signatory

Name: Andrew Karp
Title:   Managing Director

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Morgan Stanley & Co. LLC

By: /s/ Yurij Slyz
         Authorized Signatory

Name: Yurij Slyz
Title:   Executive Director

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

National Bank of Canada Financial Inc.

By: /s/ Maxime Brunet
Authorized Signatory

Name:  Maxime Brunet
Title:    Managing Director

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

RBC Capital Markets, LLC

By: /s/ Scott G. Primrose
Authorized Signatory

Name:  Scott G. Primrose
Title:    Authorized Signatory

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Scotia Capital (USA) Inc.

By: /s/ Paul McKeown
Authorized Signatory

Name:  Paul McKeown
Title:    Managing Director

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

TD Securities (USA) LLC

By: /s/ Wei-Ming Lee
          Authorized Signatory

Name:  Wei-Ming Lee
Title:    Head of US DCM and Syndicate

ANNEX I

[ Province of Ontario Letterhead ]

New Agent Supplemental Agreement
[Date]
[Full legal names of Agent]
[Address]

Re:	Province of Ontario Medium-Term Notes

Ladies and Gentlemen:

We refer to the Distribution Agreement dated April 12, 2016 entered into in respect of the issue and sale by the Province of its Medium-Term Notes described therein (such agreement, as amended from time to time, the “Agreement”) and have pleasure in inviting you to become an Agent upon the terms of the Agreement [but only in respect of and for the purposes of [description of relevant Notes] [insert any restrictions on agents appointed in relation to a particular Notes]*, a copy of which has been supplied to you by us.  [For your information, we are enclosing a letter confirming you may rely on the legal opinion dated as of April 12, 2016 from our legal counsel.]1  Please return to us a copy of this letter signed by an authorized signatory whereupon you will become an Agent for the purposes of the Agreement [but only in respect of and for the purposes of] [description of relevant Notes]*.

This letter is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Very truly yours,

Province of Ontario

By: ________________________
Name:
Title:

* Insert where the person is being appointed in respect of particular Notes only.
1 The reliance letter will only be provided upon the request of the relevant Agent and the agreement of the Province.

We hereby accept the appointment as an Agent and accept all of the obligations under, and terms and conditions of, the Agreement.  For the purposes of the Agreement our communications details are set out below.

[AGENT]

By: ____________________________
 Name:
 Title:

Date:

Address:

Telephone:

Facsimile:

Attention:

ANNEX II

Province of Ontario

Medium-Term Notes

Terms Agreement

                                                              Date: _____________________
Ontario Financing Authority
One Dundas Street West
Suite 1400
Toronto, Ontario  M5G 1Z3
Attention:	Director, Capital Markets Operations Capital Markets Division

Re:  Distribution Agreement dated April 12, 2016

The undersigned agrees to purchase the following principal amount of Notes:

                                                                   US$__________________________
Interest Rate:
Fixed Rate Note:
Interest Rate:
Floating Rate Note:
Interest Rate Basis:
Initial Interest Rate:
Spread and Spread Multiplier, if any:
Interest Reset Dates:
Interest Payment Dates:
Index Maturity:
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Interest Rate Reset Period:
Interest Payment Period:
Interest Determination Date:
Calculation Date:

Stated Maturity Date:
Purchase Price:	__________%
Discount/Commissions:
Settlement Date and Time:
Place of Delivery:
Optional Redemption Date(s):
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if other than 100% of principal amount):
Optional Repayment Date(s):
Additional Terms:

The Time of Sale means [_____] [a.m.]/[p.m.] (Toronto time) on [__________].

[Documents to be delivered:  The following documents referred to in the Distribution Agreement shall be delivered

[1.  Certificate pursuant to Section 6(b) of the Distribution Agreement.]

[2.  Legal opinions pursuant to Section 6(c) of the Distribution Agreement.]

[AGENT]

By: _____________________________
 Name:
 Title

Accepted:  [Date]

Province of Ontario

By: ________________________
 Name:
 Title:

SCHEDULE I

[Form of Term Sheet for Fixed Rate Notes]

FINAL TERM SHEET	Filed Pursuant to Rule 433
Registration No. 333-209852

PROVINCE OF ONTARIO

US$[ ]

MEDIUM-TERM NOTES, SERIES [ ]

[   ]% Fixed Rate Notes

☐ Book-Entry Notes                  ☐ Certificated Notes

Issuer: Province of Ontario
Title: [ ]
Aggregate Principal Amount: [ ]
Trade Date: [ ]
Issue Date (Settlement Date): [ ]
Stated Maturity Date: [ ]
Interest Computation Period:    ☐Semi-annual                                 ☐Annual  ☐Other (specify):
Interest Payment Dates:  ☐January 25 and July 25                           ☐July 25 ☐Other (specify):
Record Dates:  ☐January 10 and July 10                                           ☐ July 10                       ☐Other (specify):
Yield to Maturity: [ ]
Interest Rate:[   ]% per annum
Public Offering Price: [ ]
Day Count Convention: 30/360
CUSIP# / ISIN#:  [ ]
Registrar, Fiscal Agent, Transfer Agent and Principal Paying Agent:   The Bank of New York Mellon

OPTION TO ELECT REDEMPTION:	☐Yes ☐No
Redemption Date(s):
Initial Redemption Percentage:
Annual Redemption Percentage Reduction:

OPTION TO ELECT REPAYMENT:	☐Yes ☐No	ORIGINAL ISSUE DISCOUNT:	☐Yes ☐ No
Repayment Date(s):		Issue Price:
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:

Minimum Denominations:	US$2,000 and increments of US$1,000 in excess thereof

Other Provisions (if any): Agent(s): ☐ BMO Capital Markets Corp.
                     ☐ CIBC World Markets Corp.
                     ☐ Deutsche Bank Securities Inc.
                     ☐ HSBC Bank plc
                     ☐ Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated
                     ☐ Morgan Stanley & Co. LLC
                     ☐ National Bank of Canada Financial Inc.
                     ☐ RBC Capital Markets, LLC
                     ☐ Scotia Capital (USA) Inc.
                     ☐ TD Securities (USA) LLC
                     ☐ Other (specify):

Agent’s Discount or         [     ]%
Commission (%):

Agent’s Discount             $[      ]
or Commission ($):

Net Proceeds to the        $[      ]
Province:

☐  Acting as Agent         Agent is acting as Agent for the sale of Notes by the Province at a price of [     ]% of the principal amount

☐  Acting as Principal    Agent is purchasing Notes from the Province as principal for resale to investors and other purchasers at:
                                           ☐  a fixed public offering price of [      ]% of the principal amount
                                           ☐  varying prices related to prevailing market prices at the time of resale to be determined by such Agent

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [●] at [●].

[Form of Term Sheet for Floating Rate Notes]

FINAL TERM SHEET	Filed Pursuant to Rule 433
Registration No. 333-209852

PROVINCE OF ONTARIO

US$[ ]

MEDIUM-TERM NOTES, SERIES [ ]

Floating Rate Notes

☐ Book-Entry Notes ☐ Certificated Notes

Issuer: Province of Ontario
Title: [ ]
Aggregate Principal Amount: [ ]
Trade Date: [ ]
Issue Date (Settlement Date): [ ]
Stated Maturity Date: [ ]
Public Offering Price: [ ]
Day Count Convention: [ ]
CUSIP# / ISIN#:  [ ]
Registrar, Fiscal Agent, Transfer Agent and Principal Paying Agent:   The Bank of New York Mellon

Interest Rate Basis:		☐CD Rate ☐Commercial Paper Rate ☐Federal Funds Rate ☐LIBOR ☐Prime Rate ☐Treasury Rate ☐Other (specify):
Initial Interest Rate: [ ]		Record Date(s): [ ]
Index Maturity: [ ]		Calculation Agent: The Bank of New York Mellon
Interest Determination Date(s): [ ]
Spread (plus or minus): [ ]		Interest Reset Date(s): [ ]
Spread Multiplier: [ ]		Designated LIBOR Page: [ ]
Maximum Interest Rate: [ ]		Interest Accrual Date: [ ]
Minimum Interest Rate: [ ]		Interest Payment Dates: [ ]

Interest Rate Reset Period:	☐Daily ☐Monthly ☐Quarterly ☐Semi-annually ☐Annually ☐Other (specify):	Interest Payment Period:	☐Daily ☐Monthly ☐Quarterly ☐Semi-annually ☐Annually ☐Other (specify):

OPTION TO ELECT REDEMPTION:	☐Yes ☐No
Redemption Date(s):
Initial Redemption Percentage:
Annual Redemption Percentage Reduction:

OPTION TO ELECT REPAYMENT:	☐Yes ☐No	ORIGINAL ISSUE DISCOUNT:	☐Yes ☐No
Repayment Date(s):		Issue Price:
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:

Minimum Denominations:	US$2,000 and increments of US$1,000 in excess thereof

Other Provisions (if any):

Agent(s): ☐ BMO Capital Markets Corp.
                     ☐ CIBC World Markets Corp.
                     ☐ Deutsche Bank Securities Inc.
                     ☐ HSBC Bank plc
                     ☐ Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated
                     ☐ Morgan Stanley & Co. LLC
                     ☐ National Bank of Canada Financial Inc.
                     ☐ RBC Capital Markets, LLC
                     ☐ Scotia Capital (USA) Inc.
                     ☐ TD Securities (USA) LLC
                     ☐ Other (specify):

Agent’s Discount or         [     ]%
Commission (%):

Agent’s Discount             $[      ]
or Commission ($):

Net Proceeds to the        $[      ]
Province:

☐  Acting as Agent         Agent is acting as Agent for the sale of Notes by the Province at a price of [     ]% of the principal amount

☐  Acting as Principal    Agent is purchasing Notes from the Province as principal for resale to investors and other purchasers at:
                                           ☐  a fixed public offering price of [      ]% of the principal amount
                                           ☐  varying prices related to prevailing market prices at the time of resale to be determined by such Agent

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [●] at [●].

SCHEDULE II

Agent	Principal Amount of Notes to be Purchased
US$[__________]

Total	US$[__________]

ANNEX III

[Form of Pricing Supplement for Fixed Rate Notes]

PRICING SUPPLEMENT NO. [ ], DATED: [ ]	RULE 424(b)(3)
to Prospectus Supplement Dated April 12, 2016	REGISTRATION STATEMENT NO. 333-209852
to Prospectus Dated April 11, 2016

PROVINCE OF ONTARIO

US$[ ]

MEDIUM-TERM NOTES, SERIES [      ]

[   ]% Fixed Rate Notes

 ☐ Book-Entry Notes ☐ Certificated Notes

Issuer: Province of Ontario
Title: [ ]
Aggregate Principal Amount: [ ]
Trade Date: [ ]
Issue Date (Settlement Date): [ ]
Stated Maturity Date: [ ]
Interest Computation Period:    ☐Semi-annual                                             ☐Annual  ☐Other (specify):
Interest Payment Dates:  ☐January 25 and July 25                                       ☐ July 25                       ☐Other (specify):
Record Dates:  ☐January 10 and July 10                                                       ☐July 10                        ☐Other (specify):
Yield to Maturity: [ ]
Interest Rate:[   ]% per annum
Public Offering Price: [ ]
Day Count Convention: 30/360
CUSIP# / ISIN#:  [ ]
Registrar, Fiscal Agent, Transfer Agent and Principal Paying Agent:   The Bank of New York Mellon

OPTION TO ELECT REDEMPTION:	☐Yes ☐No
Redemption Date(s):
Initial Redemption Percentage:
Annual Redemption Percentage Reduction:

OPTION TO ELECT REPAYMENT:	☐Yes ☐No	ORIGINAL ISSUE DISCOUNT:	☐Yes ☐No
Repayment Date(s):		Issue Price:
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:

Minimum Denominations:	US$2,000 and increments of US$1,000 in excess thereof

Other Provisions (if any):

Agent(s): ☐ BMO Capital Markets Corp.
                     ☐ CIBC World Markets Corp.
                     ☐ Deutsche Bank Securities Inc.
                     ☐ HSBC Bank plc
                     ☐ Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated
                     ☐ Morgan Stanley & Co. LLC
                     ☐ National Bank of Canada Financial Inc.
                     ☐ RBC Capital Markets, LLC
                     ☐ Scotia Capital (USA) Inc.
                     ☐ TD Securities (USA) LLC
                     ☐ Other (specify):

Agent’s Discount or         [     ]%
Commission (%):

Agent’s Discount             $[      ]
or Commission ($):

Net Proceeds to the        $[      ]
Province:

☐  Acting as Agent         Agent is acting as Agent for the sale of Notes by the Province at a price of [     ]% of the principal amount

☐  Acting as Principal    Agent is purchasing Notes from the Province as principal for resale to investors and other purchasers at:
                                           ☐  a fixed public offering price of [      ]% of the principal amount
                                           ☐  varying prices related to prevailing market prices at the time of resale to be determined by such Agent

ANNEX IV

[Form of Pricing Supplement for Floating Rate Notes]

PRICING SUPPLEMENT NO. [ ], DATED: [ ]	RULE 424(b)(3)
to Prospectus Supplement Dated April 12, 2016	REGISTRATION STATEMENT NO. 333-209852
to Prospectus Dated April 11, 2016

PROVINCE OF ONTARIO

US$[ ]

MEDIUM-TERM NOTES, SERIES [      ]

Floating Rate Notes

☐Book-Entry Notes ☐Certificated Notes

Issuer: Province of Ontario
Title: [ ]
Aggregate Principal Amount: [ ]
Trade Date: [ ]
Issue Date (Settlement Date): [ ]
Stated Maturity Date: [ ]
Public Offering Price: [ ]
Day Count Convention: [ ]
CUSIP# / ISIN#:  [ ]
Registrar, Fiscal Agent, Transfer Agent and Principal Paying Agent:   The Bank of New York Mellon

Interest Rate Basis:		☐CD Rate ☐Commercial Paper Rate ☐Federal Funds Rate ☐LIBOR ☐Prime Rate ☐Treasury Rate ☐Other (specify):
Initial Interest Rate: [ ][1]		Record Date(s): [ ]
Index Maturity: [ ]		Calculation Agent: The Bank of New York Mellon
Interest Determination Date(s): [ ]
Spread (plus or minus): [ ][2]		Interest Reset Date(s): [ ][3]
Spread Multiplier: [ ][4]		Designated LIBOR Page: [ ]
Maximum Interest Rate: [ ]		Interest Accrual Date: [ ]
Minimum Interest Rate: [ ]		Interest Payment Dates: [ ][5]

Interest Rate Reset Period:	☐Daily ☐Monthly ☐Quarterly ☐Semi-annually ☐Annually ☐Other (specify):	Interest Payment Period:	☐Daily ☐Monthly ☐Quarterly ☐Semi-annually ☐Annually ☐Other (specify):

OPTION TO ELECT REDEMPTION:	☐Yes ☐No
Redemption Date(s):
Initial Redemption Percentage:
Annual Redemption Percentage Reduction:

OPTION TO ELECT REPAYMENT:	☐Yes ☐No	ORIGINAL ISSUE DISCOUNT:	☐Yes ☐No
Repayment Date(s):		Issue Price:
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:

Minimum Denominations:	US$2,000 and increments of US$1,000 in excess thereof

Other Provisions (if any):

Agent(s): ☐ BMO Capital Markets Corp.
                     ☐ CIBC World Markets Corp.
                     ☐ Deutsche Bank Securities Inc.
                     ☐ HSBC Bank plc
                     ☐ Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated
                     ☐ Morgan Stanley & Co. LLC
                     ☐ National Bank of Canada Financial Inc.
                     ☐ RBC Capital Markets, LLC
                     ☐ Scotia Capital (USA) Inc.
                     ☐ TD Securities (USA) LLC
                     ☐ Other (specify):

Agent’s Discount or         [     ]%
Commission (%):

Agent’s Discount             $[      ]
or Commission ($):

Net Proceeds to the        $[      ]
Province:

☐  Acting as Agent         Agent is acting as Agent for the sale of Notes by the Province at a price of [     ]% of the principal amount

☐  Acting as Principal    Agent is purchasing Notes from the Province as principal for resale to investors and other purchasers at:
                                           ☐  a fixed public offering price of [      ]% of the principal amount
                                           ☐  varying prices related to prevailing market prices at the time of resale to be determined by such Agent

_______________________

1 Insert interest rate applicable from Issue Date to the Initial Interest Reset Date.
2 Insert number of basis points to be added or subtracted from the applicable Interest Rate Basis to determine the interest rate (e.g. “+0.05%” or “plus 5 basis points”).
3 Insert as applicable:
•	in the case of Floating Rate Notes which reset daily, “each Business Day”;
•	in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, “Wednesday of each week”;
•	in the case of Treasury Rate Notes which reset weekly, “Tuesday of each week”;
•	in the case of Floating Rate Notes which reset monthly, “third Wednesday of each month”;
•	in the case of Floating Rate Notes which reset quarterly, “third Wednesday of March, June, September and December of each year”;
•	in the case of Floating Rate Notes which reset semi-annually, “third Wednesday of [month] and [month] of each year”; and
•	in the case of floating rate Notes which reset annually, “third Wednesday of [month] of each year.
4 Insert percentage by which the applicable Interest Rate Basis is to be multiplied to determine the interest rate.
5 Insert as applicable:
            •    in the case of Floating Rate Notes where the Interest Rate Reset Period is daily, weekly or monthly, “the third Wednesday of each month”;
            •    in the case of Floating Rate Notes where the Interest Rate Reset Period is quarterly, “the third Wednesday of March, June, September and December of each year”;
            •    in the case of Floating Rate Notes where the Interest Rate Reset Period is semi-annually, “the third Wednesday of the [month] and [month] of each year”;
            •    in the case of Floating Rate Notes where the Interest Rate Reset Period is annually, “the third Wednesday of [month] of each year; and
            •    in each case, on the Stated Maturity Date.

INTEREST CALCULATION AGENCY AGREEMENT

CONFORMED VERSION

INTEREST CALCULATION AGENCY AGREEMENT

INTEREST CALCULATION AGENCY AGREEMENT between the Province of Ontario (the “Issuer”) and The Bank of New York Mellon dated as of April 12, 2016.

PRELIMINARY STATEMENT

1.  The Issuer proposes to issue and sell its Medium-Term Notes (the “Notes”), Due Nine Months or More from Date of Issue, from time to time under, and pursuant to, the terms of a fiscal agency agreement, dated as of April 12, 2016 (the “Fiscal Agency Agreement”), between the Issuer and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar and principal paying agent (acting in such capacity, the “Fiscal Agent”).

2.  The Issuer desires to appoint an agent of the Issuer to calculate the Interest Rate Bases (as defined below) applicable to those Notes on which interest is to accrue at a floating rate (“Floating Rate Notes”), determined with reference to the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other interest rate basis or formula (each, an “Interest Rate Basis” and collectively, the “Interest Rate Bases”) as specified and described in the form of Floating Rate Note, a copy of which is attached hereto as Exhibit A.  Capitalized terms used but not defined herein have the meanings ascribed to them in the form of Floating Rate Note or the Fiscal Agency Agreement, as the case may be.

NOW THEREFORE, the Issuer and The Bank of New York Mellon hereby agree as follows:

SECTION 1.  Appointment of Calculation Agent.  The Issuer hereby appoints The Bank of New York Mellon as calculation agent (in such capacity, the “Calculation Agent”) of the Issuer with respect to any Floating Rate Notes to be issued by the Issuer under and pursuant to the terms of the Fiscal Agency Agreement, and the Calculation Agent hereby accepts its obligations as set forth in this Agreement upon the terms and conditions set forth herein.

SECTION 2.  (a) Calculation of Interest Rate and Interest Rate Bases.  Unless otherwise provided in any individual issue of Floating Rate Notes, the “Calculation Date” in respect of any Interest Determination Date for any Floating Rate Note shall be the earlier of: (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next following Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or Stated Maturity Date, as the case may be; provided, that if the Interest Rate Basis is LIBOR, the Calculation Date shall be the LIBOR Interest Determination Date.  The interest rate as of any Interest Determination Date with respect to any issue of Floating Rate Notes will become effective as a result of a determination made by the Calculation Agent, made by reference to the terms of the executed Note (in global or definitive form) representing the applicable Floating Rate Notes, as delivered by the Issuer to the Calculation Agent from time to time.  The Calculation Agent shall notify the Issuer and the Fiscal Agent of the applicable Interest Rate Basis or Bases and the resulting interest rate with respect to such Floating Rate Notes promptly after determination is made on such Calculation Date.  The Calculation Agent will, upon the written request of any holder of any Floating Rate Note, provide the interest rate then in effect with respect to such Floating Rate Note and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note.  If at any time the Calculation Agent is not also acting as Fiscal Agent under the Fiscal Agency Agreement, the Issuer shall, upon the issuance of each Floating Rate Note having a different Interest Rate Basis or Bases or different Interest Determination Dates than the Interest Rate Basis or Bases or Interest Determination Dates for any previously issued and outstanding Floating Rate Note, promptly notify the Calculation Agent in writing of the Interest Determination Dates and Interest Rate Basis or Bases for such Floating Rate Note.

(b)  Reference Banks.  If the Interest Rate Basis for any series of Floating Rate Notes requires the Calculation Agent to contact dealers, brokers, banks or other financial institutions (each, a “Reference Bank”) selected by the Issuer, then on the applicable Calculation Date, and after notification by the Calculation Agent that it is required to contact one or more Reference Banks, the Issuer shall provide the Calculation Agent with the names and contact details of each such Reference Bank.  In the event that a Reference Bank fails to provide the Calculation Agent with the applicable rate or quotation, the Calculation Agent shall promptly notify the Province of such failure, and the Province shall designate an alternative Reference Bank and provide the Calculation Agent with the name and contact details of such Reference Bank.  The Calculation Agent shall incur no liability for, or in respect of, any failure of a Reference Bank to provide a requested quotation or rate. The Calculation Agent shall incur no liability for, or in respect of, any failure of a Reference Bank to provide a requested quotation or rate.

SECTION 3.  New Interest Rate Bases.  If the Issuer proposes to issue Floating Rate Notes whose interest rate will be determined with reference to a basis or formula not referred to above (a “New Interest Rate Basis”), the Issuer shall give a written description of such New Interest Rate Basis to the Calculation Agent.  The Calculation Agent shall determine if it is able and willing to calculate the New Interest Rate Basis and upon its agreement in writing to do so the term “Interest Rate Basis” shall be deemed to include the New Interest Rate Basis.  If the Calculation Agent notifies the Issuer that it is not able or willing to calculate the New Interest Rate Basis, or that it is only willing to do so on the basis of an increase of its fees not acceptable to the Issuer, the Calculation Agent shall have no responsibility with respect to such New Interest Rate Basis and the Issuer shall appoint a different calculation agent to determine the New Interest Rate Basis.

SECTION 4.  Fees and Expenses.  The Calculation Agent shall be entitled to such compensation for its services under this Agreement as may be agreed upon with the Issuer, and the Issuer shall pay such compensation and shall reimburse the Calculation Agent for all reasonable expenses and disbursements incurred or made by the Calculation Agent in connection with the services rendered by it under this Agreement, upon receiving substantiating documentation from the Calculation Agent satisfactory to the Issuer, acting reasonably.  The obligation of the Issuer under this paragraph shall survive payment of the Floating Rate Notes, termination of this Agreement and resignation or removal of the Calculation Agent.

SECTION 5.  (a) Limit on Liability.  In acting under this Agreement, the Calculation Agent is acting solely as an agent of the Issuer and does not assume any obligation or relationship of agency or trust for or with any of the registered holders of the Floating Rate Notes.

(b) Rights and Liabilities of Calculation Agent.  The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Floating Rate Note, certificate, affidavit, instruction, notice, request, direction, opinion, order, statement or other paper, document or communications reasonably believed by it to be genuine.  Any order, certificate, affidavit, instruction, notice, request, direction, statement, opinion or other communication from the Issuer made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any Authorized Official. The Calculation Agent may act in reliance upon any instrument, purporting to comply with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(c) Entitled to Rely. The Calculation Agent may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion, certificate or statement of legal counsel, financial advisors, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Issuer in compliance with the provisions of this Agreement without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.

(d) Force Majeure.  Neither the Calculation Agent nor the Issuer shall be liable for any loss or damage resulting from the failure to perform its obligations under this Agreement or any term or condition herein if such failure is due to any cause beyond the reasonable control of the party relying on such cause, for so long as such cause may continue to cause such failure, including, without limitation, war, acts of terrorism, civil commotion, military disturbances, acts of God, fire, nuclear or natural catastrophes, third party labour disturbances, loss or malfunction of utilities communications or electronic (software or hardware) services or any similar cause beyond the reasonable control of such party.  Each party shall use commercially reasonable efforts to give notice to the other party as soon as reasonably possible of the occurrence of an event of force majeure as described under this provision and a summary of the action to be taken by it as a result of such event; provided however, that such notice or failure to give such notice shall not in any way suspend or otherwise affect the operation of this provision.

Notwithstanding the foregoing,

(i) the Province shall use commercially reasonable efforts to maintain contingency plans in place to either mitigate or negate the effects of any such event and the Calculation Agent shall use reasonable commercial efforts which are consistent with accepted practices in the banking industry to resume performance as soon as possible under the circumstances; and

(ii) each party shall at all times use commercially reasonable efforts to fully perform its obligations hereunder.

(e) WAIVER OF JURY TRIAL.  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.  EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT.

(f) Disclaimer of Liability for Consequential or Punitive Damages.  Neither the Calculation Agent nor the Issuer shall be liable for any indirect, punitive, consequential or exemplary damages (including but not limited to loss of profits) regardless of the cause of action.

SECTION 6. Right of Calculation Agent to Own Floating Rate Notes.  The Calculation Agent may act as fiscal agent, transfer agent, registrar or principal paying agent under the Fiscal Agency Agreement, and it, its officers, directors and employees may become the holder of, or acquire any interests in, any Floating Rate Notes, with the same rights that the Calculation Agent would have if it were not the Calculation Agent, or they were not such officers, directors or employees, and may engage in, or have an interest in, any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of registered holders of the Floating Rate Notes or other obligations of the Issuer as freely as if it were not the Calculation Agent or they were not such officers, directors or employees.

SECTION 7. Termination, Resignation or Removal of Calculation Agent.  The Calculation Agent may at any time terminate this Agreement by giving no less than 90 days’ written notice to the Issuer unless the Issuer consents in writing to a shorter time.  Upon receipt of notice of termination by the Calculation Agent, the Issuer agrees promptly to appoint a successor Calculation Agent.  If the Issuer fails to appoint a successor Calculation Agent 30 days prior to the date such termination becomes effective, the Calculation Agent may apply to a court of competent jurisdiction to seek the appointment of a successor Calculation Agent.  The Issuer may terminate this Agreement at any time by giving not less than 90 days’ written notice to the Calculation Agent, unless the Calculation Agent consents in writing to a shorter time, and specifying the date when the termination shall become effective; provided, however, that if any Floating Rate Note shall then be outstanding, no termination by the Calculation Agent or by the Issuer shall become effective prior to the date of the appointment by the Issuer, as provided in Section 8 hereof, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent.  The appointment of the Calculation Agent hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Calculation Agent becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Calculation Agent, or if a liquidator or receiver of the Calculation Agent of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Calculation Agent or its property or affairs for the purposes of rehabilitation, conservation or liquidation.  Upon termination pursuant to the provisions of this Section 7, the Calculation Agent shall be entitled to the payment of any compensation owed to it by the Issuer hereunder, to the reimbursement of all reasonable expenses and disbursements incurred or made by the Calculation Agent in connection with the services rendered by it hereunder, as provided by Section 4 hereof and to any amounts as provided by Section 9 hereof.

SECTION 8. Appointment of Successor Calculation Agent.  Any successor Calculation Agent appointed by the Issuer following termination of this Agreement pursuant to the provisions of Section 7 hereof shall execute and deliver to the predecessor Calculation Agent and to the Issuer an instrument accepting such appointment, and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the predecessor Calculation Agent, with like effect as if originally named as Calculation Agent hereunder, and the predecessor Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by the predecessor Calculation Agent in connection with the performance of its obligations hereunder.

SECTION 9. Indemnity.  (a)  The Issuer will indemnify and hold harmless the Calculation Agent against all claims, actions, demands, damages, costs, losses or liability which may be incurred by the Calculation Agent by reason of, or in connection with, the Calculation Agent’s appointment and duties as such, except as such result from any negligent act or omission, bad faith or willful misconduct of the Calculation Agent or its directors, officers, employees or agents.  The obligation of the Issuer under this paragraph shall survive payment of the Floating Rate Notes, termination of this Agreement and resignation or removal of the Calculation Agent.

(b) The Calculation Agent agrees to indemnify and hold harmless the Issuer against all claims, actions, demands, damages, costs, losses and liabilities arising out of or relating to any negligent act or omission, bad faith or willful misconduct of the Calculation Agent or its directors, officers, employees or agents.  The obligations of the Calculation Agent under this paragraph shall survive payment of the Floating Rate Notes, termination of this Agreement and resignation or removal of the Calculation Agent.

Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity.  An indemnifying party may participate at its own expense in the defense of such action.  If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action with legal advisors chosen by it and approved by the indemnified party defendant in such action, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party, but an indemnifying party may not settle any action commenced against an indemnified party without the written consent of the indemnified party.  In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim or action).  If an indemnifying party assumes the defense of any such action, the indemnifying party shall not be liable for any fees or expenses of the legal advisors of the indemnified party incurred thereafter in connection with such action.  In no event shall the indemnifying party be liable for the fees and expenses of more than one legal advisor for the indemnified party in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

SECTION 10. Merger, Consolidation or Sale of Business by Calculation Agent.  Any corporation into which the Calculation Agent may be merged, converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any paper or any further act by the parties hereto, subject to prior notice to and the prior written approval of the Issuer.

SECTION 11. Notices.  Any notice or other communication given hereunder shall be in writing and delivered in person, sent by overnight air courier with next day delivery or by facsimile transmission (subject, in the case of a facsimile transmission to confirmation by telephone) to the addresses given below or such other address as the party to receive such notice may have previously specified:

To the Issuer:

Province of Ontario

Ontario Financing Authority
One Dundas Street West, Suite 1400
Toronto, Ontario
Canada M5G 1Z3
Attention:  Director, Capital Markets Operations, Capital Markets Division
Telephone:  (416) 325-8053
Facsimile No.:  (416) 860-8346

To the Calculation Agent:

The Bank of New York Mellon
101 Barclay Street, 7E
New York, New York 10286
Attention:  Corporate Trust Department
Telephone:  (212) 815-4869
Facsimile No.:  (212) 815-5366

To the Fiscal Agent:

The Bank of New York Mellon
101 Barclay Street, 7E
New York, New York 10286
Attention:  Corporate Trust Department
Telephone:  (212) 815-4869
Facsimile No.:  (212) 815-5366

Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by overnight air courier with next day delivery, the next business day after timely delivery to the courier and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

If at any time the Calculation Agent is not also acting as Fiscal Agent under the Fiscal Agency Agreement, the Issuer shall promptly notify the Calculation Agent of the name and address of the Fiscal Agent.

SECTION 12.  Appointment of Agents and Advisors. The Calculation Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, financial advisors, accountants or other experts or advisors selected by it in good faith as it may reasonably require.

SECTION 13. Benefit of Agreement.  Except as provided herein, this Agreement is solely for the benefit of the parties hereto and their successors and permitted assigns and no other person shall acquire or have any rights under or by virtue hereof.

SECTION 14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 15. Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts (including counterparts by facsimile) each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 16. Headings.  The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

            SECTION 17. Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS HEREOF, this Agreement has been entered into as of the day and year first above written.

PROVINCE OF ONTARIO

By:       /s/        Opallycia A. Kandelas
Name:  Opallycia A. Kandelas
Title:    Director, Capital Markets Operations
 Capital Markets Division
 Ontario Financing Authority

THE BANK OF NEW YORK MELLON
as Calculation Agent

By:      /s/         Catherine F. Donohue
Name:  Catherine F. Donohue
Title:	Vice President

EXHIBIT A

[FORM OF FLOATING RATE GLOBAL MEDIUM‑TERM NOTE]

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depositary”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	CUSIP No. [ ]	PRINCIPAL AMOUNT US$[ ]
No. FL-[ ]
ISIN No. [ ]

PROVINCE OF ONTARIO
GLOBAL MEDIUM‑TERM NOTE
(Floating Rate)

ISSUE DATE:	STATED MATURITY DATE:	INITIAL INTEREST RATE:
INTEREST RATE BASIS: [ ] CD Rate [ ] Commercial Paper Rate [ ] Federal Funds Rate [ ] LIBOR [ ] Prime Rate [ ] Treasury Rate [ ] Other:	INDEX MATURITY:	SPREAD (PLUS OR MINUS):
SPREAD MULTIPLIER:	CALCULATION AGENT:	CALCULATION DATE(S):
MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:	INTEREST DETERMINATION DATE(S):
	DESIGNATED LIBOR PAGE:	INTEREST ACCRUAL DATE:
INTEREST RESET DATE(S):	INTEREST RATE RESET PERIOD: [ ] Daily [ ] Monthly [ ] Quarterly [ ] Semi-annually [ ] Annually [ ] Other:	INTEREST PAYMENT PERIOD: [ ] Daily [ ] Monthly [ ] Quarterly [ ] Semi-annually [ ] Annually [ ] Other:
INTEREST PAYMENT DATES:	RECORD DATE(S):	OPTIONAL REPAYMENT DATE(S):
REDEMPTION DATE(S):	INITIAL REDEMPTION PERCENTAGE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:
MINIMUM DENOMINATIONS: US$2,000 and increments of US$1,000 in excess thereof
ADDENDUM ATTACHED: [ ] YES [ ] NO
ORIGINAL ISSUE DISCOUNT: [ ] YES [ ] NO Issue Price: Total Amount of OID: Yield to Maturity: Initial Accrual Period OID:	OTHER PROVISIONS:

The Province of Ontario (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount specified above, and premium, if any, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above (the “Initial Interest Rate”) from the Issue Date specified above (the “Issue Date”), together with Additional Amounts (as defined below), if any, until the next succeeding Interest Reset Date specified above following the Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading “Determination of CD Rate”, “Determination of Commercial Paper Rate”, “Determination of Federal Funds Rate”, “Determination of LIBOR”, “Determination of Prime Rate” or “Determination of Treasury Rate”, depending on whether the Interest Rate Basis specified above (the “Interest Rate Basis”) is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate or Treasury Rate, as applicable, together with Additional Amounts, if any, until the principal hereof is paid or duly made available for payment.  Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

Except as provided herein, the Province shall pay interest monthly, quarterly, semi‑annually, annually or such other period as specified above under “Interest Payment Period”, on each Interest Payment Date specified above (each, an “Interest Payment Date”), commencing with the first Interest Payment Date next succeeding the Issue Date, and on the Stated Maturity Date or any prior date on which the Principal Amount of this Global Note (as defined on the reverse hereof) or any part thereof becomes due and payable, whether by the call for redemption at the option of the Province, repayment at the option of the registered holder or otherwise (each such date, a “Maturity Date”); provided, however, that if the Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments shall commence on the Interest Payment Date following the next succeeding Record Date to the Holder (as defined below) on such next succeeding Record Date.  Unless otherwise specified above, the “Record Date” with respect to any Interest Payment Date shall be the date 15 calendar days, whether or not a Business Day (as defined on the reverse hereof), immediately preceding such Interest Payment Date.  Interest on this Global Note shall accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, in the case of the first interest payment after issuance, from, and including, the Issue Date to, but excluding, the next succeeding Interest Payment Date or, in respect of any part of the Principal Amount due on a Maturity Date, on such Maturity Date, as the case may be, except that the interest payment on a Maturity Date shall include interest accrued to but excluding such date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Fiscal Agency Agreement (as defined on the reverse hereof), be paid to the person in whose name this Global Note (or one or more predecessor Global Notes) is registered (the “Holder”) in the Register (as defined on the reverse hereof) at the close of business on the Record Date for such Interest Payment Date, or in accordance with the instructions of the Depositary as provided on the reverse hereof.

Any overdue principal or interest on this Global Note shall bear interest at the rate determined in accordance with the provisions set forth herein for the Interest Rate Basis set forth above (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein.  Any such interest not so punctually paid or duly provided for shall be paid to the person in whose name this Global Note (or one or more predecessor Global Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Fiscal Agent, notice whereof shall be given to the Holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner.

Payment of the principal of and premium, if any, and interest on this Global Note shall be made in accordance with the customary procedures established from time to time by the Depositary and the Fiscal Agent.  If Notes in definitive registered form are issued in exchange for this Global Note, payment of the principal of such Notes shall be made upon presentation and surrender of such Notes at the office of the Fiscal Agent maintained for that purpose in the Borough of Manhattan, The City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement and any Paying Agency Agreement.  Payment of interest due prior to or at Maturity or on any Redemption Date shall be made by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of the Notes, or, at the option of the Province, otherwise transferring funds to the registered holders of the Notes.

As more fully provided on the reverse hereof, payment of the principal of and premium, if any, and interest on this Global Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts.

Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Fiscal Agent by manual signature, this Global Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Note to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED:                                                                     PROVINCE OF ONTARIO

By:	___________________________________ Authorized Signing Officer
SEAL OF THE MINISTER OF FINANCE

FISCAL AGENT’S CERTIFICATE
OF AUTHENTICATION
This is one of the Notes referred to in the
within-mentioned Fiscal Agency Agreement.

___________________________________________
as Fiscal Agent
By:_______________________________ Authorized Signatory

[REVERSE OF NOTE]

PROVINCE OF ONTARIO
GLOBAL MEDIUM‑TERM NOTE
(Floating Rate)

This is a fully registered Global Note (a “Global Note”) in respect of a duly authorized series of Notes (the “Notes”) of the Province issued and to be issued under a Fiscal Agency Agreement dated as of April 12, 2016 (herein called the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar and principal paying agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent, transfer agent, registrar and principal paying agent under the Fiscal Agency Agreement).  In no event shall this Global Note exceed the equivalent of an aggregate principal amount of US$500,000,000.  This Global Note and all the rights of the Holder hereof are expressly subject to the Fiscal Agency Agreement, to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.  This Global Note and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the Holder by acceptance hereof assents to and is deemed to have notice of.  Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.  This Global Note is one of the series of Notes, unlimited as to aggregate principal amount, of the Province known as its Medium‑Term Notes, the terms of which may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment and otherwise.

This Global Note is issued under the authority of an Order or Orders of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended.  This Global Note shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Payment of the principal of, premium, if any, and interest on this Global Note is a charge on and payable out of the Consolidated Revenue Fund of Ontario.  This Global Note is a direct unsecured obligation of the Province and as among the other Notes, ranks pari passu and is payable without any preference or priority.  This Global Note ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

All determinations made by the Province or its agents shall be at the Province’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Global Note.

If one or more Redemption Date (or ranges of such dates) is specified on the face hereof, this Global Note is subject to redemption upon not less than 30 days’ and not more than 60 days’ prior notice by mail, on any such date (or during any such range) as a whole, or from time to time in part, in increments of US$1,000 (provided that any remaining Principal Amount hereof shall be at least US$2,000), at the election of the Province, at the Redemption Price (as defined below) together with accrued and unpaid interest to the Redemption Date; but any interest payment due on an Interest Payment Date falling on or prior to the Redemption Date shall be payable to the Holder hereof (or one or more predecessor Notes) of record at the close of business on the Record Date pertaining to such Interest Payment Date. If applicable, the “Redemption Price” for any such redemption shall be equal to the Initial Redemption Percentage specified on the face hereof (as adjusted so as to decline at each anniversary of the initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any) multiplied by the portion of the Principal Amount hereof (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the Principal Amount hereof (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.

Notice of redemption having been given as aforesaid, this Global Note (or the portion of the Principal Amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued and unpaid interest to the Redemption Date, and from and after such date (unless the Province shall default in the payment of the Redemption Price and accrued and unpaid interest) shall cease to bear interest.

In the case of any partial redemption at the election of the Province of Notes, the Notes of a particular series to be redeemed shall be selected by the Fiscal Agent not more than 60 days prior to the Redemption Date on a pro rata basis, such that the minimum and integral denominations for such Notes remain satisfied. In the event of any redemption of this Global Note in part only, a new Global Note or Notes of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Notes of this series.

If one or more Optional Repayment Dates (or ranges of such dates) is specified on the face hereof, this Global Note is subject to repayment on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole or from time to time in part, in increments of US$1,000 (provided that any remaining Principal Amount hereof shall be at least US$2,000), at the election of the Holder hereof at the Repayment Price (as defined below) together with accrued and unpaid interest thereon to the Optional Repayment Date, but any interest payment due on an Interest Payment Date falling on or prior to the Optional Repayment Date shall be payable to the Holder hereof of record at the close of business on the Record Date pertaining to such Interest Payment Date. Such election shall be effected by the Holder hereof by delivering to the Province at the corporate trust office of the Fiscal Agent in The City of New York not less than 30 days nor more than 60 days prior to the date on which this Global Note is to be repaid, or during such other notice period specified on the face hereof, a notice requesting such repayment in the form prescribed below and specifying the date upon which this Global Note is to be repaid. Any notice given by the Holder of this Global Note pursuant to this paragraph shall consist of this Global Note with the form entitled “Option to Elect Repayment” set forth at the end of this Global Note duly completed. Exercise of the repayment option by the Holder hereof shall be irrevocable.  Such option may be exercised with respect to less than the Principal Amount hereof, provided that the portion remaining outstanding after such repayment is an authorized denomination which shall not be less than the minimum denomination specified on the face hereof.  Unless otherwise specified on the face hereof, the “Repayment Price” for any such repayment shall be 100% of the unpaid Principal Amount hereof or the portion (or, if this Global Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be repaid, as the case may be.

All payments of, or in respect of, principal of and interest on this Global Note shall be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted.  In that event, the Province (subject to its right of redemption described herein) shall pay to the Holder of this Global Note such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Notes of the amounts which would otherwise have been payable in respect of the Notes in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Notes presented for payment:

(a)
by or on behalf of a Holder who is subject to such taxes, duties, assessments or charges in respect of such Note by reason of the Holder being connected with Canada otherwise than merely by the holder or ownership as a non-resident of Canada of such Note;

(b)
more than 15 days after the Relevant Date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days.  For this purpose, the “Relevant Date” in relation to any Note means whichever is the later of:

(i)	the date on which the payment in respect of such Note becomes due and payable; or
(ii)
if the full amount of the moneys payable on such date in respect of such Note has not been received by the Fiscal Agent on or prior to such date, the date on which notice is duly given to the holders of Notes that such moneys have been so received;

(c)
by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Note to another paying agent in a Member State of the European Union; or

(d)
as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

The Notes may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to Holders of Notes in accordance with Section 18 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after _________1, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.  Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

An “Original Issue Discount Note” is a Note that is issued at a price lower than its principal amount and which provides that upon redemption, repayment or otherwise, an amount less than its principal amount shall become due and payable.  If this Global Note is designated on the face hereof as an Original Issue Discount Note, then, notwithstanding anything to the contrary contained in this Global Note, upon the redemption or repayment of the Stated Maturity of this Global Note there shall be payable, in lieu of the Principal Amount due at the Stated Maturity hereof, an amount equal to the Amortized Face Amount of this Global Note.  The “Amortized Face Amount” shall be the amount equal to: (i) the Issue Price (as defined below) of this Global Note, plus (ii) that portion of the difference between the Issue Price and the Principal Amount of this Global Note that has been amortized at the Stated Yield (as defined below) of this Global Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the Principal Amount of this Global Note.  As used in the previous sentence “Issue Price” means the Principal Amount of this Global Note less the Total Amount of Original Issue Discount of this Global Note specified on the face hereof and the “Stated Yield” of this Global Note means the Yield to Maturity specified on the face hereof (or if not so specified, the Yield to Maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date of this Global Note to the Stated Maturity hereof on the basis of its Issue Price and Principal Amount.

Any provision contained herein with respect to the calculation of the interest rate applicable to this Global Note, its Interest Payment Dates, the determination of the Interest Rate Basis, the specification of one or more Interest Rate Bases, the Maturity Date or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

Commencing with the first Interest Reset Date specified on the face hereof following the Issue Date, the rate at which interest on this Global Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof under “Interest Rate Reset Period”; provided, however, that the interest rate in effect for the period from the Issue Date to the first Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day (as defined below), such Interest Reset Date shall be postponed to the next following day that is a Business Day, except that in the case the Interest Rate Basis is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.  Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Global Note shall be the rate determined in accordance with the provisions of the applicable heading below.

The interest rate applicable to each Interest Rate Reset Period commencing on the Interest Reset Date with respect to such Interest Rate Reset Period shall be the rate determined on the Interest Determination Date specified on the face hereof.  Unless otherwise specified on the face hereof, the “Interest Determination Date” with respect to the CD Rate shall be the second Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate shall be the Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to LIBOR shall be the second London Business Day (as defined below) preceding each Interest Reset Date; the “Interest Determination Date” with respect to the Treasury Rate shall be the day in the week in which the related Interest Reset Date falls on which Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the related Interest Reset Date shall instead be the first Business Day following such auction.  Unless otherwise specified on the face hereof or in an Addendum hereto, if this Global Note bears interest at an interest rate which is determined with reference to two or more Interest Rate Bases, the Interest Determination Date shall be the latest Business Day which is at least two Business Days prior to the Interest Reset Date.  Each Interest Rate Basis shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

Upon the request of the Holder hereof, the calculation agent specified on the face hereof (the “Calculation Agent”) shall provide the interest rate in effect hereon and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect hereto.  Unless otherwise specified on the face hereof, the “Calculation Date” means the date by which the Calculation Agent calculates the interest rate applicable to this Global Note, which in respect of any Interest Determination Date shall be the earlier of: (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next following Business Day; and (ii) the Business Day immediately preceding the applicable Interest Payment Date or date of Maturity, as the case may be; provided, that if the Interest Rate Basis is LIBOR, the Calculation Date shall be the LIBOR Interest Determination Date.  All calculations on this Global Note shall be made by the Calculation Agent or such successor thereto as is duly appointed by the Province.

Determination of CD Rate.  If the Interest Rate Basis for this Global Note is the CD Rate, as indicated on the face hereof, the interest rate payable with respect to this Global Note shall equal the CD Rate determined as specified herein, plus or minus the Spread, if any, specified on the face hereof or multiplied by the Spread Multiplier, if any, specified on the face hereof.  The CD Rate shall be determined on the applicable Interest Determination Date (a “CD Rate Interest Determination Date”), as the rate on such date for negotiable U.S. dollar certificates of deposit having the index maturity specified on the face hereof, as published in H.15(519) (as defined below) under the heading “CDs (secondary market)”.  If such rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit of the index maturity specified on the face hereof, as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market)”.

 If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents appointed by the Province for the purpose of soliciting purchases of the Notes by others from the Province (the “Agents”) or affiliates of the Agents) selected by the Province for negotiable U.S. dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity specified on the face hereof in an amount that is representative for a single transaction in such market at such time; provided, however, that if the dealers so selected by the Province are not quoting as set forth above, the CD Rate determined on such CD Rate Interest Determination Date shall be the CD Rate in effect on such CD Rate Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System and currently available on their website at http://www.federalreserve.gov/releases/h15/Current, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the worldwide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Commercial Paper Rate.  If the Interest Rate Basis for this Global Note is the Commercial Paper Rate, as indicated in the face hereof, the interest rate payable with respect to this Global Note shall equal the Commercial Paper Rate determined as specified herein, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The Commercial Paper Rate shall be determined on the applicable Interest Determination Date (a “Commercial Paper Rate Interest Determination Date”), as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the index maturity specified on the face hereof, as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”.  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the index maturity specified on the face hereof, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper—Nonfinancial”.  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Province, for commercial paper having the index maturity specified on the face hereof, placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Province are not quoting as set forth above, the Commercial Paper Rate determined on such Commercial Paper Rate Interest Determination Date shall be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

“Money Market Yield” shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Payment Period for which interest is being calculated.

Determination of Federal Funds Rate.  If the Interest Rate Basis for this Global Note is the Federal Funds Rate, as indicated on the face hereof, the interest rate payable with respect to this Global Note shall equal the Federal Funds Rate determined as specified herein, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The Federal Funds Rate shall be determined on the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”), and shall be the rate with respect to such date for U.S. dollar federal funds as published in H.15(519) opposite the heading “Federal funds (effective)” and that appears on Reuters 3000 Xtra Service (or any successor thereto) (“Reuters”) on Reuters Page FEDFUNDS1 (or any other page as may replace such page on such service) under the heading “EFFECT” or, if such rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Federal funds (effective)”.  If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of  United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Province, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Province are not quoting as set forth above, the Federal Funds Rate determined on such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Determination of LIBOR.  If the Interest Rate Basis for this Global Note is LIBOR, as indicated on the face hereof, then LIBOR shall be the London interbank offered rate for deposits in U.S. dollars and shall be determined in accordance with the following provisions, in each case plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any:

LIBOR shall be determined on the applicable Interest Determination Date (a “LIBOR Interest Determination Date”) as the rate for deposits in U.S. dollars for a period of the index maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, or if no such rate so appears, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

With respect to a LIBOR Interest Determination Date on which no rate appears on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include the Agents or their affiliates) in the London interbank market, as selected by the Province, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the index maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time.  If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of such quotations.  If fewer than two quotations are so provided,  then LIBOR on such LIBOR Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on such LIBOR Interest Determination Date by three major banks (which may include the Agents or their affiliates) in The City of New York selected by the Province, for loans in U.S. dollars to leading European banks, having the index maturity specified on the face hereof, commencing on the applicable Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Province are not quoting as set forth above, LIBOR determined on such LIBOR Interest Determination Date shall be LIBOR in effect on that LIBOR Interest Determination Date.

“Designated LIBOR Page” means the display on Reuters on page LIBOR01 or LIBOR02, as specified on the face hereof (or any other page as may replace such page on such service), for the purpose of displaying the London interbank rates of major banks (which may include the Agents or their affiliates) for U.S. dollars.

Determination of Prime Rate.  If the Interest Rate Basis for this Global Note is the Prime Rate, as indicated on the face hereof, the interest rate payable with respect to this Global Note shall equal the Prime Rate determined as specified herein, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The Prime Rate shall be determined on the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) and, unless otherwise specified on the face hereof, shall be the rate on such date as such rate is published in H.15(519) opposite the caption “Bank Prime Loan”.  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate shall be the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Bank Prime Loan”.  If such rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Prime Rate shall be the arithmetic mean, as determined by the Calculation Agent, of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks (“Reuters Page USPRIME1”)) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date.  If fewer than four, but more than one, such rates so appear on Reuters Page USPRIME1 for such Prime Rate Interest Determination Date by 3:00 p.m., New York City time on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean, calculated by the Calculation Agent, of the prime rates or base lending rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include the Agents or their affiliates) in The City of New York selected by the Province.  If fewer than two such rates are quoted as aforesaid, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least US$500 million and being subject to supervision or examination by a Federal or state authority, as selected by the Province (which may include the Agents or their affiliates); provided, however, that if the banks or trust companies so selected by the Province are not quoting as set forth above, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

Determination of Treasury Rate.  If the Interest Rate Basis for this Global Note is the Treasury Rate, as indicated on the face hereof, the interest rate payable with respect to this Global Note shall equal the Treasury Rate determined as specified herein, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The Treasury Rate shall be determined on the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”), as the rate applicable to the most recent auction held on the of direct obligations of the United States (“Treasury Bills”) having the index maturity specified on the face hereof, as such rate is displayed under the caption “INVEST RATE” on the display on Reuters on page USAUCTION10 (or any other page as may replace that page on that service) (“USAUCTION10 Page”) or on page USAUCTION11 (or any other page as may replace that page on that service) (“USAUCTION11 Page”) or, if by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the rate for such Treasury Rate Interest Determination Date does not appear on USAUCTION10 Page or USAUCTION11 Page, the rate shall be the Bond Equivalent Yield (as defined below) on such Treasury Rate Interest Determination Date of the rate for Treasury Bills having the index maturity specified on the face hereof, as such rate is published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day, under the caption “U.S. Government securities/Treasury bills/Auction high.”  In the event that such rate is not published in H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the rate shall be the Bond Equivalent Yield on such Treasury Rate Interest Determination Date of the auction rate for Treasury Bills having the index maturity specified on the face hereof as announced by the U.S. Department of the Treasury, or in the event that the auction rate of Treasury Bills having the index maturity specified on the face hereof is not so announced by the U.S. Department of Treasury by 3:00 p.m., New York City time, on such Calculation Date, then the rate shall be the Bond Equivalent Yield on such Treasury Rate Interest Determination Date of the rate for Treasury Bills having the index maturity specified on the face hereof, as such rate is published in H.15(519), under the caption “U.S. Government securities/Treasury bills/Secondary Market.” In the event such rate is not so published in H.15(519), by 3:00 p.m., New York City time, on such Calculation Date, or if no auction is held, then the Treasury Rate shall be the Bond Equivalent Yield on such Treasury Rate Interest Determination Date of the rate for Treasury Bills having the index maturity specified on the face hereof, as such rate is published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government securities/Treasury bills/Secondary Market” or, if not so published by 3:00 p.m., New York City time, on such Calculation Date, then the rate shall be the average of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) in The City of New York selected by the Province, for the issue of Treasury Bills with the remaining maturity closest to the index maturity specified on the face hereof; provided, however, that if the dealers so selected by the Province are not quoting as set forth above, the Treasury Rate determined as of that Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on that Treasury Rate Interest Determination Date.

“Bond Equivalent Yield” shall be the yield (expressed as a percentage) calculated according to the following formula:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the Interest Payment Period for which interest is being calculated.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.  The interest rate on this Global Note shall in no event be higher than the maximum rate permitted by Canadian law.

Any action by the Holder of this Global Note shall bind all future Holders of this Global Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Province or by the Fiscal Agent in pursuance of such action.

  At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

                         Accrued interest hereon shall be an amount calculated by multiplying the Principal Amount as specified on the face hereof by an accrued interest factor.  Such accrued interest factor is computed by adding the interest factor calculated for each day from the Issue Date, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated.  For such calculations, the interest rate in effect on any Interest Reset Date shall be the new interest rate.  The interest factor for each such day is computed by dividing the interest rate applicable to such day by: (i) 360 if the Interest Rate Basis is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, as specified on the face hereof; or (ii) by the actual number of days in the year if the Interest Rate Basis is Treasury Rate, as specified on the face hereof.

For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Note, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.

All percentages resulting from any calculation on this Global Note shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)), and all U.S. dollar amounts used in or resulting from such calculation on this Global Note shall be rounded to the nearest cent (with one half cent being rounded upward).

In the case where an Interest Payment Date, other than an Interest Payment Date on the Maturity Date, falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next following Business Day except that, if the Interest Rate Basis of this Global Note is LIBOR, as specified on the face hereof, and such next following Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.  In the case where the Maturity Date or an Interest Payment Date on the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest, if any, otherwise payable on such day need not be made on such day, but shall be made on the next following Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue for the period from and after such Maturity Date to such next following Business Day.  Unless otherwise specified on the face hereof or in an Addendum hereto, as used herein, “Business Day” means any day, other than a Saturday or Sunday, and other than a day on which banks in The City of New York and The City of Toronto are generally authorized or obligated by law or executive order to close and that, if this Global Note bears interest with reference to LIBOR as an Interest Rate Basis, is also a London Business Day.  As used herein, “London Business Day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in London, England.

The Fiscal Agent has been appointed registrar for the Notes, and the Fiscal Agent shall maintain at its principal office in the Borough of Manhattan, The City and State of New York, a register or registers (the “Register”) for the registration of Notes and the registration of transfers and exchanges of Notes.  Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Note may be transferred at the aforesaid office of the Fiscal Agent by surrendering this Global Note for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange herefor, a new Global Note having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

Upon the occurrence of certain events specified in Section 14 of the Fiscal Agency Agreement resulting in the exchange of this Global Note for Note(s) in definitive registered form, the Holder hereof shall surrender this Global Note to the Fiscal Agent for cancellation whereupon, in accordance with the Fiscal Agency Agreement, the Province shall execute and the Fiscal Agent shall authenticate and deliver Notes of this series of like tenor in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note to the persons in whose name such definitive registered Notes are registered by the Fiscal Agent pursuant to the direction of the Depositary or a nominee thereof.  On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Notes in definitive registered form to the Holders thereof regardless of whether such exchange occurred after the record date for such payment.

If this Global Note is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the Holder in person or by such Holder’s attorney duly authorized in writing.  No service charge shall be imposed for any such transfers and exchanges, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.  The Fiscal Agent shall not be required to register any transfer or exchange of this Global Note during the periods specified in Section 5 of the Fiscal Agency Agreement.  Neither the Province nor the Fiscal Agent shall be required to make any exchange of this Global Note if as a result thereof the Province may incur adverse tax or similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

The Province, the Fiscal Agent and any Paying Agent may treat the holder in whose name this Global Note is registered as the absolute owner hereof for all purposes, whether or not this Global Note is overdue, and none of the Province, the Fiscal Agent or any such Paying Agent shall be affected by notice to the contrary.  All payments to or on the order of the Holder of this Global Note are valid and effectual to discharge the liability of the Province and the Fiscal Agent and any Paying Agent hereon to the extent of the sum or sums paid.

The Province’s obligation to pay an amount of interest on the Notes shall cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Notes shall cease if the Notes are not presented for payment within two years after the date on which such principal becomes due and payable.

No provision of this Global Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Global Note at the time, place, and rate, and in the coin or currency, herein prescribed.

The Fiscal Agency Agreement and the Notes may be amended by the Province on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of the Holder of any Note, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province will not adversely affect the interests of the beneficial owners of Notes.

1 Date of the applicable Pricing Supplement.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Province to repay this Global Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, ______________ at ______________________________.
(Please print or type name and address of the undersigned)

For this option to elect repayment to be effective, the Fiscal Agent must receive at its corporate trust office in The City of New York, or at such other place or places of which the Province shall from time to time notify the registered holder of this Global Note, not more than 60 days nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Global Note, this Global Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Global Note is to be repaid, specify the portion hereof, which shall be in increments of US$1,000 which the registered holder elects to have repaid:  ___________________.

If less than the entire principal amount of this Global Note is to be repaid, specify the denomination or denominations, which shall be US$2,000 or an integral multiple of US$1,000 in excess of US$2,000, of the Global Note(s) to be issued to the registered holder for the portion of this Global Note not being repaid (in the absence of any such specification, one such Global Note will be issued for the portion not being repaid):  _____________________.

Date  _________________

                                                                                                                                          ___________________________________________
                                                                                                                                          NOTICE: The signature on this Option to Elect Repayment
                                                                                                                                          must correspond with the name as written upon the face of
                                                                                                                                          this Global Note in every particular, without alteration or enlargement or any change whatever.

OPINION OF LEGAL COUNSEL

Ministry of the                                   Ministère du
Attorney General                              Procureur général
Legal Services Branch                             Direction des services juridiques
Ministry of Finance                                  Ministère des Finances
777 Bay Street                                        777 rue Bay
11th  Floor                                               11e étage
Toronto ON M5G 2C8                           Toronto ON M5G 2C8

Telephone: (416-212-4538                         Téléphone: (416-212-4538
Facsimile:   (416) 325-1460                        Télécopieur: (416) 325-1460
Patrick.Rundans@ontario.ca

April 12, 2016

The Honourable Charles Sousa
Minister of Finance
7 Queen's Park Crescent East
7th Floor, Frost Building South
Toronto, Ontario
M7A 1Y7

Dear Minister:

Subject: Province of Ontario U.S. Medium Term Note Program – Canadian $1,250,650,000
______________________________________________________________________________

I am counsel to the Province of Ontario (“Province”) in connection with the Province’s United States Dollar Medium-Term Notes Program (“Program”) for the issue and sale from time to time of notes (“Notes”) up to an aggregate principal amount of Canadian $1,250,650,000 (or its equivalent in U.S. dollars, as determined in accordance with section 26 of the Financial Administration Act (Ontario) (“Authorized Amount”), by the Province pursuant to a distribution agreement dated as of April 12, 2016, (“Distribution Agreement”), between the Province and the Agents named therein.

The Notes are to be issued in accordance with the terms of a fiscal agency agreement dated April 12, 2016 (“Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar and principal paying agent.

            I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

(a)	the Fiscal Agency Agreement, including the forms of fixed and floating rate Global Notes appended thereto;

(b)
a certified copy of the Order of the Lieutenant Governor in Council of the Province of Ontario numbered O.C. 1549/2010 made on November 17, 2010 made pursuant to the Financial Administration Act (Ontario) and the Ontario Loan Act, 2010 and Order in Council 1334/2012 made on August 29, 2012 made pursuant to the Financial Administration Act (Ontario) and the Ontario Loan Act, 2012 (“Orders in Council”) authorizing the issue and sale of the Notes;

            I have also examined such certificates of public officials and such other certificates, documents and records and such matters of law as I have considered necessary as a basis for or relevant to the opinions hereinafter expressed.

For the purposes of this opinion, I have assumed, with regard to all documents examined by me, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, telecopies or photostatic copies.  I have also assumed, for the purposes of the opinions expressed in paragraphs 1 and 2 below, the due execution and delivery of all agreements by the parties thereto, other than the Province.

This opinion is based upon legislation as in effect on the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.  I have assumed that insofar as any obligation is to be performed in any jurisdiction outside the Province of Ontario, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction.

            The opinions given below are subject to the following limitations and qualifications:

(A)	the availability of equitable remedies is in the discretion of a court of competent jurisdiction (subject to further qualifications below);

(B)	pursuant to the Currency Act (Canada) a judgment by a court of the Province of Ontario must be awarded in Canadian currency and such judgment may be based on a rate of exchange in existence on a day other than the day of payment;

(C)	a court of the Province of Ontario may not against Her Majesty the Queen in right of Ontario:

(i)	grant an injunction or make an order for specific performance,

(ii)	make an order for recovery or delivery of real or personal property, or

(iii)	issue execution or attachment or process in the nature thereof, other than garnishment in certain limited circumstances.

Subject to the foregoing, I am of the opinion that:

(1)
The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order in Council and constitutes a legal, valid and binding agreement of the Province.

(2)
The Notes, upon due execution on behalf of the Province in accordance with the laws of the Province of Ontario and the Order in Council, upon due authentication in accordance with the provisions of the Fiscal Agency Agreement and delivery thereof and payment therefor in accordance with the provisions of the Distribution Agreement, will be duly authorized and will constitute legal, valid and binding obligations of the Province.

(3)
The payment of principal of and interest on the Notes will be a charge on and payable out of the Consolidated Revenue Fund of the Province of Ontario (as defined in the Financial Administration Act (Ontario)).

 I consent to the inclusion of this opinion in a Form 18-K/A amendment to the Province's annual report on Form 18-K for the year ended March 31, 2015, which annual report is incorporated by reference into Registration Statement  No. 333-209852 filed with the Securities and Exchange Commission of the United States of America.

                                                                                     Yours truly,

                                                                                      /s/   Patrick Rundans
                                                                                             Patrick Rundans
Legal Counsel
Legal Services Branch
Ministry of Finance

SCHEDULE OF EXPENSES

SCHEDULE OF EXPENSES

The amount or estimated amount, itemized in reasonable detail, of expenses incurred or borne by or for the account of the Province of Ontario (the "Issuer") in connection with the issuance and sale of its Medium-Term Notes Due Nine Months or More from Date of Issue, or properly chargeable thereto.

Printing and engraving fees and expenses	US$	12,800.00
Legal fees and expenses		75,000.00
Fiscal agent, transfer agent, registrar, principal paying agent, calculation agent and DTC custodian fees and expenses		10,100.00
	US$	97,900.00